AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1999


                         REGISTRATION NO. 333-78447

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                             AMENDMENT NO. 2 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

CENDANT CORPORATION                DELAWARE                06-0918165
CENDANT CAPITAL II                 DELAWARE                22-3565321
CENDANT CAPITAL III                DELAWARE                22-3565321
CENDANT CAPITAL IV                 DELAWARE                30-90790
CENDANT CAPITAL V                  DELAWARE                30-91188

(exact name of the         (State or other Jurisdiction of  (I.R.S. Employer
registrants as specified    Incorporation or Organization)  Identification No.)
in their respective
charters)
                             9 WEST 57TH STREET
                             NEW YORK, NY 10019
                    (212) 413-1800, Fax: (212) 413-1922


            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           JAMES E. BUCKMAN, ESQ.
                               VICE CHAIRMAN
                            AND GENERAL COUNSEL
                            CENDANT CORPORATION
                             9 WEST 57TH STREET
                             NEW YORK, NY 10019
                    (212) 413-1800, Fax: (212) 413-1923


  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 COPIES TO:

          VINCENT J. PISANO, ESQ.                       ERIC J. BOCK, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP              VICE PRESIDENT-LEGAL
             919 THIRD AVENUE                          CENDANT CORPORATION
            NEW YORK, NY 10022                          9 WEST 57TH STREET
              (212) 735-3000                            NEW YORK, NY 10019
            FAX: (212) 735-2000                           (212) 413-1800
                                                        FAX: (212) 413-1922



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended please check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

        If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ]



CALCULATION OF REGISTRATION FEE
-------------------------------
      TITLE OF SECURITIES         AMOUNT TO BE       PROPOSED         PROPOSED         AMOUNT OF
        TO BE REGISTERED           REGISTERED         MAXIMUM          MAXIMUM       REGISTRATION
                                                  OFFERING PRICE      AGGREGATE           FEE
                                                        PER       OFFERING PRICE(1)
                                                    SECURITY(1)

Debentures(2)

Common Stock, $.01 par value(3)

Additional Income PRIDES(4)

New Income PRIDES(4)

Additional Growth PRIDES(5)

New Growth PRIDES(5)

Trust Preferred Securities of Cendant
Capital II(6)

Guarantees and Backup Under-
takings of  Cendant Corporation
in connection with Preferred
Securities of Cendant Capital
II(7)
Total                                                 100%(9)     $      (3)(4)       $343,338(8)

------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).


(2) Subject to note (8) below, there are being registered hereunder an indeterminate principal amount of Debentures which will be issued and sold by the Company to the Trusts, which may later be distributed to the holders of Trust Preferred Securities upon a dissolution of any Trust and a distribution of the assets thereof.


(3) Subject to note (8) below, there are being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon settlement of the Purchase Contracts that are components of the additional Income PRIDES, new Income PRIDES, additional Growth PRIDES and new Growth PRIDES registered hereunder.

(4) Subject to note (8) below, there are being registered hereunder an indeterminate number of additional Income PRIDES and new Income PRIDES.

(5) Subject to note (8) below, there are being registered hereunder an indeterminate number of additional Growth PRIDES and new Growth PRIDES.

(6) Subject to note (8) below, there are being registered hereunder an indeterminate amount of Trust Preferred Securities.


(7) Includes the rights of holders of the Trust Preferred Securities under the Guarantees and back-up undertakings, consisting of obligations by the Company to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of, the Trusts, as set forth in the applicable Amended and Restated Declaration of Trust, the applicable Indenture and the applicable Supplemental Indenture thereto and as further described in the Registration Statement. No separate consideration will be received for the Guarantees or any back-up undertakings.


(8)     Previously paid.

(9) The registration fee is based on the consideration to be paid for the new FELINE PRIDES and the additional FELINE PRIDES. The consideration per additional FELINE PRIDES, for purposes of calculating the registration fee, is equal to the theoretical value of the current FELINE PRIDES, which as of the close of business on May 10, 1999, was $29.65. The consideration per new FELINE PRIDES is equal to the market price of $31.25 of the current FELINE PRIDES plus $17.57. The market price of a current FELINE PRIDES has been estimated solely for the purpose of calculating registration fees pursuant to Rule 457(c) based on the average high and low of the registrants' Income PRIDES on May 10, 1999 as reported on the composite tape of the NYSE.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


[FlAG]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
----------
                            NEW FELINE PRIDESSM
                    4,000,000 ADDITIONAL FELINE PRIDESSM
                            CENDANT CORPORATION

             TRUST ORIGINATED PREFERRED SECURITIES (TOPRS(SM))
                             CENDANT CAPITAL II
                            CENDANT CAPITAL III
                             CENDANT CAPITAL IV
                             CENDANT CAPITAL V

           (LIQUIDATION AMOUNT $50 PER TRUST PREFERRED SECURITY)
                  FULLY AND UNCONDITIONALLY GUARANTEED TO
                 THE EXTENT PROVIDED IN THIS PROSPECTUS BY
                            CENDANT CORPORATION

        This is an offering of new FELINE PRIDESSM and 4,000,000 additional FELINE PRIDES by Cendant Corporation. The new FELINE PRIDES consist of units referred to as new Income PRIDES and new Growth PRIDES. The additional FELINE PRIDES consist of units referred to as additional Income PRIDES and additional Growth PRIDES.


        This offering is made under a stipulation of settlement agreement we have entered, the material terms of which are described in this prospectus. The additional FELINE PRIDES may be used to exercise rights issued in connection with the settlement.

        References made in this prospectus to FELINE PRIDES refer to new FELINE PRIDES and additional FELINE PRIDES. References made in this prospectus to Income PRIDES refer to new Income PRIDES and additional Income PRIDES. References made in this prospectus to Growth PRIDES refer to new Growth PRIDES and additional Growth PRIDES.

        INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12.


        The additional Income PRIDES and the additional Growth PRIDES will be listed on the NYSE under the symbols "CDPrI" and "CDPrG," respectively, the same symbols as for the current Income PRIDES and the current Growth PRIDES. We have applied to list the new Income PRIDES and the new Growth PRIDES on the NYSE under the symbols "CDPrX" and "CDPrY" respectively, subject to official notice of issuance and satisfaction of the NYSE minimum distribution requirements.

        The new Income PRIDES and the new Growth PRIDES will be issued by us only upon exercise of rights, described in this prospectus, that have been issued in accordance with the settlement agreement. The offering price of the additional FELINE PRIDES will be determined in accordance with a formula described in this prospectus and will be included in a prospectus supplement when it is determined. Any person who receives this prospectus may provide to Merrill Lynch & Co., as information agent, at , an indication of his or her interest in purchasing additional FELINE PRIDES.


        The additional FELINE PRIDES may be sold directly by us, through agents that we designate from time to time, or through underwriters or dealers, although, as required by the settlement, they are being offered initially to persons who received rights as part of the initial distribution of rights and to other rights holders and will be offered to others only if available. Any additional FELINE PRIDES purchased by holders of rights must be immediately converted into new FELINE PRIDES. If any agents or underwriters are involved in the sales of additional FELINE PRIDES, the names of the agents or underwriters and any applicable fees, commissions or discounts will be set forth in a prospectus supplement.

        Neither the SEC, nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                   The date of this prospectus is           , 1999.


-------------------
SM Service Mark of Merrill Lynch & Co., Inc.



                             TABLE OF CONTENTS


                                                                          Page
THE OFFERING - Q&A...........................................................1
RISK FACTORS................................................................12
THE COMPANY.................................................................20
THE TRUSTS..................................................................23
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................................24
ACCOUNTING TREATMENT........................................................25
USE OF PROCEEDS.............................................................25
EXECUTION OF THE LITIGATION SETTLEMENT......................................26
DESCRIPTION OF THE FELINE PRIDES............................................31
DESCRIPTION OF THE PURCHASE CONTRACTS.......................................38
PROVISIONS OF THE CONTRACT PURCHASE
  AGREEMENT AND THE PLEDGE AGREEMENT........................................49
DESCRIPTION OF THE TRUST PREFERRED SECURITIES...............................52
DESCRIPTION OF THE GUARANTEE................................................65
DESCRIPTION OF THE DEBENTURES...............................................68
EFFECT OF OBLIGATIONS UNDER THE
  DEBENTURES AND THE GUARANTEE..............................................76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................77
PLAN OF DISTRIBUTION........................................................85
LEGAL OPINIONS..............................................................85
EXPERTS.....................................................................86
FORWARD-LOOKING STATEMENTS..................................................86
WHERE YOU CAN FIND MORE INFORMATION.........................................87




                             THE OFFERING - Q&A
WHAT ARE FELINE PRIDES?

  FELINE PRIDES consist of Income PRIDES and Growth PRIDES.

  Income PRIDES contain two components:

(1) A purchase contract under which the investor agrees to purchase shares of our common stock, $0.01 par value per share, on February 16, 2001. The purchase contract also includes unsecured contract adjustment payments of 1.05% of $50 per year paid quarterly.

(2) A trust preferred security under which the investor will be paid 6.45% of $50 per year through and including February 15, 2001 and at the reset rate after that date, but which will be pledged to us to secure the investor obligations under the purchase contract. On February 16, 2001 the investor will have two options:

  o Pay cash to settle the purchase contract for $50 and release the pledged trust preferred securities, whose rate will have been reset at that time, or

  o Pay cash to settle the purchase contract by allowing the trust preferred securities to be sold on its behalf in a remarketing process.

  Growth PRIDES contain two components:

(1) A purchase contract under which the investor agrees to purchase shares of our common stock, $0.01 par value per share, on February 16, 2001. The purchase contract also includes unsecured contract adjustment payments of 1.3% of $50 per year paid quarterly.

(2) A zero-coupon treasury security which is a 1/20th undivided beneficial interest in a zero-coupon U.S. treasury security (CUSIP No. 912833 CD
    0) with a principal amount at maturity equal to $1,000 and maturing on February 15, 2001. The zero-coupon treasury security will be pledged to us to secure the investor's obligations under the purchase contract.

WHAT ARE CURRENT FELINE PRIDES?

  The current FELINE PRIDES were issued under a prospectus and prospectus supplement, dated February 23, 1998, and February 24, 1998, respectively. The current FELINE PRIDES have been trading on the NYSE since February 25, 1998. Current FELINE PRIDES consist of current Income PRIDES, NYSE symbol "CDPrI," and current Growth PRIDES, NYSE symbol "CDPrG."


WHAT IS THE DIFFERENCE BETWEEN CURRENT FELINE PRIDES AND ADDITIONAL FELINE PRIDES AND NEW FELINE PRIDES?


  The additional FELINE PRIDES have the same terms as the current FELINE PRIDES. Holders of rights will be given priority in purchasing additional
PRIDES, which we have agreed will be sold by us no later than      1999. Since
the additional FELINE PRIDES will be offered at a price determined by a formula, which is expected to be below the market price of the securities today, we expect that all of them will be purchased by holders of rights and used to exercise the rights.

  Each new FELINE PRIDES, which will be issued only upon the exercise of rights, will have the same terms as each current FELINE PRIDES except with respect to the settlement rate and anti-dilution provisions for each purchase contract. The settlement rate for each purchase contract relating
to a new FELINE PRIDES will be          shares of Cendant Common Stock, while
the settlement rate for the current FELINE PRIDES is between 1.0395 and
1.3514 shares of Cendant Common Stock, depending on the average of our closing stock prices on each of the 20 consecutive trading days ending on the third trading day preceding February 16, 2001. The anti-dilution provisions of each purchase contract relating to a new FELINE PRIDES will be identical to those attaching to the current FELINE PRIDES, except in the event that prior to , 1999, we issue or agree to issue more than one million shares of common stock or any other security conferring the right to our common stock, other than for cash at fair value or as consideration for an acquisition of a business or business assets, and that agreement causes a decline in the market value for the common stock, in which case, the settlement rate for the new FELINE PRIDES may be subject to greater adjustment.


WHAT ARE THE RIGHTS?


  Under the settlement, we will issue up to rights. The stated value of each right will be approximately $11.71. The rights will be distributed, initially, to class members who held current FELINE PRIDES at the close of business on April 15, 1998, in exchange for the release of any claims arising from the purchase of FELINE PRIDES on or before April 15, 1998. You may use the rights to exchange current FELINE PRIDES or additional FELINE PRIDES for new FELINE PRIDES. If you exchange three rights together with two current Income PRIDES or two additional Income PRIDES, you will receive two new Income PRIDES. If you exchange three rights together with two current Growth PRIDES or two additional Growth PRIDES, you will receive two new Growth PRIDES.


WILL THE RIGHTS BE LISTED ON AN EXCHANGE?

  We have applied to list the rights on the NYSE under the symbol subject to official notice of issuance and satisfaction of the NYSE minimum distribution requirements and, if listed, the rights will trade on the NYSE until February 14, 2001.

WILL THE RIGHTS BE DTC ELIGIBLE?

  The rights will be issued only in physical certificated form until the date that we announce that the rights are DTC eligible.


HOW DO I EXERCISE THE RIGHTS?


  In order to exercise the rights, no later than February 14, 2001, you must deliver the rights to Bank One Trust Company, N.A., as rights agent, with the notice of exercise on the reverse side filled in completely, together with the appropriate number of current FELINE PRIDES or additional FELINE PRIDES being used to exercise the rights. Since the FELINE PRIDES are book entry only, they must be delivered to the Rights Agent by February 14, 2001. The address of the Rights Agent is 1 Bank One Plaza, Suite IL1-0126, Chicago, IL 60670-0126. If the new FELINE PRIDES are to be issued to a person other than the person in whose name the current FELINE PRIDES are held, the person exercising rights must also submit to the rights agent payment of any applicable transfer taxes.


  We will issue two new Income PRIDES to any person who, prior to the close of business on February 14, 2001, delivers to us three rights together with two current Income PRIDES, or two additional Income PRIDES. We will issue two new Growth PRIDES to any person who, prior to the close of business on February 14, 2001, delivers to us three rights together with two current Growth PRIDES, or two additional Growth PRIDES.


AM I ENTITLED TO EXCHANGE CURRENT FELINE PRIDES OR ADDITIONAL FELINE PRIDES FOR NEW FELINE PRIDES?


  Any person holding three rights and two current FELINE PRIDES or two additional FELINE PRIDES is entitled to exchange for two new FELINE PRIDES. The rights will originally be issued only to persons who owned FELINE PRIDES at the close of business on April 15, 1998 who do not exclude themselves from the settlement and who file a timely proof of claim. However, the rights will be freely tradeable on the NYSE until February 14, 2001, enabling any person to purchase them and execute the exchange.

WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF INCOME PRIDES?

  Holders of Income PRIDES will be entitled to receive total cash distributions at a rate of 7.50% of $50 per year, payable quarterly in arrears. These cash distributions will consist of cumulative cash distributions on the related trust preferred securities or on the treasury portfolio, as applicable, payable at the rate of 6.45% of $50 per year through and including February 15, 2001, and contract adjustment payments payable by us at the rate of 1.05% of $50 per year, subject, in the case of both the distributions on the trust preferred securities and of the contract adjustment payments, to our right to defer the payment of these amounts.

WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF GROWTH PRIDES?

  Holders of Growth PRIDES will be entitled to receive quarterly cash distributions of contract adjustment payments payable by us at the rate of 1.3% of $50 per year, subject to our rights of deferral. In addition, original issue discount ("OID") will accrue on each related treasury security.

WHAT CONTRACT ADJUSTMENT PAYMENTS AM I ENTITLED TO?

  Contract adjustment payments will be fixed at a rate per year of 1.05% of $50 per purchase contract in the case of Income PRIDES, and 1.3% of $50 per purchase contract in the case of Growth PRIDES.

DO WE HAVE THE OPTION TO DEFER CURRENT PAYMENTS?

  We have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of our debentures, due February 16, 2003 and initially bearing interest at 6.45% per year, to defer the interest payments due on the debentures (each, an "extension period"). As a consequence of the deferral, the corresponding quarterly distributions to holders of trust preferred securities and Income PRIDES would be deferred. During any period of deferral, these distributions would continue to accrue, compounded quarterly, at the rate of 6.45% per year through and including February 15, 2001, and at the reset rate thereafter. We also have the right to defer the payment of contract adjustment payments on the related purchase contracts until no later than February 16, 2001. However, any deferred contract adjustment payments would continue to accrue at the rate of 7.5% per year until paid, compounded quarterly.

WHAT ARE THE PAYMENT DATES FOR THE SECURITIES?

  The current payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, a "payment date"), commencing to holders of record on the business day preceding the payment dates. With respect to contract adjustment payments, the payments will be payable through and including the earlier of February 16, 2001 or the most recent quarterly date on or before any early settlement of the related purchase contracts. In the case of trust preferred securities that are components of Income PRIDES, the payments will be payable through and including the most recent quarterly date on or before the earlier of February 16, 2001 and the date the liquidation amounts of the trust preferred securities together with all accumulated and unpaid distributions are paid in full. All of these payments are subject to the deferral provisions described below.

WHAT IS THE SETTLEMENT RATE?

  The settlement rate is the number of newly issued shares of common stock we are obligated to sell and you are obligated to buy upon settlement of a purchase contract on February 16, 2001.

  The settlement rate for each purchase contract related to additional FELINE PRIDES, subject to adjustment under certain circumstances, will be identical to the settlement rate for each purchase contract related to the current FELINE PRIDES. The settlement rate will be as follows:

   (a) If the applicable market value is equal to or greater than $48.10, the settlement rate will be 1.0395 shares of our common stock per purchase contract.

   (b) If the applicable market value is less than $48.10 but greater than $37, the settlement rate will be equal to $50 divided by the applicable market value.

   (c) If the applicable market value is less than or equal to $37, the settlement rate, which is equal to $50 divided by $37, will be
        1.3514 shares of our common stock per purchase contract.

  Unlike the settlement rate for the additional FELINE PRIDES and current FELINE PRIDES, which depends on the applicable market value, the settlement rate of the new FELINE PRIDES is . At the settlement date of each purchase contract relating to a new FELINE PRIDES, we will issue a holder of new FELINE PRIDES shares of common stock per each purchase contract relating to a new FELINE PRIDES, regardless of the market price of the shares.

WHAT IS REMARKETING?


  The trust preferred securities of Income PRIDES holders who have failed to notify Bank One Trust Company, N.A., as agent of the holders of the FELINE PRIDES in its capacity as the purchase contract agent, on or prior to the fifth business day before February 16, 2001 of their intention to pay cash to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding February 16, 2001.


   The remarketing agent will use its reasonable efforts to remarket those trust preferred securities (bearing the reset rate) on that date for settlement on February 16, 2001. The remarketing agent will use its best efforts to obtain a price of approximately 100.5% of the aggregate stated liquidation amount of those trust preferred securities, plus any related accrued and unpaid distributions, including deferred distributions.

  The portion of the proceeds from the remarketing equal to the total stated liquidation amount of those trust preferred securities will be automatically applied to satisfy in full those Income PRIDES holders' obligations to purchase our common stock under the related purchase contracts. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed trust preferred securities from any amount of those proceeds in excess of the aggregate stated liquidation amount of the remarketed trust preferred securities plus any accrued and unpaid distributions, including any deferred distributions. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of that holder.

WHAT HAPPENS IF THE REMARKETING AGENT DOES NOT SELL THE TRUST PREFERRED SECURITIES?

  We will exercise our rights as a secured party to dispose of the trust preferred securities in accordance with applicable law and to satisfy in full, from the proceeds of that disposition, your obligation to purchase common stock under the related purchase contracts if

o the remarketing agent cannot remarket the related trust preferred securities, other than to us, of your Income PRIDES at a price not less than 100% of the total stated liquidation amount of those trust preferred securities plus accrued and unpaid distributions, including deferred distributions, if any, or

o if the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled.

IF I AM NOT A PARTY TO A PURCHASE CONTRACT, MAY I STILL PARTICIPATE IN A REMARKETING OF MY TRUST PREFERRED SECURITIES?

  Holders of trust preferred securities that are not components of Income PRIDES may elect, in the manner described below, to have their trust preferred securities remarketed by the remarketing agent.

BESIDES PARTICIPATING IN A REMARKETING, HOW ELSE WILL MY OBLIGATIONS UNDER THE PURCHASE CONTRACTS BE SATISFIED?

o through the early delivery of cash to the purchase contract agent in the manner described below ("early settlement")

o in the case of Income PRIDES, by settling the related purchase contracts with separate cash on the third business day prior to February 16, 2001 with prior notification to the purchase contract agent

o  upon the termination of purchase contracts.

WHAT ARE THE TRUST PREFERRED SECURITIES?

  The trust preferred securities represent undivided beneficial ownership interests in the assets of the trust.

WHAT DISTRIBUTIONS WILL I RECEIVE ON THE TRUST PREFERRED SECURITIES?

  Distributions on the trust preferred securities that are components of Income PRIDES will constitute a portion of the distributions on the Income PRIDES. Distributions will be payable initially at the annual rate of 6.45% of the liquidation amount of $50 per trust preferred security to, but excluding, February 16, 2001. If any trust preferred securities remain outstanding on and after February 16, 2001, the distributions on these trust preferred securities will be at the reset rate from February 16, 2001 to, but excluding, February 16, 2003.

WHEN WILL I RECEIVE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES?

  Distributions will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing , to holders of record on the business day preceding each date.

WHAT IS THE RESET RATE?

  The reset rate is the interest rate on the debentures, and therefore the distribution rate on the trust preferred securities, following February 16, 2001. Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as the reset agent will determine the reset rate that the trust preferred securities should bear in order for a trust preferred security to have an approximate market value of 100.5% of $50 on the third business day immediately preceding February 16, 2001, except that we may limit the reset rate to be no higher than the rate on the two-year benchmark treasury plus 200 basis points (2%).

WHEN WILL THE INTEREST RATE ON THE DEBENTURES BE RESET?

  Unless a tax event redemption has occurred, the interest rate on the debentures will be reset on the third business day immediately preceding February 16, 2001. The debentures, and, thus, the trust securities, which include the trust preferred securities and the common securities representing undivided beneficial interests in the assets of the trust, are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances described to constitute a tax event.

WHAT ARE THE DEBENTURES?

  The debentures will be our senior unsecured obligations and will rank on a parity with all of our senior unsecured obligations.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE INCOME PRIDES, GROWTH PRIDES AND TRUST PREFERRED SECURITIES?

  The purchase of additional FELINE PRIDES and automatic exchange of those additional FELINE PRIDES and rights for new FELINE PRIDES should be treated as a purchase of new FELINE PRIDES in exchange for cash and rights. Investors, if any, that purchase additional FELINE PRIDES and continue to hold the additional FELINE PRIDES may be considered to have received consideration to assume the obligations under the related purchase contract and to have paid that amount, in addition to the purchase price, for the related trust preferred securities or treasury securities, but those investors should consult their tax advisors concerning the tax consequences associated with the acquisition of the additional FELINE PRIDES. The exchange of current FELINE PRIDES or additional FELINE PRIDES and rights for new FELINE PRIDES (other than the required delivery of additional FELINE PRIDES and rights immediately following the purchase of additional FELINE PRIDES pursuant to this offering) should be treated as a taxable exchange of both the rights and the purchase contracts related to those current FELINE PRIDES or additional FELINE PRIDES.


  The debentures may be issued with OID, in which case a beneficial owner of Income PRIDES or trust preferred securities will be required to include gross income its proportionate share of such OID on a constant yield to maturity basis. In addition, a beneficial owner of Income PRIDES and trust preferred securities will include in gross income its proportionate share of the stated interest on the debentures when that interest income is paid or accrued in accordance with the beneficial owner's regular method of tax accounting. We intend to report the contract adjustment payments as income to holders of FELINE PRIDES, but holders should consult their tax advisors concerning the possibility that the contract adjustment payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income any OID with respect to the treasury securities as it accrues on a constant yield to maturity basis. If a tax event redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the treasury portfolio as it accrues on a constant yield to maturity basis.


HOW DO I BUY ADDITIONAL PRIDES?


  Any person who receives this prospectus may provide to Merrill Lynch & Co., as information agent, at , an indication of his or her interest in purchasing additional FELINE PRIDES. Indications of interest do not constitute a commitment to purchase any securities. No later than , 1999, we will instruct Merrill Lynch, as calculation agent, to determine the offering price of the additional PRIDES in accordance with the formula described in this prospectus. If this formula were used with the closing price of the common stock as of , 1999, the offering price for the additional Income PRIDES would be $ and the offering price for the additional Growth PRIDES would be $ , while the closing prices of the Income PRIDES and the Growth PRIDES on the New York Stock Exchange on that date were $ and $ , respectively.


  After the offering price is determined, we will issue a press release and file a prospectus supplement and will contact those persons who have given indications of interest. In filling orders, we will give priority to persons as follows :

  (1) Holders of rights who received them as part of the original distribution.

  (2) Any other holder of rights.

  (3) The public.

  In order to purchase additional PRIDES, holders of rights must submit their rights for exercise and their preferential allocation will be limited to the number of Income PRIDES or Growth PRIDES necessary to exercise all such rights. In addition, in making allocations, we may make adjustments so as to satisfy the NYSE listing criteria for the listing of the new FELINE PRIDES.


  We will allow persons belonging to the first two groups to purchase up to two additional FELINE PRIDES for each right held by that person. However, the purchase of the additional FELINE PRIDES by persons belonging to the first two groups is subject to their consenting to immediately exchanging the additional FELINE PRIDES and rights for new FELINE PRIDES. Allocation will be limited to the number of Income PRIDES or Growth PRIDES necessary to exercise all these Rights. If we sell all the additional FELINE PRIDES to one group, we will not sell any additional FELINE PRIDES to a group of a lesser priority. If the first two groups oversubscribe we will issue the additional FELINE PRIDES proportionately among the subscribers. In addition, in making allocations, we may make adjustments so as to attempt to satisfy the NYSE listing criteria for the listing of the new FELINE PRIDES, including the requirement that there be at least 400 holders having, in the aggregate, one million or more new FELINE PRIDES with a market value of at least four million U.S. dollars.


  We will not sell any additional FELINE PRIDES to the public unless members of the first two groups as a whole acquire at least $100,000,000 face amount of additional FELINE PRIDES.

  We will not sell you any additional Growth PRIDES unless (1) you received rights as part of the original distribution and you were a beneficial owner of Growth PRIDES on April 15, 1998, or (2) we otherwise elect to issue additional Growth PRIDES.



                            EXPLANATORY DIAGRAMS

  The following diagrams demonstrate some of the key features of the purchase contracts, the new Income PRIDES, the additional Income PRIDES, the new Growth PRIDES, the additional Growth PRIDES, the 6.45% trust preferred securities, the transformation of Income PRIDES into Growth PRIDES and trust preferred securities and the transformation of rights and current FELINE PRIDES or additional FELINE PRIDES into new FELINE PRIDES.

FELINE PRIDES PURCHASE CONTRACT

  o Income PRIDES and Growth PRIDES both include a purchase contract under which the investor agrees to purchase shares of our common stock, $0.01 par value per share, on February 16, 2001. In addition, the purchase contracts include unsecured contract adjustment payments shown in the diagrams on the following pages.

[GRAPHIC OMITTED]


-------------------
(1) For each of the percentage categories shown, the percentage of shares to be delivered at maturity to an investor in additional Income PRIDES or additional Growth PRIDES is determined by dividing the related number of shares to be delivered, as indicated in the footnote for each category, by an amount equal to $50 divided by $37.

(2) The number of shares to be delivered will be calculated by dividing $50 by $37.

(3) The number of shares to be delivered will be calculated by dividing $50 by the applicable market value.(6)

(4) The number of shares to be delivered will be calculated by dividing $50 by $48.10.

(5) The reported sales price of the common stock listed on the NYSE for February 24, 1998.

(6) The applicable market value means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding February 16, 2001.



[GRAPHIC OMITTED]























INCOME PRIDES

    o   Income PRIDES consist of two components as described below:

[GRAPHIC OMITTED]



    o The investor owns the trust preferred security but will pledge it to us to secure its obligations under the purchase contract.






GROWTH PRIDES

    o   Growth PRIDES consist of two components as described below:

[GRAPHIC OMITTED]



    o The investor owns the zero-coupon treasury security but will pledge it to us to secure its obligations under the purchase contract. A "treasury security" is defined as a 1/20th undivided beneficial interest in a zero- coupon U.S. treasury security (CUSIP No. 912833 CD 0) with a principal amount at maturity equal to $1,000 and maturing on February 15, 2001.

TRUST PREFERRED SECURITIES

    o   Trust preferred securities have the terms described below:
[GRAPHIC OMITTED]





    o The holder of trust preferred securities that are components of Income PRIDES has an option on February 16, 2001 to either:

        o Pay cash to settle the purchase contract for $50 and release the pledged trust preferred securities whose rates have been reset on February 16, 2001, or

        o Pay cash to settle the purchase contracts by allowing the trust preferred securities to be included in the remarketing process.

    o The holder of trust preferred securities that are separate and not components of Income PRIDES has the option on February 16, 2001 to either:

        o Continue to hold the trust preferred securities whose rate has been reset on February 16, 2001, or

        o Deliver the trust preferred securities to the Chase Manhattan Bank, in its capacity as our custodial agent, to be included in the remarketing process.

 TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND TRUST PREFERRED SECURITIES

    o To create a Growth PRIDES, the investor separates an Income PRIDES into its components-the purchase contract and the trust preferred security-and then combines the purchase contract with a specific zero-coupon treasury security that matures concurrently with the maturity of the purchase contract.

    o The investor owns the zero-coupon treasury security but will pledge it to us to secure its obligations under the purchase contract.

    o The zero-coupon treasury security together with the purchase contract constitute a Growth PRIDES. The trust preferred securities, which are no longer a component of the Income PRIDES, are tradeable as separate securities.

[GRAPHIC OMITTED]


        o The investor can also transform Growth PRIDES and trust preferred securities into Income PRIDES.

        o The transformation of Income PRIDES into Growth PRIDES and trust preferred securities, and the transformation of Growth PRIDES and trust preferred securities into Income PRIDES, require minimum amounts of securities.

        o An investor who tenders three rights together with two current Income PRIDES or two additional Income PRIDES will receive in exchange two new Income PRIDES. An investor who tenders three rights together with two current Growth PRIDES or two additional Growth PRIDES will receive in exchange two new Growth PRIDES.

[GRAPHIC OMITTED]

                                RISK FACTORS

        Your investment in the FELINE PRIDES will involve risks. You should carefully consider the following discussion of risks as well as other information contained in this prospectus.

DISCOVERY OF ACCOUNTING IRREGULARITIES AND RELATED LITIGATION AND GOVERNMENT INVESTIGATIONS

        We were created in December 1997, through the merger of HFS Incorporated into CUC International with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, we announced that in the course of transferring responsibility for our accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the reporting of first quarter 1998 financial results, we discovered accounting irregularities in some of the CUC business units. As a result, we, together with our counsel and assisted by auditors, immediately began an intensive investigation.

      As a result of the findings of the investigations, we restated our previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997.

      Since the April 15, 1998 announcement of the discovery of accounting irregularities in the former CUC business units, and prior to October 13, 1999, 70 lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on our behalf and several individual lawsuits and arbitration proceedings have been filed against us and, among others, our predecessor, HFS, and several current and former officers and directors of Cendant and HFS. These lawsuits assert, among other things, various claims under the federal securities laws including claims under sections 11, 12 and 15 of the Securities Act of 1933 and sections 10(b), 14(a) and 20(a) of and Rules 10b-5 and 14a-9 under the Securities Exchange Act of 1934 and state statutory and common laws, including claims that financial statements previously issued by us were false and misleading and that these statements allegedly caused the price of our securities to be artificially inflated.

      In addition, the SEC and the United States Attorney for the District of New Jersey are conducting investigations relating to the accounting issues. While our management has made all adjustments considered necessary as a result of the findings of the investigations and the restatement of our financial statements for 1997, 1996 and 1995, and the first six months of 1998, we can provide no assurances that additional adjustments will not be necessary as a result of these government investigations.

      Other than with respect to the portion of the PRIDES litigation which is discussed below, we do not believe that it is feasible to predict the final outcome or resolution of these proceedings and investigations or to estimate the amount or potential range of loss with respect to the resolution of these proceedings and investigations. In addition, the timing of the final resolution of these proceedings and investigations is uncertain. The possible outcomes or resolutions of these proceedings and investigations could include judgments against us or settlements and could require substantial payments by us. Our management believes that adverse outcomes in the proceedings and investigations or any other resolutions, including settlements could have a material impact on our financial condition, results of operations or cash flows.

INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK RESULTING IN THE RISK OF DECLINE IN EQUITY VALUE

        Although as a holder of FELINE PRIDES you will be the beneficial owner of the related trust preferred securities, treasury portfolio or treasury securities, you have an obligation under the purchase contract to buy our common stock. We cannot assure you that the market value of the common stock you will receive on February 16, 2001 will be equal to or greater than the $50 stated amount per FELINE PRIDES held by you.

        Prior to February 16, 2001, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the proceeds derived from the remarketing of the trust preferred securities or the principal of the related treasury securities, or the appropriate applicable ownership interest of the treasury portfolio, when paid at maturity, as the case may be, will automatically be used to purchase a specified number of shares of our common stock on your behalf. As a holder of additional FELINE PRIDES, if the applicable market value of the common stock is less than $ , the aggregate market value of the common stock issued to you under each purchase contract on February 16, 2001 will be less than the price you paid for the additional FELINE PRIDES and the market value per share of that common stock will be less than the effective price per share paid by you for such common stock on that date, in which case you will suffer an economic loss as of February 16, 2001. Accordingly, you assume the risk that the market value of the common stock may decline, and that decline could be substantial.

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

        Your opportunity for equity appreciation afforded by investing in the additional FELINE PRIDES is less than your opportunity for equity appreciation if you directly invested in the common stock. This opportunity is less because the market value of the common stock to be received by you under the purchase contract on February 16, 2001, assuming that the market value is the same as the applicable market value of such common stock, will only exceed the price you paid if the applicable market value of the common stock exceeds $ , which represents an appreciation of approximately % over $ . Moreover, in such event, you would receive on February 16, 2001 only approximately %, the percentage equal to $ divided by $ , of the shares of common stock that you would have received if you had made a direct investment in the common stock on that date. Therefore you would receive on February 16, 2001 only approximately % of the appreciation in the value of the common stock in excess of $ .

FACTORS AFFECTING TRADING PRICES

        The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors, including the remaining class action litigation against us. In addition, general market conditions can affect the trust preferred securities markets generally, therefore affecting the price of our common stock, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of common stock by us in the market after the offering of the FELINE PRIDES or the perception that those sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the FELINE PRIDES. The arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, trust preferred securities and common stock.

LIMITED RIGHTS INCLUDING LIMITED VOTING RIGHTS

        If you hold trust preferred securities you will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of trustees of the trust, and generally will have no voting rights except in limited circumstances. If you hold FELINE PRIDES you will not be entitled to any rights with respect to the common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock. You will only be entitled to rights as a holder of the common stock if we deliver shares of common stock for FELINE PRIDES on February 16, 2001 or as a result of early settlement and only if the applicable record date, if any, for the exercise of these rights occurs after that date. For example, if an amendment is proposed to our articles of incorporation or by-laws and the record date for determining the stockholders of record entitled to vote on that amendment occurs prior to the delivery, you will not be entitled to vote on that amendment.

DILUTION OF THE COMMON STOCK MAY AFFECT THE SETTLEMENT RATE AND THE FELINE PRIDES TRADING PRICES

        The number of shares of common stock you are entitled to receive upon the settlement of your purchase contract and the trading prices of Income PRIDES and Growth PRIDES may be adversely affected due to dilution of our common stock resulting from the issuance of additional common stock or other equity interests.

        The number of shares of common stock that you are entitled to receive on February 16, 2001 or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on February 16, 2001, or as a result of early settlement of a purchase contract, for other events, including most offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason; except, that, in case of an agreement to issue more than one million shares of common stock or any other security conferring that the right to receive our common stock, other than for cash at fair value or as consideration for an acquisition of a business or business assets, and that agreement causes a decline in the market value for the common stock. In that event, the settlement rate of the new FELINE PRIDES may be adjusted, as described elsewhere in this prospectus.

         If we issue additional shares of common stock, the price of the common stock may be materially and adversely affected and, because of the relationship of the number of shares to be received on February 16, 2001 to the price of the common stock, these events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

        We are unable to predict how the new FELINE PRIDES and the additional FELINE PRIDES will trade in the secondary market or whether this market will be liquid or illiquid.


         We will have applied to list the new Income PRIDES and the new Growth PRIDES on the NYSE, subject to official notice of issuance and satisfaction of the NYSE minimum distribution requirements. The NYSE will not list the new FELINE PRIDES unless there are 400 holders having, in the aggregate, one million or more new FELINE PRIDES with a market value of at least four million U.S. dollars. The new FELINE PRIDES are issued in the framework of a class action settlement. We cannot predict how many persons will choose to participate in the settlement and exercise the exchange rights provided in the settlement. The exchange rights may be exercised until February 14, 2001. In addition, we can neither predict at which point in time the holders of rights will choose to exercise their exchange rights. The liquidity of the new Income PRIDES and new Growth PRIDES depends on the number of people who elect to execute their exchange rights and on the point in time in which they do so. We can, therefore, provide no assurance as to the liquidity of any market that may develop for the new FELINE PRIDES, your ability to sell these securities and whether a trading market if it develops will continue.

         Moreover, if you were to substitute treasury securities for trust preferred securities, or trust preferred securities for treasury securities, thereby converting your Income PRIDES to Growth PRIDES or your Growth PRIDES to Income PRIDES, the liquidity of Income Prides and Growth PRIDES could be adversely affected. We can provide no assurance that the new FELINE PRIDES will meet the minimum distribution requirements for listing on the NYSE. We cannot provide assurance that the NYSE will not delist or suspend the new FELINE PRIDES. The NYSE may delist or suspend the new FELINE PRIDES should you elect to (1) create new Growth PRIDES or Income PRIDES by substituting collateral. This could cause the number of Income PRIDES or Growth PRIDES to fall below the requirement for listing securities that at least 1,000,000 new Income PRIDES and new Growth PRIDES be outstanding at any time.

THE RIGHTS WILL BE ISSUED INITIALLY IN PHYSICAL CERTIFICATED FORM UNTIL THE DATE THAT WE ANNOUNCE THAT THE RIGHTS ARE DTC ELIGIBLE

        The rights will be issued initially in physical certificated form until the date that we announce that the rights are DTC eligible. Therefore, if any of your rights certificates are mutilated, lost, stolen or destroyed, we may in our discretion issue, and the rights agent shall deliver, in exchange and substitution for and upon receipt and cancellation of the mutilated rights certificate, or in lieu of and substitution for the rights certificate lost, stolen or destroyed, a new rights certificate of like tenor and representing an equivalent number of rights, but only upon receipt of evidence satisfactory to us and the rights agent of the loss, theft or destruction of the rights certificate and indemnity or bond, if requested, also satisfactory to us and the rights agent. You may also be required to pay any other reasonable charges as we or the rights agent may prescribe.


PLEDGED SECURITIES ENCUMBERED

        Your rights to the trust preferred securities, treasury portfolio or treasury securities (together, the "pledged securities"), as applicable, will be subordinated to our security interest. Although you will be the beneficial owners of the applicable pledged securities, those pledged securities will be pledged with Chase Manhattan Bank, in its capacity as our collateral agent, to secure your obligations under the related purchase contracts. Additionally, notwithstanding the automatic termination of the purchase contracts, if we become the subject of a case under the Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of section 362 of the Bankruptcy Code.

POSSIBLE DISSOLUTION OF THE TRUST DUE TO AN INVESTMENT COMPANY EVENT

        The dissolution of the trust due to an investment company event may affect the Income PRIDES' market prices.

         If an investment company event occurs, we will dissolve the trust, except in the limited circumstances described below, and distribute the debentures to you in a total principal amount equal to the aggregate stated liquidation amount of any trust preferred securities that you may hold. We will only dissolve and distribute the debentures to you if we are unable to avoid the investment company event within a 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the trust, us or you, and will involve no material cost to us. In addition, we will have the right to dissolve the trust at any time.

        There can be no assurance as to the impact on the market prices for Income PRIDES if we dissolve the trust and distribute the debentures to you in exchange for your trust preferred securities. Because Income PRIDES will consist of debentures and related purchase contracts, if we dissolve the trust as a result of an investment company event or otherwise, you are also making an investment decision with regard to the debentures if you purchase Income PRIDES and should carefully review all the information regarding the debentures contained in this prospectus.

TAX EVENT REDEMPTION

        The occurrence of a tax event redemption, described below, may affect the market prices of Income PRIDES, due to the substitution of the treasury portfolio for the redeemed trust preferred securities as collateral for your obligations under the related purchase contract.

        We have the option to redeem the debentures and, thus, the trust securities, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time before February 16, 2001 if a tax event occurs and continues under the circumstances described below. If a tax event occurs, we will redeem the debentures at a redemption price per trust security equal to the redemption amount plus accrued and unpaid interest, including deferred interest, if any. If we redeem all of the debentures, the trust must redeem all of the trust securities and pay the redemption price in cash to the holders of the trust securities.

         If the tax event redemption occurs before February 16, 2001, the redemption price payable to you due to liquidation of any interest you may have in the trust as a holder of Income PRIDES will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption amount of the redemption price to purchase the treasury portfolio on your behalf.

         We will substitute the treasury portfolio for the trust preferred securities and pledge the treasury portfolio with the collateral agent to secure your obligations to purchase our common stock under the purchase contracts related to the Income PRIDES. If you do not hold trust preferred securities in the form of Income PRIDES you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Income PRIDES if we substitute the treasury portfolio as collateral in replacement of any trust preferred securities so redeemed. A tax event redemption will be a taxable event to the beneficial owners of the trust preferred securities.

RIGHT TO DEFER CURRENT PAYMENTS

         If we chose to exercise our right to defer payments on the purchase contracts and on the trust preferred securities, you may also be adversely affected by (1) the United States federal income tax consequences, (2) the impact on your receipt of distributions on the trust preferred securities and (3) the effect on the market prices of trust preferred securities associated with the deferral of distributions on the trust preferred securities.

        We have the option to defer the payment of contract adjustment payments on the purchase contracts until February 16, 2001. Any deferred contract adjustment payments will bear additional contract adjustment payments at the rate of 7.5% per year, compounding on each succeeding payment date, until we pay them to you. If the purchase contracts are settled early or terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

        If we defer the payment of contract adjustment payments on the purchase contracts until February 16, 2001, you will receive a number of shares of common stock equal to the total amount of deferred contract adjustment payments payable to you, divided by the applicable market value.

        We will also have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. As a consequence of that extension, quarterly distributions on the trust preferred securities, held either as a component of the Income PRIDES or held separately, would be deferred. Any such deferrals would continue to accrue at a rate of 6.45% per year through and including February 15, 2001, and at the reset rate afterwards, compounded quarterly. Our right to extend the interest payment period for the debentures will be limited and may not extend beyond February 16, 2003.

        During any extension period, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock except in the following five situations:

        o to purchase or acquire our own capital stock in order to satisfy any obligations that we may have under any employee benefit plans or to satisfy any obligations that we may have under any contract or security outstanding on the date of that event requiring us to purchase our own capital stock;

        o as a result of any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

        o to purchase fractional interests in shares of our capital stock under the conversion or exchange provisions of our capital stock or the conversion or exchange of that security;

        o to pay dividends or distributions in our capital stock, or rights to acquire our capital stock, or to repurchase or redeem our capital stock solely from the issuance or exchange of capital stock; or

        o to redeem or repurchase any rights outstanding under a shareholder rights plan or to declare a dividend of rights in the future.

        During any extension period, we also will not make any guarantee payments with respect to the above, other than payments of distributions and specific redemptions out of monies held by the trust and payments on liquidation of the trust (the "guarantee") or payments of the obligations of the trust with respect to the common securities (the "common securities guarantee"). Before the termination of any extension period, we may further extend the interest payment period. However, we may not extend the extension period beyond February 16, 2003. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements.

        We do not currently intend to defer payments of stated interest on the debentures and we currently believe that the likelihood of our doing so is remote. Therefore, the debentures should not be considered to have been issued with OID for United States federal income tax purposes as a result of our right to defer payments of stated interest on the debentures unless and until we actually exercise that deferral right. There can be no assurance that the IRS will agree with our position.

        Should we exercise our right to defer payments of interest by extending the interest payment period, a U.S. holder of trust preferred securities held either as a component of the Income PRIDES or held separately would be required to include its proportionate share of the stated interest on the debentures in gross income, as OID, on a daily economic accrual basis, regardless of that U.S. holder's method of tax accounting. As a result, a U.S. holder of trust preferred securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to that income, and would not receive cash from the trust related to that income if that holder disposed of the trust preferred securities prior to the record date for the date on which distributions of such amounts were made.

        In addition, as a result of our right to defer interest payments, the market price of the trust preferred securities, which represent undivided beneficial ownership interests in the assets of the trust, might be more volatile than the market price of other securities that are not subject to the deferral. Should we exercise that right in the future, the market price of the trust preferred securities likely would be adversely affected. If you were to dispose of your trust preferred securities during an extension period, therefore, you might not receive the same return on your investment as if you had continued to hold your trust preferred securities.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes, or of the exchange of rights and current FELINE PRIDES or additional FELINE PRIDES for new FELINE PRIDES. As a result, some United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear.

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

        You, as a holder of FELINE PRIDES, will not have the benefits of the protection of the Trust Indenture Act of 1939.

        The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act, although the trust preferred securities constituting a part of the Income PRIDES will be issued pursuant to the declaration, which will be qualified under the Trust Indenture Act. Accordingly, if you hold FELINE PRIDES you will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

o       disqualification of the indenture trustee for conflicting interests.

o provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under the indenture.

o the requirement that the indenture trustee deliver reports at least annually with respect to specific matters concerning the indenture trustee and the securities.

RIGHTS UNDER THE GUARANTEE

        Except as described below, you as a holder of trust preferred securities, will not be able to exercise directly any other rights with respect to the debentures.

        The guarantee will be qualified as an indenture under the Trust Indenture Act. The Wilmington Trust Company will act as indenture trustee under the guarantee in its capacity as the guarantee trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for your benefit if you hold any of the trust preferred securities.

        If you hold any of the trust preferred securities, the guarantee will guarantee you, generally on a senior unsecured basis, the payment of the following:

        o any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for this purpose.

        o the redemption price, including all accumulated and unpaid distributions to the date of redemption, of trust preferred securities that we may have redeemed upon the occurrence of a tax event redemption, to the extent the trust has funds available for this purpose.

        o upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of debentures to you, the lesser of (a) the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent the trust has funds available for this purpose or (b) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

        The holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Notwithstanding the above, but only under limited circumstances, holders of the trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        If we were to default on our obligation to pay amounts payable on the debentures or otherwise, the trust would lack funds for the payment of distributions or amounts payable on redemption of the trust preferred securities or otherwise, and, in that event, holders of the trust preferred securities would not be able to rely upon the guarantee for payment of these amounts. Instead, they would rely on the enforcement

        o by the institutional trustee of its rights as registered holder of the debentures against us pursuant to the terms of the indenture and the debentures or

        o by that holder of the institutional trustee's or that holder's own rights against us to enforce payments on the debentures.

        The declaration provides that each holder of trust preferred securities, by its acceptance, agrees to the provisions of the guarantee and the indenture.

ENFORCEMENT OF SPECIFIC RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

        Except as described below, you, as holder of trust preferred securities, will not be able to exercise directly any other rights with respect to the debentures.

        If a declaration event of default were to occur and were continuing, holders of trust preferred securities would rely on the enforcement by the institutional trustee of its rights as registered holder of the debentures against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities would have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as the holder of the debentures.

        The indenture provides that the debt trustee must give holders of debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the debentures, the debt trustee will be protected in withholding the notice if its responsible officers in good faith determine that withholding of the notice is in the interest of such holders.

        If the institutional trustee were to fail to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of trust preferred securities had made a written request, such holder of record of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the institutional trustee's rights under the debentures. In addition, if we were to fail to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, and this failure to pay were continuing, holders of trust preferred securities may directly institute a proceeding for enforcement of payment of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of your trust preferred securities (a "direct action") after the respective due date specified in the debentures. In connection with a direct action, we would have the right under the indenture to set off any payment made to that holder by us.

LIMITED RIGHTS OF ACCELERATION

         The institutional trustee, as holder of the debentures, may accelerate payment of the principal and accrued and unpaid interest on the debentures only upon the occurrence and continuation of a declaration event of default or an indenture event of default. A declaration event of default or indenture event of default are generally limited to payment defaults, breaches of specific covenants and specific events of bankruptcy, insolvency and reorganization relating to us and specific events of dissolution of the trust. Accordingly, there is no right to acceleration upon default of our payment obligations under the guarantee.

TRADING PRICE OF THE TRUST PREFERRED SECURITIES

        The trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying debentures. If you are an accrual basis taxpayer and dispose of your trust preferred securities between record dates for payments of distributions you will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary interest income, i.e., interest or, possibly, OID, and to add that amount to your adjusted tax basis in your proportionate share of the underlying debentures deemed disposed of. The same situation would arise to the extent, if any, that there is OID on the debentures underlying the trust preferred securities following any payment extension. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

                                THE COMPANY

OVERVIEW

        We are one of the foremost consumer and business services companies in the world. We were created through the merger of HFS into CUC in December 1997 with the resultant corporation being renamed Cendant Corporation. We provide the fee-based services formerly provided by each of CUC and HFS, including travel services, real estate services and membership-based consumer services, to our customers throughout the world.

        We operate in four principal divisions: travel related services, real estate related services, alliance marketing related services and other consumer and business services. Our businesses provide a wide range of complementary consumer and business services, which together represent nine business segments.

        o The travel related services businesses facilitate vacation timeshare exchanges, manage corporate and government vehicle fleets and franchise car rental and hotel businesses.

        o The real estate related services businesses franchise real estate brokerage businesses, provide home buyers with mortgages and assist in employee relocation.

        o The alliance marketing related services businesses provide an array of value driven products and services.

        o Our other consumer and business services include our tax preparation services franchise, information technology services, car parks and vehicle emergency support and rescue services in the United Kingdom, credit information services, financial products and other consumer-related services.

        As a franchisor of hotels, residential real estate brokerage offices, car rental operations and tax preparation services, we license the owners and operators of independent businesses to use our brand names. We do not own or operate hotels, real estate brokerage offices, car rental operations or tax preparation offices, except for certain company-owned Jackson Hewitt offices which we intend to franchise. Instead, we provide our franchisee customers with services designed to increase their revenue and profitability.


             MATTERS RELATING TO THE ACCOUNTING IRREGULARITIES
                        AND ACCOUNTING POLICY CHANGE


ACCOUNTING IRREGULARITIES

      On April 15, 1998, we announced that in the course of transferring responsibility for our accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the reporting of first quarter 1998 financial results, we discovered accounting irregularities in some of the CUC business units. As a result, we, together with our counsel and assisted by auditors, immediately began an intensive investigation. In addition, our audit committee engaged Willkie Farr & Gallagher as special legal counsel and Wilkie Farr engaged Arthur Andersen LLP to perform an independent investigation into these accounting irregularities.

      On July 14, 1998, we announced that the accounting irregularities were greater than those initially discovered in April and that the irregularities affected the accounting records of the majority of the CUC business units. On August 13, 1998, we announced that Cendant's investigation was complete. On August 27, 1998, we announced that our audit committee had submitted its report to the board of directors on the audit committee investigation into the accounting irregularities and its conclusions regarding responsibility for those actions. A copy of the report has been filed as an exhibit to Cendant's current report on Form 8-K dated August 28, 1998.

      As a result of the findings of the investigations, we restated our previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997. The 1997 restated amounts also included adjustments related to the former HFS businesses which are substantially comprised of $47.8 million in reductions to merger- related costs and other unusual charges ("Unusual Charges") and a $14.5 million decrease in pre-tax income excluding Unusual Charges, which on a net basis increased 1997 net income from continuing operations. The 1997 annual and six months results have also been restated for a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships with a full refund offer.

CLASS ACTION LITIGATION AND GOVERNMENT INVESTIGATION

      Since the April 15, 1998 announcement of the discovery of accounting irregularities in the former CUC business units, and prior to October 13, 1999, 70 lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on our behalf and several individual lawsuits and arbitration proceedings have been filed against us and, among others, our predecessor, HFS, and several current and former officers and directors of Cendant and HFS. These lawsuits assert, among other things, various claims under the federal securities laws including claims under sections 11, 12 and 15 of the Securities Act of 1933 and sections 10(b), 14(a) and 20(a) of and Rules 10b-5 and 14a-9 under the Securities Exchange Act of 1934 and state statutory and common laws, including claims that financial statements previously issued by us were false and misleading and that these statements allegedly caused the price of our securities to be artificially inflated.

      In addition, the staff of the Securities and Exchange Commission, the SEC, and the United States Attorney for the District of New Jersey are conducting investigations relating to the accounting irregularities. The SEC staff has advised us that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. As a result of the findings from the investigations, we made all adjustments considered necessary which are reflected in our restated financial statements. Although we can provide no assurances that additional adjustments will not be necessary as a result of these government investigations, we do not expect that additional adjustments will be necessary.

      Other than with respect to the portion of the PRIDES litigation which is discussed below, we do not believe that it is feasible to predict the final outcome or resolution of these proceedings and investigations or to estimate the amount or potential range of loss with respect to the resolution of these proceedings and investigations. In addition, the timing of the final resolution of these proceedings and investigations is uncertain. The possible outcomes or resolutions of these proceedings and investigations could include judgments against us or settlements and could require substantial payments by us. Our management believes that adverse outcomes in the proceedings and investigations or any other resolutions, including settlements could have a material impact on our financial condition, results of operations or cash flows.

SETTLEMENT OF PRIDES CLASS ACTION LITIGATION

      On March 17, 1999, we entered into a stipulation of settlement in the PRIDES action and the court subsequently granted the settlement its approval. Under the settlement stipulation, in return for the release of all claims arising from any purchase of current FELINE PRIDES on or before April 15, 1998, we are obligated to issue up to 29,161,474 rights with a stated theoretical value of $11.71 each. Each class member who does not opt out and who submits a timely and valid proof of claim will be entitled to one right for each current FELINE PRIDES held at the close of business on April 15, 1998. Under the settlement stipulation, until February 14, 2001, we will issue two new FELINE PRIDES to every person who delivers to us three rights and two current FELINE PRIDES. The terms of the new FELINE PRIDES will be the same as the currently outstanding PRIDES, except that the conversion rate will be revised so that, at the time the rights are distributed, each of the new PRIDES will have a value equal to $17.57 more than each original PRIDES, based upon a generally accepted valuation model. The settlement does not resolve claims based upon purchases of current FELINE PRIDES after April 16, 1998.

      Based on the settlement agreement, we recorded an after tax charge of approximately $228 million, or $0.26 per diluted share, which is $351 million pre-tax, in the fourth quarter of 1998. We recorded an increase in additional paid-in capital of $350 million offset by a decrease in retained earnings of $228 million, resulting in a net increase in stockholders' equity of $122 million as a result of the prospective issuance of the common stock. As a result, the settlement should not reduce net book value. In addition, the settlement is not expected to reduce 1999 earnings per share unless Cendant's common stock price materially appreciates.



                                 THE TRUSTS

        Each trust is a statutory business trust formed under Delaware law pursuant to (1) a declaration of trust, executed by the sponsor and some of the trustees and (2) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each declaration will be qualified as an indenture under the Trust Indenture Act.

        Although upon issuance of the trust preferred securities, a holder of Income PRIDES will be the beneficial owner of the related trust preferred securities, those trust preferred securities will be pledged with the collateral agent to secure the obligations of the holders under the related purchase contracts. We will directly or indirectly acquire common securities of each trust in an aggregate liquidation amount equal to 3% of the total capital of the related trust.

         Each trust exists for the exclusive purposes of

         (1) issuing the trust securities representing undivided beneficial ownership interests in the assets of that trust,

         (2) investing the proceeds of the trust securities in the debentures and

         (3) engaging in only those activities necessary, appropriate, convenient or incidental to the purposes specified in (1) and (2) above. Each trust has a term of approximately six years, but may dissolve earlier as provided in the declaration.

        The number of the trustees for each trust is initially three. Two of the trustees (the "regular trustees") are persons who are our employees or officers or who are affiliated with us. Under the declaration, the third trustee will be a financial institution that is unaffiliated with us. This trustee will serve as institutional trustee under each declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "institutional trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the institutional trustee until removed or replaced by the holder of the common securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as the guarantee trustee and as trustee resident in the State of Delaware (the "Delaware trustee") for purposes of the Delaware Business Trust Act (the "Trust Act").


        The institutional trustee will hold title to the debentures for the benefit of the holders of the trust securities and the institutional trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the institutional trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "property account") to hold all payments made in respect of the debentures for the benefit of the holders of the trust securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the property account. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities.


        We, as the direct or indirect holder of all the common securities of each trust, will have the right to appoint, remove or replace any trustee and to increase or decrease the number of trustees. However, the number of trustees shall be at least two, at least one of which shall be a regular trustee. We will pay all fees and expenses related to each trust and the offering of the trust securities.


        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declaration, the Trust Act and the Trust Indenture Act.


        The office of the Delaware trustee for each trust currently is Wilmington Trust Company, Wilmington, Delaware. The principal place of business of the trust shall be c/o Cendant Corporation, 9 West 57th Street, New York, NY 10019 and its telephone number shall be (212) 413-1800.



                 PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed and traded on the NYSE under the symbol "CD". The following table provides, for the calendar quarters indicated, the high and low closing sales prices per share on the NYSE for the periods shown below as reported on the NYSE Composite Tape. On December 17, 1997, CUC merged with HFS, with CUC surviving and changing its name to "Cendant Corporation." All the common stock prices prior to the first quarter of 1998 are for CUC.


                                                              MARKET PRICE (1)
PERIOD                                                                HIGH             LOW
------                                                                ----             ---
1997:
First Quarter.................................................        $26 7/8           $22 1/2
Second Quarter................................................         26 3/4            20
Third Quarter.................................................         31 3/4            23 11/16
Fourth Quarter................................................         34 3/8            26 15/16

1998:
First Quarter.................................................        $41               $32 7/16
Second Quarter................................................        $41 3/8            18 9/16
Third Quarter.................................................         22 7/16           10 7/16
Fourth Quarter................................................         20 5/8             7 1/2


1999:
First Quarter ................................................         22 9/16           14 7/8
Second Quarter ...............................................
Third Quarter ................................................         22 5/8            17
Fourth Quarter through October 11, 1999.......................         18 5/16           17 5/16


       We have never paid a cash dividend on our common stock. We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business and the repurchase of common stock and debt reduction. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time.


                            ACCOUNTING TREATMENT


       The financial statements of the trust with respect to which there are outstanding trust preferred securities will be reflected in our consolidated financial statements, with the trust preferred securities shown on our balance sheet under the caption "Mandatorily redeemable preferred securities issued by subsidiary." The financial statement footnotes to our consolidated financial statements will reflect that the sole asset of such trust will be the debentures. Distributions on the trust preferred securities will be reflected as a charge to our consolidated income, identified as minority interest, whether paid or accrued.


       The present value of the FELINE PRIDES contract adjustment payments are initially charged to equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments are allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

       The issuance of the additional FELINE PRIDES for cash will result in an increase in mandatorily redeemable preferred securities issued by subsidiary in an amount equal to the current market value of the trust preferred securities at such time. To the extent cash proceeds received are less than the current market value of the trust preferred securities at the time of issuance, a charge to paid-in-capital will be recorded for the difference.

       The FELINE PRIDES purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive $50 on that purchase contract and will issue the requisite number of shares of common stock. The $50 we receive will be credited to shareholders' equity allocated between the common stock and paid-in-capital accounts.

        Before the issuance of shares of common stock upon settlement of the purchase contracts, the FELINE PRIDES will be reflected in our earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of common stock is above $48.10, with respect to both the current FELINE PRIDES and additional FELINE PRIDES and $ with respect to the new FELINE PRIDES.


                              USE OF PROCEEDS


       Substantially all of the proceeds from the sale of the additional Growth PRIDES will be used towards the purchase of the underlying treasury securities to be transferred to holders of the additional Growth PRIDES, and we will receive no proceeds from the sale of the additional Growth PRIDES. All or substantially all of the proceeds from the sale of the additional Income PRIDES and from the common securities will be invested by the trust in our debentures. We currently anticipate using substantially all of the net proceeds from the sale of the debentures and Growth PRIDES, estimated to be approximately $ million, after deducting expenses, for general corporate purposes which may include repaying outstanding indebtedness, repurchasing our common stock and other purposes.


       There will not be any proceeds to us from the exchange of the current or additional Growth PRIDES and rights for new Growth PRIDES. There will not be any proceeds to us from the exchange of the current or additional Income PRIDES and rights for new Income PRIDES. Our issuance of the debentures and the purchase contracts relating to the new FELINE PRIDES will not result in the receipt of any cash proceeds but will be done to settle the claims against us discussed in this prospectus.


                   EXECUTION OF THE LITIGATION SETTLEMENT

EXECUTION OF THE EXCHANGE

       We will issue two new Income PRIDES to each person who delivers three rights along with two current Income PRIDES or two additional Income PRIDES, and we will issue two new Growth PRIDES to each person who delivers three rights along with two current Growth PRIDES or two additional Growth PRIDES.

        New FELINE PRIDES will not be issued to any person with respect to rights submitted after February 14, 2001. We will not be required to issue new FELINE PRIDES to you if the rights agent receives your rights certificates, current FELINE PRIDES certificates or additional FELINE PRIDES certificates after that date, regardless of when you sent them.

       After you have exercised your right, you may not revoke that exercise.


       Upon an exchange of current Income PRIDES for new Income PRIDES the purchase contract agent relating to such current FELINE PRIDES will cancel such current FELINE PRIDES.

       With respect to exchanges of current Growth PRIDES for new Growth PRIDES, the collateral agent for the current Growth PRIDES will release the related treasury securities pledged to it, and will transfer them to the collateral agent for the new Growth PRIDES, with whom such treasury securities will be pledged to secure the holder's obligation under the purchase contract relating to the new Growth PRIDES. In addition, the purchase contract agent for the current Growth PRIDES will cancel such current GROWTH PRIDES. With respect to exchanges of additional Growth PRIDES for new Growth PRIDES, the new collateral agent will transfer the treasury securities pledged to it under the purchase contracts relating to the additional Growth PRIDES from the collateral account relating to the additional Growth PRIDES to the collateral account relating to the new Growth PRIDES. In addition, the purchase contract agent for the additional Growth PRIDES will cancel the exchanged additional Growth PRIDES.


       You may exercise your rights by delivering to the rights agent on or prior to February 14, 2001:

       o a properly completed and duly executed rights certificate representing an adequate number of rights;

       o       any required signature guarantees; and

       o FELINE PRIDES certificates representing the requisite amount of current FELINE PRIDES or additional FELINE PRIDES.


       You should deliver your rights certificate and the FELINE PRIDES certificates to the rights agent. We have appointed Bank One Trust Company, N.A. as rights agent for this offering. The rights agent's address for packages sent by mail, courier or overnight delivery is:

       The rights agent telephone number is (312) 407-1819 and its facsimile number is (312) 407-4656.


       If the new FELINE PRIDES are to be issued to a person other than the person in whose name the current FELINE PRIDES are held, the person exercising the rights must also submit to the rights agent payment of any transfer taxes.

       If you do not specify the number of rights being exercised on your rights certificate, or the number of current FELINE PRIDES or additional FELINE PRIDES tendered is not sufficient consideration for all of the new FELINE PRIDES that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of current FELINE PRIDES that the rights agent receives from you.

        Signatures on the rights certificate must be guaranteed by an eligible guarantor institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the rights agent. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

Signatures on the rights certificate do not need to be guaranteed if:

(1) the rights certificate provides that the new FELINE PRIDES are to be delivered directly to you, the record owner of those rights, or

(2) the rights certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

DISTINGUISHING CHARACTERISTICS OF THE NEW FELINE PRIDES

        The new FELINE PRIDES will have the same terms as those of the current FELINE PRIDES and additional FELINE PRIDES, except that:

       o       the settlement rate of the related purchase contract will be
               modified so that it is equal to           ; and

       o the purchase contracts relating to the new FELINE PRIDES will benefit from more favorable anti-dilution protection as discussed below.


       The new FELINE PRIDES will be listed, subject to the NYSE minimum distribution requirement that there be at least 400 holders having, in the aggregate, one million or more new FELINE PRIDES with a market value of at least four million U.S. dollars, which is not expected to be satisfied when the rights are first distributed.


       Each purchase contract underlying a new FELINE PRIDES, unless earlier terminated, or earlier settled at your option, will obligate you to purchase, and us to sell, on February 16, 2001, for the stated amount of the new FELINE PRIDES, which equals $50, a number of newly issued shares of our common stock equal to the settlement rate. The settlement rate of the related purchase contract entitles you to purchase and obligates us to sell a number of newly issued shares of our common stock greater than that of the purchase contract related to a current FELINE PRIDES or an additional FELINE PRIDES.

        The anti-dilution provisions of purchase contracts relating to the new FELINE PRIDES will be identical to those attaching to the purchase contracts relating to the current FELINE PRIDES and the additional FELINE PRIDES; provided, however, in case we issue, or undertake or agree to issue, in one or a series of related transactions, an aggregate of more than one million shares of common stock or any other security conferring such right, other than for cash at fair value or as consideration for an acquisition of a business or business assets, and that agreement causes a decline in the market value for the common stock, the settlement rate for purchase contracts relating to new FELINE PRIDES may be subject to further adjustment as described in "Description of the purchase contracts -Anti-Dilution Adjustments."

ISSUANCE OF ADDITIONAL FELINE PRIDES AND SPECIAL FELINE PRIDES


       We have incorporated other features into the settlement to assist holders of rights in obtaining current FELINE PRIDES and additional FELINE PRIDES to exercise their rights. First, on a date which is no earlier than
       , 1999 and is no later than , 1999, we will sell to interested rights holders up to 4,000,000 additional FELINE PRIDES that can be used to exercise rights at an offering price per additional FELINE PRIDES equal to 100% of its theoretical value, as described below. Second, we have filed a shelf registration statement covering 15,000,000 FELINE PRIDES (the "special FELINE PRIDES") with the same terms as the current FELINE PRIDES and the additional FELINE PRIDES and which may be used to exercise rights, if issued. We have no obligation to sell any special FELINE PRIDES except that, within 30 days of the expiration of the rights, we must offer holders of unexpired rights the opportunity to purchase special FELINE PRIDES for cash at a price of 105% of their theoretical value.


        The price of an additional FELINE PRIDES will equal 100% of its theoretical value. The additional FELINE PRIDES will be priced not less than fifteen nor more than sixty days after the distribution date of the rights. The price will be determined by Merrill Lynch in its capacity as the calculation agent. As promptly as practicable upon receipt of the pricing confirmation, we will file with the SEC and distribute a prospectus supplement containing definitive pricing information and announce the price to the public.

       We will sell the additional FELINE PRIDES according to the following priority:

       (1) holders of rights who received them as part of the original distribution, to the extent required to exercise their rights;

       (2) any other holders of rights, to the extent required to exercise their rights;

       (3)     the public.

       The purchase of the additional FELINE PRIDES by persons belonging to the first two groups is subject to their consent to use the additional FELINE PRIDES to exchange the rights and is limited to the number of additional FELINE PRIDES each person requires to exercise its rights. If we sell all the additional FELINE PRIDES to one of the groups, we will not sell any additional FELINE PRIDES to a group of a lesser priority. If the first two groups oversubscribe we will distribute the additional FELINE PRIDES proportionately among the subscribers. We will not sell any additional FELINE PRIDES to the public unless members of the first two groups acquire as a whole at least $100,000,000 face amount of additional FELINE PRIDES.

       In addition to the restrictions stated above, we will not sell any additional Growth PRIDES unless (1) the sale is to a rights holder who received those rights as part of the original distribution and was a beneficial owner of Growth PRIDES on April 15, 1998, or (2) we elect to issue additional Growth PRIDES.

        We will require holders of rights belonging to one of the first two groups to place orders to purchase additional FELINE PRIDES with the rights agent not later than the close of business on the first full business day after the price is first publicly announced. Settlement will occur on the fifth business day after the announcement date. On the settlement date, holders of rights will be required to submit funds for the additional FELINE PRIDES being acquired together with the certificates for the rights.

       On the settlement date, we will issue the additional FELINE PRIDES and will immediately exchange the additional FELINE PRIDES and rights for new FELINE PRIDES. If we issue the additional FELINE PRIDES to the general public, we will use reasonable efforts to list the additional FELINE PRIDES on the NYSE, subject to satisfaction of the minimum distribution requirements.

       Payment for the additional FELINE PRIDES by members of the first two groups must be made by submitting with their rights, in the manner described above and by:


       (1) bank draft drawn upon a United States bank or a postal, telegraphic or express money order payable to Bank One Trust Company, N.A., in its capacity as the rights agent, or

       (2) wire transfer of funds to the account maintained by the rights agent for this purpose at The First National Bank of Chicago, Corporate Trust Administration, ABA #071000013, Acct. #48115377,
               Attn.: Steve Husbands.


       Payment will be deemed to have been received by the rights agent only upon receipt by the rights agent of any bank draft drawn upon U.S. bank, any postal, telegraphic or express money order or any wire transfer.

       We may, at our discretion from time to time, issue special FELINE PRIDES. Except as set forth below, we will have no obligation to issue any special FELINE PRIDES. If we issue special FELINE PRIDES, they will have terms that are substantially identical to the current FELINE PRIDES and additional FELINE PRIDES. We will not offer, issue, or sell special FELINE PRIDES unless holders of unexpired rights are given priority to purchase the special FELINE PRIDES on the same terms and conditions as such special FELINE PRIDES are to be offered to any third party.

       No later than thirty days prior to February 16, 2001, which is the purchase contract settlement date, we will distribute to all record holders of the rights a preliminary prospectus with respect to the 15 million special FELINE PRIDES, which will consist of special Income PRIDES and/or special Growth PRIDES or any combination of them, at our option. We will inform those persons that they are entitled to purchase special FELINE PRIDES for cash at a price no greater than 105% of their theoretical value, including accrued interest. However, purchasers of special FELINE PRIDES must undertake to exercise all of the rights held by them with respect to which special FELINE PRIDES are issued, as described below. Not later than five business days prior to February 14, 2001, we will file with the SEC and distribute a pricing prospectus and announce the price to the public.


       Until the close of business day on February 14, 2001, persons who hold rights may submit rights and the cash necessary to purchase the number of special FELINE PRIDES required to exercise all their rights. Not later than the fifth business day prior to February 14, 2001, we will issue the special FELINE PRIDES, which will be immediately exchanged with the applicable rights for new FELINE PRIDES, the purchase contracts relating to which will be settled.


       Do not send the certificates to us. You are responsible for choosing the payment and delivery method for your certificates, and you bear the risks associated with that delivery. If you choose to deliver your certificates and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the rights agent and clearance of payment prior to February 14, 2001.

GUARANTEED DELIVERY PROCEDURES


       If a holder of current FELINE PRIDES desires to tender such FELINE PRIDES and the holder's FELINE PRIDES with the requisite accompanying Rights are not immediately available, or time will not permit such holder's FELINE PRIDES or other required documents to reach the rights agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

       (1) the holder tenders the current FELINE PRIDES and the requisite accompanying Rights through an eligible institution;

       (2) prior to the expiration date, the rights agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the current FELINE PRIDES being tendered and the amount of the current FELINE PRIDES being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within 3 New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered FELINE PRIDES, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the rights agent; and

       (3) the rights agent receives the certificates for all physically tendered current FELINE PRIDES, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within 3 New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

       For the purposes of the guaranteed delivery procedures, eligible institution means a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

MERGER OF TRUSTS

       Upon the issuance, if any, of the additional Income PRIDES, Cendant Capital I shall merge with and into Cendant Capital II. Thereafter, each current Income PRIDES, additional Income PRIDES and new Income PRIDES will consist of a purchase contract and a trust preferred security of Cendant Capital II. In addition, upon each issuance of special Income PRIDES, the trust issuing the trust preferred securities prior to such issuance shall be merged with and into one of the trusts which prior to such time shall not have issued any securities (a "newly issuing trust"), and the trust preferred securities forming a part of the current Income PRIDES, additional Income PRIDES and new Income PRIDES will be issued by such newly issuing trust. The terms of the trust preferred securities issued by each of the trusts will have terms substantially identical to each other. The aggregate liquidation amount of trust preferred securities issued by any trust will equal the sum of the aggregate liquidation amount of trust preferred securities issued by the trust being merged with and into such trust plus the aggregate liquidation amount of trust preferred securities being simultaneously issued by such trusts. The aggregate principal amount of debentures held by any trust will equal the sum of the aggregate principal amount of debentures held by the trust being merged with and into such trust plus the aggregate principal amount of debentures being simultaneously issued by Cendant to such trust in connection with the issuance of additional Income PRIDES or special Income PRIDES.


                      DESCRIPTION OF THE FELINE PRIDES

       The summaries of the provisions of documents described below are not necessarily complete, and in each instance reference is made to the copies of those documents, including the definitions of terms, which are on file with the commission. Wherever particular sections of, or terms defined in, those documents are referred to in this prospectus, those sections or defined terms are incorporated by reference.


       Each FELINE PRIDES will be issued under the purchase contract agreement between us and the purchase contract agent. The FELINE PRIDES, including new FELINE PRIDES and 4,000,000 additional FELINE PRIDES offered initially will consist of (A) units referred to as Income PRIDES, including
new Income PRIDES and additional Income PRIDES, and (B)    units referred to
as Growth PRIDES, including       new Growth PRIDES and        additional
Growth PRIDES.


        Each Income PRIDES will initially consist of a unit comprised of

                (a)    a purchase contract under which

                       (1) you will purchase from us on February 16, 2001, a number of newly issued shares of our common stock equal to the settlement rate described below

                       (2) we will pay you contract adjustment payments at the rate of 1.05% of $50 per year paid quarterly, subject to our right to defer these payments, and

                (b) beneficial ownership of a 6.45% trust originated preferred security, having a stated liquidation amount per trust preferred security equal to $50, representing an undivided beneficial ownership interest in the assets of the trust, which will consist solely of the debentures,

                      (1)    in the case of a distribution of the
                             debentures upon the dissolution of the trust as a result of an investment company event, as described below, or otherwise, debentures having a principal amount equal to $50, or

                       (2) upon the occurrence of a tax event redemption prior to February 16, 2001, the appropriate applicable ownership interest in the treasury portfolio. "Applicable ownership interest" means, with respect to an Income PRIDES and the U.S. treasury securities in the treasury portfolio, (A) a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. treasury security which matures on or prior to February 15, 2001 and (B) for each scheduled interest payment date on the debentures that occurs after the tax event redemption date, a .080625% undivided beneficial ownership interest in a $1,000 face amount of the U.S. treasury security which is a principal or interest strip maturing on that date.

        Each Growth PRIDES will initially consist of a unit comprised of

                (a)    a purchase contract under which

                      (1) the holder will purchase from us on February 16, 2001, for an amount in cash equal to $50, a number of newly issued shares of our common stock, equal to the settlement rate described below, and

                      (2) we will pay the holder contract adjustment payments at the rate of 1.3% of $50 per year paid quarterly, subject to our right to defer these payments, and

                (b) a 1/20 undivided beneficial interest in a treasury security.


        The new FELINE PRIDES are generally identical to the current FELINE PRIDES in all aspects, excluding the settlement rate and the anti-dilution protections. In addition, although the trust preferred securities forming a part of the new Income PRIDES will be substantially identical to the trust preferred securities that form a part of the current Income PRIDES, such trust preferred securities may be issued by a different trust as described in "Execution of the Litigation Settlement - Merger of Trusts."


       The purchase price of each FELINE PRIDES will generally be allocated between the related purchase contract and the related trust preferred security or interest in a treasury security in proportion to their respective fair market values at the time of purchase. We will take the position that


        (1) in the case of a new FELINE PRIDES, the amount allocable to the related trust preferred security and interest in a treasury security, as the case may be, will equal the cash paid for the additional FELINE PRIDES plus the fair market value of the rights exchanged for that new FELINE PRIDES, and therefore will be $_____ and $_____, respectively, and the amount allocable to the related purchase contract will be $_____, and

        (2) in the case of an additional FELINE PRIDES, the amount allocable to the related trust preferred security or interest in a treasury security, as the case may be, will equal the cash paid for that additional FELINE PRIDES plus an amount equal to the negative value of the related purchase contract, and therefore will be $_____ and $_____, respectively, and no amount will be allocated to the related purchase contract.


        This position generally will be binding on each beneficial owner of each Income PRIDES, but not on the IRS. As long as FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related trust preferred securities or the appropriate applicable ownership interest of the treasury portfolio or treasury securities, as applicable, will be pledged to the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts.

SUBSTITUTION OF PLEDGED SECURITIES

       Each holder of an Income PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding February 16, 2001, to substitute for the related trust preferred securities held by the collateral agent treasury securities in an aggregate principal amount equal to the aggregate stated liquidation amount of those trust preferred securities.

        The treasury securities will be pledged with the collateral agent to secure the holder's obligation to purchase our common stock under the related purchase contracts. Because treasury securities are issued in integral multiples of $1,000, holders of Income PRIDES may make the substitution only in integral multiples of 20 Income PRIDES. However, if a tax event redemption has occurred prior to February 16, 2001, and the treasury portfolio has become a component of the Income PRIDES, you may make those substitutions only in integral multiples of 160,000 Income PRIDES by obtaining the release of the treasury portfolio, rather than the trust preferred securities, at any time on or prior to the second business day immediately preceding February 16, 2001.

       FELINE PRIDES with respect to which treasury securities have been substituted for the related trust preferred securities or the appropriate applicable ownership interest of the treasury portfolio, as the case may be, as collateral to secure that holder's obligation under the related purchase contracts will be referred to as Growth PRIDES.

        To create 20 Growth PRIDES, unless a tax event redemption has occurred, you must

        (a) deposit with the collateral agent a treasury security having a principal amount at maturity of $1,000 and

        (b) transfer 20 Income PRIDES to the purchase contract agent accompanied by a notice stating that you have deposited a treasury security with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the 20 trust preferred securities relating to the 20 Income PRIDES.


        Because contract adjustment payments are at a higher rate for Growth PRIDES than for Income PRIDES, you will also be required to deliver cash in an amount equal to the excess of the contract adjustment payments that would have accrued since the last payment date through the date of substitution on the Growth PRIDES being created by you, over the contract adjustment payments that have accrued over the same period on the related Income PRIDES.

       Upon the deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related 20 trust preferred securities from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will


        (a)    cancel the 20 Income PRIDES,

        (b) transfer to you the 20 related trust preferred securities, and

        (c) deliver to you 20 Growth PRIDES.

        The treasury security will be substituted for the trust preferred securities and will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts. The related trust preferred securities released to you will trade separately from the resulting Growth PRIDES. Contract adjustment payments will be payable by us on those Growth PRIDES on each payment date
from the later of          and the last payment date on which contract
adjustment payments were paid. In addition, OID for United States federal income tax purposes will accrue on the related treasury securities. Distributions on any trust preferred securities, up to but not including February 16, 2001, including after a substitution of collateral resulting in the creation of Growth PRIDES, will continue to be payable quarterly by the trust at the rate of 6.45% of $50 per year, subject to our deferral rights.

       Each holder of a Growth PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding February 16, 2001, to substitute for the related treasury securities held by the collateral agent trust preferred securities in an aggregate principal amount equal to the aggregate stated liquidation amount of those treasury securities, thereby creating Income PRIDES.

        The trust preferred securities will be pledged with the collateral agent to secure the holder's obligation to purchase our common stock under the related purchase contract. Because treasury securities are issued in integral multiples of $1,000, you may make those substitutions only in integral multiples of 20 Growth PRIDES. However, if a tax event redemption has occurred and the treasury portfolio has become a component of the Income PRIDES, you may make that substitution only in integral multiples of 160,000 Growth PRIDES, at any time, on or prior to the second business day immediately preceding February 16, 2001.

        To create 20 Income PRIDES, unless a tax event redemption has occurred, you must

        (a) deposit with the collateral agent 20 trust preferred securities and

        (b) transfer 20 Growth PRIDES certificates to the purchase contract agent accompanied by a notice stating that you had deposited 20 trust preferred securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the treasury security relating to those Growth PRIDES.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related treasury security from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will

        (a)    cancel the 20 Growth PRIDES,

        (b)    transfer to you the related treasury security and

        (c)    deliver to you 20 Income PRIDES.

         The substituted trust preferred securities will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contacts. Cumulative cash distribution, payable quarterly at a rate of 7.5% of $50 per year on those Income PRIDES, subject to our deferral rights, will be payable by us on those Income PRIDES on each payment date from the later of and the last payment date on which those cumulative cash distributions, if any, were paid.

       Holders who elect to substitute pledged securities, creating or recreating Growth PRIDES or Income PRIDES, shall be responsible for any fees or expenses payable in connection with substitution.

RECREATING INCOME PRIDES OR GROWTH PRIDES

       On or prior to the fifth business day immediately preceding February 16, 2001, a holder of Growth PRIDES or Income PRIDES may, unless a tax event redemption has occurred, recreate Income PRIDES or Growth PRIDES by

        (a) depositing with the collateral agent 20 trust preferred securities or a treasury security and

        (b) transferring 20 Growth PRIDES or Income PRIDES, as applicable, to the purchase contract agent accompanied by a notice stating that the Growth PRIDES or Income PRIDES holder has deposited 20 trust preferred securities or a treasury security with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release to that holder the related treasury security or trust preferred securities, as applicable.

         Upon the deposit and receipt of instructions from the purchase contract agent, the collateral agent will effect the release of the related treasury security or trust preferred securities, as applicable, from the pledge of the pledge agreement free and clear of our security interest to the purchase contract agent, which will

        (a)    cancel the 20 Growth PRIDES or Income PRIDES, as applicable,

        (b) transfer to you the treasury security or trust preferred securities, as applicable, and

        (c) deliver to you 20 Income PRIDES or 20 Growth PRIDES, as applicable.

       If, however, a tax event redemption has occurred prior to February 16, 2001 and the treasury portfolio has become a component of the Income PRIDES, holders of Growth PRIDES or Income PRIDES, as applicable, may make those substitutions ( by using, in the case of the Growth PRIDES, the appropriate applicable ownership interest of the treasury portfolio rather than the trust preferred securities) at any time on or prior to the second business day immediately preceding February 16, 2001, but only in integral multiples of 160,000 Growth PRIDES or Income PRIDES, as applicable.


       Because Contract adjustment payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the contract adjustment payments that would have accrued since the last payment date through the date of substitution on the Growth PRIDES being recreated by those holders, over the contract adjustment payments that have accrued over the same time period on the related Income PRIDES.


        The substituted trust preferred securities, the appropriate applicable ownership interest of the treasury portfolio or a treasury security will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts.

CURRENT PAYMENTS

       Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of 7.5% of $50 per year from and after     through
and including February 15, 2001, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of

        (1) cumulative cash distributions on the related trust preferred securities or the treasury portfolio, as applicable, payable at the rate of 6.45% of $50 per year and

        (2) contract adjustment payments payable by us at the rate of 1.05% of $50 per year,

        subject, in the case of distributions on the trust preferred securities and the contract adjustment payments, to our right of deferral.

       Each holder of Growth PRIDES will be entitled to receive quarterly contract adjustment payments payable by the us at the rate of 1.3% of $50 per year, subject to our rights of deferral. In addition, OID will accrue on the related treasury securities.

       The ability of the trust to make the quarterly distributions on the trust preferred securities is solely dependent upon the receipt of corresponding interest payments from us on the debentures. We have the right at any time, and from time to time, limited to a period not extending beyond February 16, 2003, to defer the interest payments on the debentures. As a consequence of that deferral, unless a tax event redemption has occurred, quarterly distributions to holders of Income PRIDES or any trust preferred securities outstanding after February 16, 2001 or after a substitution of collateral resulting in the creation of Growth PRIDES would be deferred. However, despite the deferral, the distributions would continue to accumulate quarterly and would accrue interest compounded quarterly at the rate of 6.45% per year through and including February 15, 2001, and at the reset rate afterwards.

         We also have the right to defer the payment of contract adjustment payments on the related purchase contracts until February 16, 2001. However, deferred contract adjustment payments will bear additional contract adjustment payments at the rate of 7.5% per year. The deferred installments of contract adjustment payments, together with the additional contract adjustment payments, shall be referred to as the "deferred contract adjustment payments."

         If a tax event redemption has occurred and the treasury portfolio has become a component of the Income PRIDES, quarterly distributions on the treasury portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.

       Our obligations with respect to the debentures will be senior and unsecured and will rank on a parity in right of payment with all our other senior unsecured obligations. Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our senior indebtedness.

VALUATION

       The theoretical value of the new FELINE PRIDES equals the theoretical value of the current FELINE PRIDES plus $17.57 as of , 1999. The theoretical value of the additional FELINE PRIDES equals 100% of the theoretical value of the current FELINE PRIDES as of , 1999. Theoretical value is the value of a FELINE PRIDES calculated in accordance with the formula set forth , which is a generally accepted method for valuing similar securities. The theoretical values are only as of the date rights are issued. We, Merrill Lynch or any other party to the settlement cannot and are not assuring or guaranteeing the values and market prices for the new FELINE PRIDES and the additional FELINE PRIDES.

       The calculation agent will conduct the valuation process pursuant to the following steps. These steps are illustrated in the table entitled "Hypothetical Valuation across a Range of Stock Prices" below.

       First, the calculation agent will determine the theoretical value of the current FELINE PRIDES marked "f". The additional FELINE PRIDES are designed to have a theoretical value equal to 100% of the theoretical value of the current FELINE PRIDES. The current FELINE PRIDES will be valued as a sum of their component parts:

       o        Fixed Income Component:

               o Present Value of 7.50% coupons discounted at our debt rate
               o       Present Value of $50 stated value discounted at term
                       LIBOR

       o        Options Component:

               o       Short 1.3514 puts struck at $37.00 per share
               o       Long 1.0395 calls struck at $48.10 per share

       Both options are valued assuming a discount rate of term LIBOR and using a trailing 100-day volatility schedule as determined by Bloomberg LP.

       Second, the calculation agent will determine the theoretical value of the new FELINE PRIDES:

       o The new FELINE PRIDES are designed to have a value equal to the theoretical value of current FELINE PRIDES plus $17.57

       Third, the calculation agent will determine the settlement rate that generates the theoretical value of the new FELINE PRIDES:

       o The new FELINE PRIDES have the same coupons and maturity as the current FELINE PRIDES and the additional FELINE PRIDES.

       o The equity value of the new FELINE PRIDES is equal to the theoretical value of the new FELINE PRIDES minus the present value of the coupons.

       o The settlement rate will be the equity value of the new FELINE PRIDES divided by the closing common stock price on the determination date.


                     Hypothetical Valuation across a Range of Stock Prices


  Stock Price as of
  Determination Date       $5.00  $10.00  $15.00    $17.4375 $20.00  $25.00   $30.00   $35.00   $40.00
  PV Coupons(1)            $6.99   $6.99   $6.99     $6.99    $6.99   $6.99    $6.99    $6.99    $6.99
  PV Principal (2)        $45.06  $45.06  $45.06    $45.06   $45.06  $45.06   $45.06   $45.06   $45.06
  Put Value (2)(3)       ($38.36)($32.19)($26.94)  ($24.72) ($22.61)($19.08) ($16.19) ($13.82) ($11.87)
  Call Value(2)(3)         $0.02   $0.27   $1.00     $1.57    $2.30   $4.15    $6.48    $9.22   $12.32
  Current & additional
  FELINE PRIDES
  Value                   $13.71  $20.13  $26.11    $28.90   $31.74  $37.12   $42.34   $47.45   $52.50
  Value of 1.5 rights
    assumed as of
    determination date    $17.57  $17.57  $17.57    $17.57   $17.57  $17.57   $17.57   $17.57   $17.57
  new FELINE
  PRIDES Value            $31.28  $37.70  $43.68    $46.47   $49.31  $54.69   $59.91   $65.02   $70.07
  new FELINE
  PRIDES Equity
  Value                   $24.29  $30.71  $36.69    $39.48   $42.32  $47.70   $52.92   $58.03   $63.08
  Settlement Rate         4.8580  3.0710  2.4460    2.2641   2.1160  1.9080   1.7640   1.6580   1.5770

        The figures are provided by way of example only. The actual values will be determined by the calculation agent as of the close of business on the determination date. The theoretical values are only as of the date that the rights are issued:

        (1) discounted at two-year Eurodollar LIBOR of 5.47% + 1.5% credit spread determined as of March 15, 1999;
        (2) discounted at two-year Eurodollar LIBOR of 5.47% determined as of March 15, 1999; and
        (3) historical volatility over the previous 100 trading days of 60.0% used in valuing options determined as of March 15, 1999.

        The prices we have set for the additional FELINE PRIDES and new FELINE PRIDES are not necessarily an indication of our actual value or of the value of the FELINE PRIDES or common stock. We cannot assure you that the market price of the FELINE PRIDES will not decline during this offering. We also cannot assure you that we will be able to sell new FELINE PRIDES or additional FELINE PRIDES at a price equal to or greater to the prices determined here.

VOTING AND OTHER RIGHTS

        Holders of trust preferred securities, in that capacity, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of regular trustees and will generally have no voting rights except in limited circumstances. Holders of purchase contracts relating to the Income PRIDES or Growth PRIDES, in that capacity, will have no voting or other rights in respect of our common stock.

LISTING OF THE SECURITIES


        We have applied to list the new Income PRIDES and the new Growth PRIDES on the NYSE subject to official notice of issuance and minimum distribution requirements. The additional Income PRIDES and the additional Growth PRIDES, if issued, will be listed under the symbols "CDPrI" and "CDPrG," respectively, the same symbols as for the current Income PRIDES and the current Growth PRIDES.


NYSE SYMBOL OF COMMON STOCK


        The common stock is listed on the NYSE under the symbol "CD." The current Income PRIDES and the current Growth PRIDES are listed under the symbols "CDPrI" and "CDPrG," respectively.


MISCELLANEOUS

        We or our affiliates may from time to time purchase any of the securities offered in this prospectus which are then outstanding by tender, in the open market or by private agreement.


                   DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

        Each purchase contract underlying a FELINE PRIDES, unless earlier terminated, or earlier settled at your option, will obligate you to purchase, and us to sell, on February 16, 2001, for an amount in cash equal to $50, a number of newly issued shares of our common stock equal to the settlement rate.

        The settlement rate, which is the number of newly issued shares of our common stock issuable upon settlement of a purchase contract on February 16, 2001, will be calculated for additional FELINE PRIDES, subject to adjustment under certain circumstances, as follows:

         (a) if the applicable market value is equal to or greater than the threshold appreciation price of $48.10, which is 30% above $37, the last reported sale price of the common stock on February 24, 1998, the settlement rate, which is equal to $50 divided by $48.10, will be 1.0395; accordingly, if, between the date of this prospectus and the period during which the applicable market value is measured, the market price for the common stock increases to an amount that is higher than $48.10, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the common stock, will be higher than $50, and if the market price equals $48.10, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the common stock, will equal $50;

         (b) if the applicable market value is less than $48.10 but greater than $37, the settlement rate will be equal to $50 divided by the applicable market value; accordingly, if the market price for the common stock increases between the date of this prospectus and the period during which the applicable market value is measured but that market price is less than $48.10, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the common stock, will equal $50; and

         (c) if the applicable market value is less than or equal to $37, the settlement rate, which is equal to $50 divided by $37, will be 1.3514; accordingly, if the market price for the common stock decreases between the date of this prospectus and the period during which the applicable market value is measured, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that the market value is the same as the applicable market value of the common stock, will be less than $50, and if the market price stays the same, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the common stock, will equal $50.

        The applicable market value means the average of the closing prices per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding February 16, 2001.

         The closing price of the common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of the common stock on the NYSE on that date. If the common stock is not listed for trading on the NYSE on any of those dates, the closing price of the common stock on any date of determination means the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which the common stock is so listed, or if the common stock is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

         A trading day is a day on which the common stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

        Each purchase contract underlying a new FELINE PRIDES, unless earlier terminated, or earlier settled at your option, will obligate you to purchase, and us to sell, on February 16, 2001, for $50 cash, a number of newly issued shares of our common stock equal to the settlement rate.

        Unlike the settlement rate of the additional FELINE PRIDES and current FELINE PRIDES, which varies depending on the applicable market value, the settlement rate of the new FELINE PRIDES is fixed at . At the settlement date, we will issue a holder of new FELINE PRIDES shares of common stock per each new FELINE PRIDES, regardless of the market price of our common stock.

        The new FELINE PRIDES settlement rate entitles a holder of new FELINE PRIDES to purchase, and obligates us to sell, a number of newly issued shares of common stock greater than the number issued to a holder of current FELINE PRIDES or additional FELINE PRIDES. The difference in value between the amount of common stock we will issue a holder of current FELINE PRIDES or additional FELINE PRIDES and the amount of common stock we will issue a holder of new FELINE PRIDES will equal $17.57 per new FELINE PRIDES, subject to adjustment for expenses. We selected the fixed settlement because, given an initial stock price of $17.4375, this rate will return $11.71 of value per right. One and a half rights are required to generate the additional value of $17.57 for each new FELINE PRIDES.

        The following table demonstrates the net additional shares per right to be delivered to a holder of new FELINE PRIDES, as compared to current FELINE PRIDES and additional FELINE PRIDES, upon settlement of the related purchase contracts. The table displays that the value of the right varies positively with the price of our common stock. Because the new FELINE PRIDES settlement rate is fixed, the higher the price of our stock, the more value the holder of new FELINE PRIDES will receive for its fixed amount of common stock. The values in the table are theoretical values and may not represent the price that may actually be realized in the market. The actual values will be determined at the close of the determination date, which will take place two days prior to the distribution of the rights.


NET ADDITIONAL SHARES FROM RIGHT:

              STOCK CONVERSION RATIOS
              -----------------------
   A         B          C         D          E
 STOCK    Current      New    Net Shares VALUE PER
 PRICE    & Addi     PRIDES   Per Right    RIGHT
          tional              (C-B)x2/3    (AXD)
          PRIDES
-------- ---------  --------- ---------- ----------
   5       1.3514                0.6085     3.04
   10      1.3514                0.6085     6.08
   15      1.3514                0.6085     9.13
17.4375    1.3514                0.6085    10.61
   20      1.3514                0.6085    12.17
   30      1.3514                0.6085    18.25
   35      1.3514                0.6085    21.30
   37      1.3514                0.6085    22.51
   39      1.2821                0.6547    25.53
   41      1.2195                0.6964    28.55
   43      1.1628                0.7342    31.57
   45      1.1111                0.7687    34.59
   47      1.0638                0.8002    37.61
   50      1.0395                0.8164    40.82




        No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In place of fractional shares otherwise issuable, calculated on an aggregate basis, in respect of the purchase contracts you are settling, you will be entitled to receive an amount of cash equal to the fractional share times the applicable market value.

        On the business day immediately preceding February 16, 2001, unless

               (1) you have settled the related purchase contracts prior to February 16, 2001 through the early delivery of cash to the purchase contract agent, in the manner described under "-Early Settlement,"

               (2) in the case of Income PRIDES, you have settled the related purchase contracts with separate cash on the business day immediately preceding February 16, 2001, having given prior notice in the manner described under "--Notice to Settle with Cash",

               (3) you have had the trust preferred securities related to your purchase contracts remarketed in the manner described in this prospectus, or

                (4) an event described under "--Termination" below has occurred, then

        In the case of Income PRIDES, unless a tax event redemption has occurred, we will exercise our rights as a secured party to dispose of the trust preferred securities in accordance with applicable law. In the case of Growth PRIDES or Income PRIDES, if a tax event redemption has occurred, the principal amount of the related treasury securities or the appropriate applicable ownership interest of the treasury portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full your obligation to purchase common stock under the related purchase contracts. The common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the FELINE PRIDES and payment by you of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than you. Where a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related purchase contracts through the delivery of cash or, in the case of Income PRIDES, settles the related purchase contracts with cash on the business day immediately preceding February 16, 2001, the related trust preferred securities or treasury securities, as the case may be, will be released to the holder as described in this prospectus. The funds received by the collateral agent on the business day immediately preceding February 16, 2001, upon cash settlement of a purchase contract, will be promptly invested in overnight permitted investments and paid to us on February 16, 2001. Any funds received by the collateral agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the purchase contract agent for payment to the holders.

        Prior to the date on which shares of common stock are issued in settlement of purchase contracts, the common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and the holders of those purchase contracts will not have any voting rights, rights to dividends or other distributions, rights or privileges of a stockholder of Cendant by virtue of holding the purchase contracts.

        As a holder of an Income PRIDES or Growth PRIDES, you will, by acceptance and under the terms of the purchase contract agreement and the related purchase contracts, be deemed to have

         (a) irrevocably agreed to be bound by the terms of the related purchase contracts and the pledge agreement for so long as you remain a holder of that FELINE PRIDES, and

         (b) duly appointed the purchase contract agent as your attorney-in-fact to enter into and perform the related purchase contracts on behalf of and in your name.

         In addition, as a beneficial owner of Income PRIDES or Growth PRIDES, you, by acceptance of the interest, will be deemed to have agreed to treat for United States federal, state and local income and franchise tax purposes,

         (a) yourself as the owner of the related trust preferred securities, the appropriate applicable ownership interest of the treasury portfolio or the treasury securities, as the case may be, and

         (b)   the debentures as indebtedness that we have issued

REMARKETING

        Under the remarketing agreement and subject to the terms of the remarketing underwriting agreement between the remarketing agent, the purchase contract agent, us and the trust, the trust preferred securities of Income PRIDES holders' who have failed to notify the purchase contract agent, on or prior to the fifth business day immediately preceding February 16, 2001 of their intention to settle the related purchase contracts with separate cash on the business day immediately preceding February 16, 2001, will be remarketed on the third business day immediately preceding the February 16, 2001.

        The remarketing agent will use its reasonable efforts to remarket those trust preferred securities on that date at a price of approximately 100.5% of the aggregate stated liquidation amount of those trust preferred securities, plus accrued and unpaid distributions, including any deferred distributions. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation amount of those trust preferred securities will automatically be applied to satisfy in full those Income PRIDES holders' obligations to purchase common stock under the related purchase contracts. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed trust preferred securities, from any amount of those proceeds in excess of the aggregate stated liquidation amount of the remarketed trust preferred securities plus any accrued and unpaid distributions, including any deferred distributions, the remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of that holder. Income PRIDES holders whose trust preferred securities are so remarketed will not otherwise be responsible for the payment of any remarketing fee.

         If, despite using its reasonable efforts, the remarketing agent cannot remarket the related trust preferred securities of those holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of those trust preferred securities plus accrued and unpaid distributions, including any deferred distributions, and thus resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the trust preferred securities in accordance with the applicable law and satisfy in full, from the proceeds of that disposition, that holder's obligation to purchase common stock under the related purchase contracts. However, if we exercise those rights as a secured creditor, any accrued and unpaid distributions, including any deferred distributions, on those trust preferred securities will be paid in cash by us to the holders of record of those trust preferred securities. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding February 16, 2001 by publication in a daily newspaper in the English language of general circulation in the city of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than ten nor more than 15 calendar days prior to the remarketing date, that the depository notify its participants holding trust preferred securities, Income PRIDES and Growth PRIDES of the remarketing and of the procedures that must be followed if a trust preferred security holder wishes to exercise its right to put its trust preferred security to us as described in this prospectus. We will endeavor to ensure that a registration statement with regard to the full amount of the trust preferred securities to be remarketed shall be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

EARLY SETTLEMENT

        A holder of Income PRIDES may settle the related purchase contracts on or prior to the fifth business day immediately preceding February 16, 2001 by presenting and surrendering the FELINE PRIDES certificate evidencing those Income PRIDES at the offices of the purchase contract agent. The holder should also present the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment payable to us in immediately available funds of an amount equal to $50 times the number of purchase contracts being settled. However, if a tax event redemption has occurred prior to February 16, 2001 and the treasury portfolio has become a component of the Income PRIDES, holders of those Income PRIDES may settle early only in integral multiples of 160,000 Income PRIDES, and the related appropriate applicable ownership interest of the treasury portfolio, at any time on or prior to the second business day immediately preceding February 16, 2001.

        A holder of Growth PRIDES may settle the related purchase contracts on or prior to the second business day immediately preceding February 16, 2001 by presenting and surrendering the FELINE PRIDES certificate evidencing the Growth PRIDES at the offices of the purchase contract agent with the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to $50 times the number of purchase contracts being settled.

        So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

        Upon early settlement of the purchase contracts related to any Income PRIDES or Growth PRIDES:

         (a) as a holder of an additional FELINE PRIDES, you will receive newly issued shares of common stock per Income PRIDES or Growth PRIDES, regardless of the market price of the common stock on the date of the early settlement. As a holder of a new FELINE PRIDES, you will receive shares of common stock per new FELINE PRIDES. The number of newly issued shares of common stock in both cases will be subject to adjustment under the circumstances described in "--Anti-Dilution Adjustments" below;

         (b) the trust preferred securities, the appropriate applicable ownership interest of the treasury portfolio or the treasury securities, related to the Income PRIDES or Growth PRIDES, as applicable, will then be transferred to you free and clear of our security interest;

        (c) your right to receive any deferred contract adjustment payments on the purchase contracts being settled will be forfeited;

         (d) your right to receive future contract adjustment payments will terminate; and

         (e) no adjustment will be made to or for you on account of any deferred contract adjustment payments or any amounts accrued in respect of contract adjustment payments.

        If the purchase contract agent receives a FELINE PRIDES certificate, accompanied by the completed election to settle early form and the requisite amount of immediately available funds, from you by 5:00 p.m., New York City time, on a business day, that day will be considered the settlement date. If the purchase contract agent receives those documents after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, unless you are an Income PRIDES holder and a tax event redemption has occurred, the next business day will be considered the settlement date.

        Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the FELINE PRIDES certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Income PRIDES or Growth PRIDES, we will cause the shares of common stock being purchased to be issued, and the related trust preferred securities, the appropriate applicable ownership interest of the treasury portfolio or the treasury securities, as the case may be, securing those purchase contracts to be released from the pledge under the pledge agreement and transferred, within three business days following the settlement date, to you or your designee.

NOTICE TO SETTLE WITH CASH

        If you want to settle the purchase contract underlying a FELINE PRIDES with separate cash on the business day immediately preceding February 16, 2001, you must notify the purchase contract agent by presenting and surrendering the FELINE PRIDES certificate evidencing those FELINE PRIDES. You must present the certificates at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated. You must present the documents on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding February 16, 2001 if you are a Growth PRIDES holder or if you are an Income PRIDES holder and a tax event redemption has occurred. If you are an Income PRIDES holder, you must present the document on the fifth business day immediately preceding February 16, 2001.

         If you have given notice of your intention to settle the related purchase contract with separate cash but failed to deliver the cash on the business day immediately preceding February 16, 2001, then we will exercise our right as a secured party to dispose of, in accordance with the applicable law, the related trust preferred securities, the applicable ownership interest of the treasury portfolio or the treasury securities, as the case may be, to satisfy in full from the proceeds of that disposition your obligation to purchase common stock under the related purchase contract.

CONTRACT ADJUSTMENT PAYMENTS

        Contract adjustment payments will be fixed at a rate per year of 1.05% of $50 per purchase contract in the case of Income PRIDES, and at a rate per year of 1.3% of $50 per purchase contract in the case of Growth PRIDES. Contract adjustment payments that are not paid when due, after giving effect to any permitted deferrals, will continue to accrue at the rate per year of 7.5% compounded quarterly, until paid. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing .

        Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates.

         As long as the Income PRIDES or Growth PRIDES remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Those distributions will be paid through the purchase contract agent who will hold amounts received in respect of the contract adjustment payments for your benefit relating to those Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each of those payments will be made as described under "--Book-Entry System." If the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, we shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.

         If any date on which contract adjustment payments are to be made on the purchase contracts related to the Income PRIDES or Growth PRIDES is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A "business day" shall mean any day other than Saturday, Sunday or any day on which banking institutions in New York City in the State of New York are permitted or required by any applicable law to close.

        Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any senior indebtedness.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

        We may, at our option and upon prior written notice to the holders of the FELINE PRIDES and the purchase contract agent, defer the payment of contract adjustment payments on the purchase contracts until no later than February 16, 2001. However, deferred contract adjustment payments, if any, will bear additional contract adjustment payments at the rate of 7.5% per year, compounding on each succeeding payment date, until paid. If the purchase contracts are terminated upon the occurrence of specific events of our bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

        If we elect to defer the payment of contract adjustment payments on the purchase contracts until February 16, 2001, you will receive on February 16, 2001, in respect of the deferred contract adjustment payments, instead of a cash payment, a number of shares of our common stock equal to
(x) the aggregate amount of deferred contract adjustment payments payable to you divided by (y) the applicable market value.

        If we exercise our option to defer the payment of contract adjustment payments, until the deferred contract adjustment payments have been paid, we shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock or make guarantee payments with respect to the above-mentioned, other than

        o purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or under any contract or security outstanding on the date of that event requiring us to purchase our capital stock,

        o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

        o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged,

        o dividends or distributions in our capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or

        o redemptions or repurchases of any rights outstanding under a shareholder rights plan.

ANTI-DILUTION ADJUSTMENTS

        The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of events, including:

         (a) the payment of dividends and distributions of our common stock on our common stock;

         (b) the issuance to all holders of our common stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase our common stock at less than the current market price;

         (c)   subdivisions, splits and combinations of our common stock;

         (d) distributions to all holders of our common stock of our evidences of indebtedness, shares of capital stock, securities, cash or property, excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash;

         (e) distributions consisting exclusively of cash to all holders of our common stock in an aggregate amount that, together with

               o all-cash distributions made within the preceding 12 months and

               o any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for the common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization; the aggregate market capitalization being the product of the current market price of the common stock multiplied by the number of shares of common stock then outstanding on the date of that distribution; and

         (f) the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock which involves an aggregate consideration that, together with

               o any cash and the fair market value of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for the common stock concluded within the preceding 12 months and

               o the aggregate amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of the tender or exchange offer.

        The "current market price" per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring that computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the common stock trades regular way on that exchange or in that market without the right to receive the issuance or distribution.

        The new FELINE PRIDES will benefit from additional anti-dilution provisions, providing that if after the distribution date of the rights and prior to the date which is 70 days after the distribution date:

        (a) we issue, undertake, or agree to issue in one or a series of related transactions an aggregate of more than one million shares of our common stock or securities which are or may be convertible into, exchangeable for, or which confer or may confer a right to acquire more than one million shares of our common stock, subject to adjustment for mergers, consolidations, stock splits, recapitalizations, or similar transactions, other than for cash at fair value, as determined in good faith by our board of directors or as consideration for an acquisition of a business or of assets to be used in its business; and


        (b) following the announcement of our intention to issue those shares or other securities, which includes a description of the material terms of that issuance, the average of the closing prices of our common stock on the NYSE for the ten consecutive trading days following the announcement is less than the closing price of the stock on the NYSE on the trading day immediately prior to the announcement, then the settlement rate shall be adjusted further, but using the average as the market value of our common stock for purposes of that calculation.


        We will deem these agreements, undertakings or issuances as a material corporate event in determining the timing of any announcements.

        In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions in accordance to which our common stock is converted into the right to receive securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, become a contract to purchase only the kind and amount of securities, cash and property receivable upon consummation of the transaction by a holder of the number of shares of common stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of that transaction if that holder had then settled that purchase contract.

        If at any time (1) we make a distribution of property to our stockholders which would be taxable to those stockholders as a dividend for United States federal income tax purposes, which includes generally distributions of our evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe to capital stock; and, (2) according to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may give rise to a taxable dividend to holders of FELINE PRIDES.

        In addition, we may make increases to the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend, distribution of capital stock, distribution of rights to acquire capital stock or from any event treated similarly for income tax purposes or for any other reasons.

        Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate shall be required unless that adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which by reason of the above are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

        We will be required, within ten business days following the adjustment of the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event and a statement specifying in reasonable detail the method by which the adjustment to the settlement rate was determined and the revised settlement rate.

        Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract.

TERMINATION OF PURCHASE CONTRACTS

        The purchase contracts, our related rights and obligations and those of the holders of the FELINE PRIDES, including the right to receive accrued contract adjustment payments or deferred contract adjustment payments and the right and obligation to purchase common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

         Upon termination, the collateral agent will release the related trust preferred securities or the appropriate applicable ownership interest of the treasury portfolio and the treasury securities held by it to the purchase contract agent for distribution to the holders. The release will be subject in the case of the treasury portfolio to the purchase contract agent's disposition of the subject securities for cash and the payment of the cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any security. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the Bankruptcy Code, a delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect the delay to be limited.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

        The trust preferred securities related to the Income PRIDES, or the treasury portfolio if a tax event redemption has occurred prior to February 16, 2001 and the treasury securities related to the Growth PRIDES (collectively, the "pledged securities") will be pledged to the collateral agent, for our benefit. According to the pledge agreement, the pledged securities will secure the obligations of holders of FELINE PRIDES to purchase our common stock under the related purchase contracts. Your rights to the related pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the Income PRIDES or Growth PRIDES from the pledge arrangement except

        (1) to substitute treasury securities for the related trust preferred securities or the appropriate applicable ownership interest of the treasury portfolio,

        (2) to substitute trust preferred securities or the appropriate applicable ownership interest of the treasury portfolio for the related treasury securities, or

        (3) upon the termination or early settlement of the related purchase contracts.

         Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, (1) each holder of Income PRIDES, unless a tax event redemption has occurred, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related trust preferred securities, including distribution, voting, redemption, repayment and liquidation rights, and (2) each holder of Growth PRIDES or Income PRIDES, if a tax event redemption has occurred, will retain beneficial ownership of the related treasury securities or the appropriate applicable ownership interest of the treasury portfolio, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

        Except as described in "Description of the purchase contracts -- General," the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to the purchase contract agent, which will in turn distribute them, together with contract adjustment payments received from us, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the record date immediately preceding the date of the distribution.

BOOK ENTRY-SYSTEM

        The Depository Trust Company will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the "depositary's nominee"). One or more fully-registered global security certificates, representing the total aggregate number of FELINE PRIDES, will be issued and deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as the FELINE PRIDES are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform
Commercial Code and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act.

        The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. ("participants"). Access to the depositary system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly ("indirect participants"). The rules applicable to the depositary and its participants are on file with the commission.

        No FELINE PRIDES represented by global security certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless, however, the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates, has ceased to be qualified to act as required by the purchase contract agreement or there is a continuing default by us in respect of our obligations under one or more purchase contracts. All FELINE PRIDES represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all FELINE PRIDES represented by those certificates for all purposes under the FELINE PRIDES and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the FELINE PRIDES represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES certificates in exchange and will not be considered to be owners or holders of the global security certificates or any FELINE PRIDES represented by those certificates for any purpose under the FELINE PRIDES or the purchase contract agreement. All payments on the FELINE PRIDES represented by the global security certificates and all related transfers and deliveries of trust preferred securities, treasury portfolio, treasury securities and common stock will be made to the depositary or its nominee as their holder.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

        Procedures for settlement of purchase contracts on February 16, 2001 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

         Neither we or any of our agents, nor the purchase contract agent or any of its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust take responsibility for its accuracy.


                    PROVISIONS OF THE CONTRACT PURCHASE
                     AGREEMENT AND THE PLEDGE AGREEMENT

OVERVIEW

        Distributions on the FELINE PRIDES will be payable, purchase contracts and documents related to it will be settled and transfers of the FELINE PRIDES will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at our option, by check mailed to the address of the person entitled to it as shown on the security register.

        Shares of our common stock will be delivered on February 16, 2001 or earlier upon early settlement or, if the purchase contracts have terminated, the related pledged securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, in either case upon presentation and surrender of the FELINE PRIDES certificate at the office of the purchase contract agent. We expect any delay to be limited.

        If you fail to present and surrender the FELINE PRIDES certificate evidencing the Income PRIDES or Growth PRIDES to the purchase contract agent on February 16, 2001, the shares of common stock issuable in settlement of the related purchase contract and in payment of any deferred contract adjustment payments will be registered in the name of the purchase contract agent. The shares of common stock, together with any related distributions, shall be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        If the purchase contracts have terminated prior to February 16, 2001, the related pledged securities have been transferred to the purchase contract agent for distribution to you and you fail to present and surrender the FELINE PRIDES certificate evidencing your Income PRIDES or Growth PRIDES to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and related payments shall be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented or you provide the evidence and indemnity described above.

        The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution.

        No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any related tax or other governmental charge that may be imposed.

MODIFICATION

        The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement. If any particular series of FELINE PRIDES are materially and adversely affected, the consent of the majority of that series' holders of contract purchase FELINE PRIDES will be required. However, we, the purchase contract agent or collateral agent may not, without the consent of the holder of each outstanding purchase contract,

         (a)   change any payment date,

         (b) change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities except for the rights of holders of Income PRIDES to substitute treasury securities for the related trust preferred securities or treasury portfolio or the rights of holders of Growth PRIDES to substitute trust preferred securities or treasury portfolio for the related treasury securities or otherwise adversely affect the holder's rights in or to those pledged securities,

         (c) change the place or currency of payment or reduce any contract adjustment payments or any deferred contract adjustment payments,

         (d) impair the right to institute suit for the enforcement of the purchase contract,

         (e) reduce the amount of common stock purchasable under the purchase contract, increase the price to purchase common stock on settlement of the purchase contract, change the purchase contract settlement date or otherwise adversely affect the holder's rights under the purchase contract or

         (f) reduce the above-stated percentage of outstanding purchase contracts the consent of whose holders is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement. However, if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on that amendment or proposal and that amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of that class.

NO CONSENT TO ASSUMPTION

        You, by your acceptance of the Income PRIDES or Growth PRIDES, will, under the terms of the purchase contract agreement and the Income PRIDES or Growth PRIDES, be deemed expressly to have withheld any consent to the assumption, i.e., affirmance, of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

        We will covenant in the purchase contract agreement that we will not merge or consolidate with any entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person, firm or corporation unless we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or one of its states and that corporation expressly assumes our obligations under the purchase contracts, the debentures, the purchase contract agreement and the pledge agreement, and we or the successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of these obligations.

TITLE

        We, the purchase contract agent and the collateral agent may treat the registered owner of any FELINE PRIDES as its absolute owner for the purpose of making payment and settling the related purchase contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

        In the case that physical certificates have been issued, we will replace any mutilated FELINE PRIDES certificate at the expense of the holder upon surrender of that certificate to the purchase contract agent. We will replace any FELINE PRIDES certificates that become destroyed, lost or stolen at the expense of the holder upon delivery to us and the purchase contract agent of satisfactory evidence of its destruction, loss or theft. In the case of a destroyed, lost or stolen FELINE PRIDES certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the FELINE PRIDES evidenced by that certificate before a replacement will be issued.

        Notwithstanding the above, we will not be obligated to issue any Income PRIDES or Growth PRIDES on or after February 16, 2001, after early settlement or after the purchase contracts have terminated. The purchase contract agreement will provide that, in place of the delivery of a replacement FELINE PRIDES certificate following February 16, 2001, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the common stock issuable pursuant to the purchase contracts included in the Income PRIDES or Growth PRIDES evidenced by that certificate. If the purchase contracts have terminated prior to February 16, 2001, the purchase contract agent will transfer the principal amount of the pledged securities included in the Income PRIDES or Growth PRIDES evidenced by that certificate.

GOVERNING LAW

        The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT


        Bank One Trust Company, N.A. will be the purchase contract agent. The purchase contract agent will act as your agent from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the purchase contract agreement.


        The purchase contract will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. That resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT

        The Chase Manhattan Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with you except for the obligations owed by a pledgee of property to the owner under the pledge agreement and applicable law.

        The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. That resignation or replacement would be effective upon the appointment of a successor.


        The Chase Manhattan Bank maintains commercial banking relationships with us.


MISCELLANEOUS

        The purchase contract agreement will provide that we will pay all fees and expenses related to

        (1)    the offering of the FELINE PRIDES,

        (2)    the retention of the collateral agent and

        (3) the enforcement by the purchase contract agent of the rights of the holders of the FELINE PRIDES.

         Should you elect to substitute the related pledged securities, creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.


               DESCRIPTION OF THE TRUST PREFERRED SECURITIES


        The trust preferred securities will be issued according to the terms of the applicable declaration. References to the "trust preferred securities" mean the trust preferred securities issued by any of Cendant Capital I, Cendant Capital II, Cendant Capital III, Cendant Capital IV or Cendant Capital V, as the context requires. References to "the declaration" shall be to any of the declarations governing the terms of the trust preferred securities issued by Cendant Capital I, Cendant Capital II, Cendant Capital III, Cendant Capital IV or Cendant Capital V, as the context requires. This declaration will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the trust preferred securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in such declaration and those made part of such declaration by the Trust Indenture Act. The following summary of provisions of the trust preferred securities and the applicable declaration is not necessarily complete, and reference is made to the copy of the form declaration, including the definitions, which is filed as an exhibit to the registration statement relating to this prospectus, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.


OVERVIEW

        The declaration authorizes the regular trustees to issue on behalf of the trust the trust securities, which represent undivided beneficial ownership interests in the assets of the trust. We will own directly or indirectly all of the common securities. The common securities rank on a parity, and related payments will be made on a proportionate basis, with the trust preferred securities. However, upon the occurrence and during the continuance of an indenture event of default, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The declaration does not permit the issuance by the trust of any securities other than the trust securities or the incurrence of any indebtedness by the trust.

        Under the declaration, the institutional trustee will own the debentures purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, are guaranteed by us to the extent described under "description of the guarantee." The guarantee, when taken together with our obligations under the debentures and the indenture and our obligations under the declaration, including the obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the trust preferred securities, provides a full and unconditional guarantee of amounts due on the trust preferred securities. Wilmington Trust Company, the guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of trust preferred securities is to vote to direct the institutional trustee to enforce the institutional trustee's rights under the debentures.

DISTRIBUTIONS

        Distributions on the trust preferred securities will be fixed initially at a rate per year of 6.45% of the stated liquidation amount of $50 per trust preferred security. Distributions applicable on the trust preferred securities that remain outstanding on and after February 16, 2001 will be reset on the third business day immediately preceding February 16, 2001. Distributions in arrears for more than one quarter will bear interest at the rate of 6.45% per year through and including February 15, 2001 and at the reset rate afterwards, compounded quarterly. The term "distribution" as used here includes any interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

        Distributions on the trust preferred securities will be cumulative and will accrue from and will be payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing , when, as and if funds are available for payment. Distributions will be made by the institutional trustee, except as otherwise described below.

        We have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period. If we exercise the right, quarterly distributions on the trust preferred securities would be deferred during the interest payment period. However, those distributions would continue to accrue with interest at the rate of 6.45% per year through and including February 15, 2001, and at the reset rate afterwards. The right to extend the interest payment period for the debentures is limited to a period, in the aggregate, not extending beyond February 16, 2003. If we exercise this right, then

         (a) we shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, other than

               o purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or under any contract or security outstanding on the date of that event requiring us to purchase our capital stock,

               o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

               o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged,

               o dividends or distributions in our capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or

               o redemptions or repurchases of any rights outstanding under a shareholder rights plan.

         (b) We shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to those debentures, and

         (c) We shall not make any guarantee payments with respect to the above other than according to the guarantee or the common securities guarantee.

         Prior to the termination of any extension period, we may further extend the interest payment period. However, the extension period, together with all previous and further extensions, may not extend beyond February 16, 2003. Upon the termination of any extension period and the payment of all amounts then due, we may select a new extension period, subject to the above requirements. If distributions are deferred, the deferred distributions and accrued interest shall be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of that extension period.

        The trust must pay distributions on the trust preferred securities on the dates payable to the extent that it has funds available in the property account for the payment of those distributions. The trust's funds available for distribution to you as a holder of the trust preferred securities will be limited to payments received from us on the debentures. We guarantee the payment of distributions out of moneys held by the trust to the extent specified under "Description of the guarantee."

        Distributions on the trust preferred securities will be payable to holders, including the collateral agent, as they appear on the books and records of the trust on the relevant record dates. As long as the trust preferred securities remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Distributions will be paid through the institutional trustee, who will hold amounts received in respect of the debentures in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under "--Book-Entry Only Issuance -- The Depository Trust Company" below. With respect to trust preferred securities not in book-entry form, the regular trustees shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.

         If any date on which distributions on the trust preferred securities are to be made is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year, the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

MARKET RATE RESET

        The applicable quarterly distribution rate on the trust preferred securities and the interest rate on the related debentures that remain outstanding on and after February 16, 2001 will be reset on the third business day immediately preceding February 16, 2001 to the reset rate.

        The reset rate will be equal to the sum of the reset spread and the rate on the two-year benchmark treasury in effect on the third business day immediately preceding February 16, 2001 and will be determined by the reset agent as the rate the trust preferred securities should bear for a trust preferred security to have an approximate market value on the third business day immediately preceding February 16, 2001 of 100.5% of $50. However, we may limit the reset rate to be no higher than the rate on the two-year benchmark treasury on February 16, 2001 plus 200 basis points (2%). The market value of the trust preferred securities may be less than 100.5% if the reset spread is limited to a maximum of 2%.

        The "two-year benchmark treasury" shall mean direct obligations of the United States, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to maturity of the trust preferred securities, as agreed upon by us and the reset agent. The rate for the two-year benchmark treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third business day immediately preceding February 16, 2001 in the Telerate system. If the Telerate system is (a) no longer available on the third business day immediately preceding February 16, 2001 or (b) in the opinion of the reset agent, after consultation with us, no longer an appropriate system from which to obtain that rate, another nationally recognized quotation system as, in the opinion of the reset agent, after consultation with the us, is appropriate. If that rate is not so displayed, the rate for the two-year benchmark treasury shall be, as calculated by the reset agent, the yield to maturity for the two-year benchmark treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, and applied on a daily basis. It shall be computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third business day immediately preceding February 16, 2001, of three leading United States government securities dealers selected by the reset agent, after consultation with us. These dealers may include the reset agent or its affiliate.

         We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the reset agent.

        On the tenth business day immediately preceding February 16, 2001, the two-year benchmark treasury to be used to determine the reset rate on February 16, 2001 will be selected. On that date, the reset agent will establish the reset spread to be added to the rate on the two-year benchmark treasury in effect on the third business day immediately preceding February 16, 2001, and we will announce the reset spread and the Two-year benchmark treasury. We will cause a notice of the reset spread and the two-year benchmark treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. We will request, not later than ten nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding trust preferred securities, Income PRIDES or Growth PRIDES of the reset announcement date and of the procedures that must be followed if any owner of FELINE PRIDES wants to settle the related purchase contract with cash on the business day immediately preceding February 16, 2001.

OPTIONAL REMARKETING

        Under the remarketing agreement and subject to the terms of the remarketing underwriting agreement, on or prior to the fifth business day immediately preceding February 16, 2001, but no earlier than the payment date immediately preceding February 16, 2001, holders of trust preferred securities which are not components of Income PRIDES may elect to have their trust preferred securities remarketed by delivering their trust preferred securities along with a notice of such election to the custodial agent. The custodial agent will hold these trust preferred securities in an account separate from the collateral account in which the pledged securities will be held. Holders of trust preferred securities electing to have their trust preferred securities remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding February 16, 2001.

          On the fourth business day immediately preceding February 16, 2001, the custodial agent will deliver these separate trust preferred securities to the remarketing agent for remarketing. The remarketing agent will use its reasonable efforts to remarket these trust preferred securities on that date at a price of approximately 100.5% of the aggregate stated liquidation amount of these trust preferred securities, plus accrued and related unpaid distributions, including any deferred distributions. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation amount of these trust preferred securities will automatically be remitted by the remarketing agent to the custodial agent for the benefit of the holders of these trust preferred securities. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of those proceeds in excess of the aggregate stated liquidation amount of the remarketed trust preferred securities plus any accrued and unpaid distributions, including any deferred distributions, the remarketing agent will remit to the custodial agent any remaining portion of the proceeds for the benefit of that holder.

        If, despite using its reasonable efforts, the remarketing agent cannot remarket the related trust preferred securities of these holders at a price not less than 100% of the aggregate stated liquidation amount of the trust preferred securities plus accrued and unpaid distributions, including any deferred distributions and thus, resulting in a failed remarketing. The custodial agent will promptly return these trust preferred securities to the custodial agent to release to these holders. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding February 16, 2001 by publication in a daily newspaper in the English language of general circulation in the city of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than ten nor more than 15 calendar days prior to the remarketing date, that the depository notify its participants holding trust preferred securities, Income PRIDES and Growth PRIDES of the remarketing and of the procedures that must be followed if a trust preferred security holder wishes to exercise its right to put its trust preferred security to us. We will endeavor to ensure that a registration statement with regard to the full amount of the trust preferred securities to be remarketed shall be effective in a form as will enable the remarketing agent to rely on it in connection with the remarketing process. We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

OPTIONAL REDEMPTION

        The debentures are redeemable at our option, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a tax event under the circumstances described under "Description of the debentures -- tax event redemption." If we redeem the debentures upon the occurrence and continuation of a tax event, the proceeds from that repayment shall simultaneously be applied on a proportionate basis to redeem trust preferred securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the debentures so redeemed at a redemption price, per trust preferred security, equal to the redemption amount plus accrued and unpaid interest to the date of that redemption. Those proceeds will be payable in cash to the holders of the trust preferred securities. If a tax event redemption occurs prior to February 16, 2001, the redemption price payable to the collateral agent, in liquidation of the Income PRIDES holders' interests in the trust, will be simultaneously applied by the collateral agent to purchase the treasury portfolio on behalf of the holders' of the Income PRIDES. The treasury portfolio will be pledged with the collateral agent to secure the obligation of Income PRIDES holders' to purchase common stock under the related purchase contracts.

        If a failed remarketing has occurred, holders of trust securities and holders of debentures following the distribution of the debentures upon a dissolution of the trust, after February 16, 2001, will have the right,

        o in the case of trust securities, to require the trust to put to us the related debentures, or

        o in the case of the debentures, to put the debentures directly to us on March 2, 2001, upon at least three business days' prior notice, at a price per debenture equal to $50, plus accrued and unpaid interest, including any deferred interest.

         Upon our repurchase of those debentures from the trust

        o the proceeds from the repurchase shall simultaneously be applied, in the case of the trust securities, to redeem the trust securities of the holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the debentures so repurchased and

        o any accrued and unpaid distributions, including any deferred distributions, with respect to those trust securities will be paid to such holder in cash.

REDEMPTION PROCEDURES

        If the trust gives a notice of redemption, which will be irrevocable, in respect of all of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, the trust will irrevocably deposit with the depositary, the purchase contract agent or the collateral agent, as applicable, funds sufficient to pay the redemption price, but only if we have paid to the institutional trustee sufficient amount of cash in connection with the related redemption or maturity of the debentures. The trust will give the depositary, the purchase contract agent or the collateral agent irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities called for redemption.

         If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of those trust preferred securities called for redemption will cease, except for the right of the holders of those trust preferred securities to receive the redemption price without interest on the redemption price.

         If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, except that if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day.

DISTRIBUTION OF THE DEBENTURES

        "Investment company event" means that the regular trustees have received an opinion from independent counsel experienced in practice under the 1940 Act that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which change in 1940 Act law becomes effective on or after the date of this prospectus, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

        If, at any time, an investment company event shall occur and be continuing, the trust shall be dissolved. As a result, debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities would be distributed to the holders of the trust securities in liquidation of the holders' interests in the trust on a proportionate basis within 90 days following the occurrence of the investment company event. However, the dissolution and distribution shall be conditioned on us being unable to avoid the investment company event within a 90-day period either by taking some ministerial action or by pursuing some other similar reasonable measure that will have no adverse effect on the trust, us or the holders of the trust securities and will involve no material cost. If an investment company event occurs, debentures distributed to the collateral agent in liquidation of holders' interests in the trust would be pledged, in place of the trust preferred securities, to secure Income PRIDES holders' obligations to purchase common stock under the purchase contracts.

        We will have the right at any time to dissolve the trust and, after satisfaction of liabilities of creditors of the trust as provided by applicable law, to cause the debentures to be distributed to the holders of the trust securities. As of the date of any distribution of debentures upon dissolution of the trust,

        o the trust preferred securities will no longer be deemed to be outstanding,

        o the depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon the distribution, and

       o any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, those trust preferred securities until the certificates are presented to us or our agent for transfer or reissuance.

        Debentures distributed to the collateral agent in liquidation of the interest of the holders of the trust preferred securities in the trust would be substituted for the trust preferred securities and pledged to secure Income PRIDES holders' obligations to purchase our common stock under the purchase contracts.

        We cannot predict the market prices for either the trust preferred securities or the debentures that may be distributed in exchange for the trust preferred securities if a dissolution of the trust were to occur. Accordingly, the trust preferred securities or the debentures that an investor may receive if a dissolution of the trust were to occur may trade at a discount to the price that the investor paid to purchase the trust preferred securities forming a part of the Income PRIDES offered here.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

        In case of a voluntary or involuntary dissolution of the trust, unless a tax event redemption has occurred, the then holders of the trust preferred securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities on a proportionate basis in exchange for those trust preferred securities.

        The holders of the common securities will be entitled to receive distributions upon any such dissolution proportionately with the holders of the trust preferred securities. However, if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the common securities with regard to those distributions.

        Under the declaration, the trust shall dissolve

         (1)   upon the expiration of the term of the trust,

         (2) upon our bankruptcy or the bankruptcy of the holder of the common securities,

         (3) upon our filing of a certificate of dissolution or its equivalent or the revocation of our charter and the expiration of 90 days after the date of revocation without its reinstatement,

         (4) after the receipt by the institutional trustee of written direction from us to dissolve the trust or the filing of a certificate of dissolution or its equivalent with respect to the trust,

         (5)   upon the distribution of debentures,

         (6) upon the occurrence and continuation of a tax event redemption or

         (7) upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust.

DECLARATION EVENTS OF DEFAULT

        An event of default under the indenture constitutes an event of default under the declaration with respect to the trust securities. However, under the declaration, the holder of the common securities will be deemed to have waived any declaration event of default with respect to the common securities until all declaration events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee with respect to particular matters under the declaration and, therefore, the indenture. If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, the waiver will also constitute the waiver of the declaration event of default with respect to the common securities without any further act, vote or consent of the holders of the common securities.

        If the institutional trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of trust preferred securities has made a written request, that holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the institutional trustee's rights under the debentures without first proceeding against the institutional trustee or any other person or entity. Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, after giving effect to any right of deferral, then you, as a holder of trust preferred securities, may directly institute a proceeding after the respective due date specified in the debentures for enforcement of payment (a "direct action") to you directly of the principal of or interest on the debentures having a principal amount equal to the aggregate liquidation amount of your trust preferred securities. In connection with the direct action, we shall have the right under the indenture to set off any payment made to you. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

        Upon the occurrence of a declaration event of default, the institutional trustee, as the sole holder of the debentures, will have the right under the indenture to declare the principal of and interest on the debentures to be immediately due and payable. We and the trust are each required to file annually with the institutional trustee an officer's certificate as to our compliance with all conditions and covenants under the declaration.

VOTING RIGHTS

        Except as described here, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the declaration, the holders of the trust preferred securities will have no voting rights.

        Subject to the requirement of the institutional trustee obtaining a tax opinion in specific circumstances provided below, the holders of a majority in aggregate stated liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee, as holder of the debentures, to

        (1) exercise the remedies available under the indenture with respect to the debentures,

        (2) waive any past indenture event of default that is waivable under the indenture,

        (3) exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable or

        (4) consent to any amendment, modification or termination of the indenture or the debentures where that consent shall be required. However, where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the affected debentures (a "super-majority"), only the holders of at least the super-majority in aggregate stated liquidation amount of the trust preferred securities may direct the institutional trustee to give the consent or take the action.

        The institutional trustee shall notify all holders of the trust preferred securities of any notice of default received from the debt trustee with respect to the debentures. The notice shall state that the indenture event of default also constitutes a declaration event of default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the institutional trustee shall not take any of the actions described in clauses (1), (2) or (3) above unless the institutional trustee has obtained an opinion of tax counsel experienced in those matters that, as a result of the action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

        If the consent of the institutional trustee, as the holder of the debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture or the debentures, the institutional trustee shall request the direction of the holders of the trust preferred securities and the common securities with respect to that amendment, modification or termination. The indenture trustee shall vote with respect to that amendment, modification or termination as directed by a majority in stated liquidation amount of the trust preferred securities and the common securities voting together as a single class. However, where a consent under the indenture would require the consent of a super-majority, the institutional trustee may only give that consent at the direction of the holders of at least the proportion in stated liquidation amount of the trust preferred securities and the common securities which the relevant super-majority represents of the aggregate principal amount of the debentures outstanding. The institutional trustee shall not take any action in accordance with the directions of the holders of the trust preferred securities and the common securities unless the institutional trustee has obtained an opinion of tax counsel experienced in those matters that, as a result of the action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

        A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

        Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or according to written consent. The regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each notice will include a statement specifying the following information:

        o the date of the meeting or the date by which the action is to be taken;

        o a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

        o      instructions for the delivery of proxies or consents.

         No vote or consent of the holders of trust preferred securities will be required for the trust to cancel trust preferred securities or distribute debentures in accordance with the declaration.

        Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any trust preferred securities that are owned at that time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if those trust preferred securities were not outstanding.

        The procedures by which holders of trust preferred securities may exercise their voting rights are described below.

        Holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE DECLARATION

        The declaration may be modified and amended if approved by the regular trustees and, in some circumstances, the institutional trustee or the Delaware trustee. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

         (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or

         (2) the dissolution of the trust other than according to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on that amendment or proposal, and that amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the affected trust securities. If any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only the affected class will be entitled to vote on that amendment or proposal and that amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of that class of securities. In addition, the declaration may be amended without the consent of the holders of the trust securities to, among other things, cause the trust to continue to be classified as a grantor trust for United States federal income tax purposes.

        Notwithstanding the above, no amendment or modification may be made to the declaration if that amendment or modification would

        (1) cause the trust to be classified as other than a grantor trust for United States federal income tax purposes,

        (2) reduce or otherwise adversely affect the powers of the institutional trustee or

        (3) cause the trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

        The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon
Dissolution".

        The trust may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as under the laws of any state except that

        (1) if the trust is not the surviving entity, the successor entity either (x) expressly assumes all of the obligations of the trust under the trust securities or (y) substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "successor securities"). The successor securities must rank the same as the trust securities with respect to distributions and payments upon liquidation, redemption and otherwise,

         (2) we expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the institutional trustee as the holder of the debentures,

         (3) if the trust preferred securities are listed, any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted,

         (4) the merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

        (5) the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect other than with respect to any dilution of the holders' interest in the new entity,

         (6) the successor entity has a purpose substantially identical to that of the trust,

         (7) prior to the merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel to the trust experienced in those matters that,

               o the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect other than with respect to any dilution of the holders' interest in the new entity,

               o following the merger, consolidation, amalgamation or replacement, neither the trust nor the successor entity will be required to register as an investment company under the 1940 Act and

               o following the merger, consolidation, amalgamation or replacement, the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, and

         (8) we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee and the common securities guarantee.

        Notwithstanding the above, the trust shall not, except with the consent of holders of 100% in stated liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if that consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


MERGER OF TRUSTS

        Upon the issuance, if any, of the additional Income PRIDES, Cendant Capital I shall merge with and into Cendant Capital II. Thereafter, each current Income PRIDES, additional Income PRIDES and new Income PRIDES will consist of a purchase contract and a trust preferred security of Cendant Capital II. In addition, upon each issuance of special Income PRIDES, the trust issuing the trust preferred securities prior to such issuance shall be merged with and into one of the trusts which prior to such time shall not have issued any securities (a "newly issuing trust"), and the trust preferred securities forming a part of the current Income PRIDES, additional Income PRIDES and new Income PRIDES will be issued by such newly issuing trust. The terms of the trust preferred securities issued by each of the trusts will have terms substantially identical to each other. The aggregate liquidation amount of trust preferred securities issued by any trust will equal the sum of the aggregate liquidation amount of trust preferred securities issued by the trust being merged with and into such trust plus the aggregate liquidation amount of trust preferred securities being simultaneously issued by such trusts. The aggregate principal amount of debentures held by any trust will equal the sum of the aggregate principal amount of debentures held by the trust being merged with and into such trust plus the aggregate principal amount of debentures being simultaneously issued by Cendant to such trust in connection with the issuance of additional Income PRIDES or special Income PRIDES.


BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

        If the trust preferred securities are issued as one or more fully-registered global trust preferred securities certificates representing the total aggregate number of trust preferred securities, the depositary will act as securities depositary for any trust preferred securities that are held separately from the Income PRIDES. In that case, the trust preferred securities will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. However, under some circumstances, the regular trustees with our consent may decide not to use the system of book-entry transfers through the DTC with respect to the trust preferred securities. In that case, certificates of the trust preferred securities will be printed and delivered to the holders.

        The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global trust preferred securities as represented by a global certificate.

        Purchases of trust preferred securities within the depositary's system must be made by or through direct participants, which will receive a credit for the trust preferred securities on the depositary's records. The beneficial ownership interest of each actual purchaser of each trust preferred security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased trust preferred securities. Transfers of ownership interests in the trust preferred securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the trust preferred securities, except if use of the book-entry system for the trust preferred securities is discontinued.

        To facilitate subsequent transfers, all the trust preferred securities deposited by participants with the depositary will be registered in the name of the depositary's nominee, Cede & Co. The deposit of trust preferred securities with the depositary and their registration in the name of Cede & Co. cause no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the trust preferred securities. The depositary's records reflect only the identity of the direct participants to whose accounts those trust preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the depositary or its nominee is the registered owner or holder of a global certificate, the depositary or the nominee will be considered the sole owner or holder of the trust preferred securities represented for all purposes under the declaration and the trust preferred securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the depositary applicable procedures, in addition to those provided for under the declaration.

        The depositary has advised us that it will take any action permitted to be taken by a holder of trust preferred securities, including the presentation of trust preferred securities for exchange, only at the direction of one or more participants to whose account the depositary's interests in the global certificates are credited and only in respect of the portion of the stated liquidation amount of trust preferred securities as to which such participant or participants has or have given such directions. However, if there is a declaration event of default under the trust preferred securities, the depositary will exchange the global certificates for certificated securities, which it will distribute to its participants.

        Conveyance of notices and other communications by the depositary to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.

        Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither the depositary nor Cede & Co. will itself consent or vote with respect to trust preferred securities. Under its usual procedures, the depositary would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the trust preferred securities are credited on the record date. The direct participants are identified in a listing attached to the omnibus proxy. We and the trust believe that the arrangements among the depositary, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the trust.

        Distribution payments on the trust preferred securities issued in the form of one or more global certificates will be made to the depositary in immediately available funds. The depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of the participant and not of the depositary, the trust or us, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Payment of distributions to the depositary is the responsibility of the trust, disbursement of such payments to direct participants is the responsibility of the depositary, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except as provided here, a beneficial owner in a global trust preferred security certificate will not be entitled to receive physical delivery of trust preferred securities. Accordingly, each beneficial owner must rely on the procedures of the depositary to exercise any rights under the trust preferred securities.

        Although the depositary has agreed to the above procedure to facilitate transfer of interests in the global certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. Neither us, nor the trust or any trustee will have any responsibility for the performance by the depositary or its participants or indirect participants under the rules and procedures governing the depositary. The depositary may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to the trust. Under these circumstances, if a successor securities depositary is not obtained, trust preferred securities certificates are required to be printed and delivered to holders. Additionally, the regular trustees, with our consent, may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary, with respect to the trust preferred securities. In that case, certificates for the trust preferred securities will be printed and delivered to holders. In each of the above circumstances, we will appoint a paying agent with respect to the trust preferred securities.

        The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust take responsibility for its accuracy.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

        Payments in respect of the trust preferred securities represented by the global certificates shall be made to the depositary. The depositary shall credit the relevant accounts at the depositary on the applicable distribution dates. In the case of certificated securities, those payments shall be made by check mailed to the address of the holder entitled to it as that address appears on the register. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the trustees. If First National Bank of Chicago shall no longer be the paying agent, the regular trustees shall appoint a successor to act as paying agent, which shall be a bank or trust company.


        Bank One Trust Company, N.A. will act as registrar, transfer agent and paying agent for the trust preferred securities.


        Registration of transfers of trust preferred securities will be made without charge by or on behalf of the trust. However, payment shall be made and any indemnity as the trust or we may require shall be given in respect of any tax or other government charge which may be imposed in relation to it.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

        The institutional trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of any defaults that may have occurred, undertakes to perform only those duties that are specified in the declaration. The institutional trustee, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust preferred securities, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which it might incur. The holders of trust preferred securities will not be required to offer an indemnity in the case that those holders, by exercising their voting rights, direct the institutional trustee to take any action it is empowered to take under the declaration following a declaration event of default. The institutional trustee also serves as trustee under the guarantee.

        The institutional trustee maintains commercial banking relationships with us.

GOVERNING LAW

        The declaration and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

        The regular trustees are authorized and directed to operate the trust in a way that the trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. We are authorized and directed to conduct our affairs so that the debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the regular trustees are authorized to take any action not inconsistent with applicable law, the declaration of trust, the certificate of trust of the trust or our certificate of incorporation, that we and the regular trustees determine in our discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the trust preferred securities or vary its terms.

        Holders of the trust preferred securities have no preemptive or similar rights.


                        DESCRIPTION OF THE GUARANTEE


        Provided below is a summary of information concerning the guarantee which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. References to the term "Guarantee" shall mean the guarantee of the trust preferred securities issued by one of Cendant Capital I, Cendant Capital II, Cendant Capital III, Cendant Capital IV or Cendant Capital V, as the context requires. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Wilmington Trust Company will act as the guarantee trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the guarantee will be those provided in the guarantee and those made part of the guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is made to the copy of the form of guarantee including the definitions which is filed as an exhibit to the registration statement relating to this prospectus, and to the Trust Indenture Act. Whenever particular defined terms of the guarantee are referred to in this prospectus, these defined terms are incorporated by reference in this prospectus. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities.


OVERVIEW

        Under the guarantee, we will irrevocably and unconditionally agree, to the extent provided there, to pay in full on a senior unsecured basis, to the holders of the trust preferred securities issued by the trust, the guarantee payments. We shall pay the guarantee payments as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. We shall make these payments except to the extent paid by the trust. The following payments or distributions with respect to trust preferred securities issued by the trust to the extent not paid by or on behalf of the trust, will be subject to the guarantee, without duplication:

        (a) any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust shall have funds available;

        (b) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of trust preferred securities in respect of which the related debentures have been redeemed by us upon the occurrence of a tax event redemption, to the extent the trust shall have funds available; and

        (c) upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of debentures to the holders of trust preferred securities, the lesser of

               o the aggregate of the stated liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available, and

               o the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the trust to pay those amounts to the holders.

        The guarantee will be a full and unconditional guarantee on a senior unsecured basis with respect to the trust preferred securities issued by the trust, but will not apply to any payment of distributions except to the extent the trust shall have funds available. If we do not make interest payments on the debentures purchased by the trust, the trust will not pay distributions on the trust preferred securities and will not have funds available.

        The guarantee, when taken together with our obligations under the debentures, the indenture, and the declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by us of payments due on the trust preferred securities.

        We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantee. However, in the case of an indenture event of default, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CENDANT'S GUARANTEE COVENANTS

        In the guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the guarantee or the declaration, then

         (a) we shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, other than

               o purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or under any contract or security outstanding on the date of that event requiring us to purchase our capital stock,

               o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

               o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged,

               o dividends or distributions in our capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or

               o redemptions or repurchases of any rights outstanding under a shareholder rights plan;

         (b) We shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to those debentures; and

         (c) We shall not make any guarantee payments with respect to the above other than according to the guarantee or the common securities guarantee.


MODIFICATION OF THE GUARANTEE; ASSIGNMENT

        Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding trust preferred securities issued by the trust. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and our representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION

        The guarantee will terminate

        (a) upon distribution of the debentures held by the trust to the holders of the trust preferred securities,

         (b) upon full payment of the redemption price of all the trust preferred securities in the case that we repurchase all of the debentures upon the occurrence of a tax event redemption or

         (c) upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

         The guarantee will continue to be effective, or will be reinstated, if at any time any holder of trust preferred securities must return payment of any sums paid under the trust preferred securities or the guarantee.

EVENTS OF DEFAULT

        An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee.

        The holders of a majority in stated liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

STATUS OF THE GUARANTEE

        The guarantee will constitute our unsecured obligation and will rank on a parity with all our other senior unsecured obligations.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

        The guarantee trustee, prior to the occurrence of a default with respect to the guarantee, undertakes to perform only those duties that are specified in the guarantee. The guarantee trustee, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. According to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which it might incur. However, this shall not relieve the guarantee trustee, upon the occurrence of an event of default under the guarantee, from exercising the rights and powers vested in it by the guarantee.

GOVERNING LAW

        The guarantee will be governed by and construed in accordance with the internal laws of the State of New York.


                       DESCRIPTION OF THE DEBENTURES

        Provided below is a description of the specific terms of the debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. The following description is not necessarily complete, and reference is made to the copy of the form of the indenture to be entered into between us and The Bank of Nova Scotia Trust Company of New York , as debt trustee, which is filed as an exhibit to the registration statement relating to this prospectus, and to the Trust Indenture Act. Certain capitalized terms used here are defined in the indenture.

        Under specific circumstances involving the dissolution of the trust, debentures may be distributed to the holders of the trust securities in liquidation of the trust.

OVERVIEW


        The debentures will be issued as senior unsecured debt under the indenture and will rank on a parity in right of payment with all our other senior unsecured debt obligations.


        The debentures will not be subject to a sinking fund provision. Unless a tax event redemption has occurred prior to February 16, 2001, the entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and expenses and taxes of the trust, if any, on February 16, 2003.

        We will have the right at any time to dissolve the trust and cause the debentures to be distributed to the holders of the trust securities. If debentures are distributed to holders of trust securities in liquidation of the holders' interests in the trust, those debentures will initially be issued as a global security.

        As described in this prospectus, under specific limited circumstances, debentures may be issued in certificated form in exchange for a global security. In the case that debentures are issued in certificated form, these debentures will be in denominations of $50 and integral multiples of $50 and may be transferred or exchanged at the offices described below. Payments on debentures issued as a global security will be made to the depositary, a successor depositary or, in the case that no depositary is used, to a paying agent for the debentures. In the case that debentures are issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the institutional trustee in Wilmington, Delaware. However, at our option, payment of interest may be made by check mailed to the address of the entitled holder or by wire transfer to an account appropriately designated by the entitled holder. Notwithstanding the above, so long as the holder of any debentures is the institutional trustee, the payment of principal and interest on the debentures held by the institutional trustee will be made at the place and to the account as may be designated by the institutional trustee.

        The indenture does not contain provisions that afford holders of the debentures protection in case we are involved in a highly leveraged transaction or other similar transaction that may adversely affect those holders.

INTEREST

        Each debenture shall initially bear interest at the rate of 6.45% per year from the original date of issuance, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing
     . Each debenture shall bear interest to the person in whose name that debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding that interest payment date.

          The applicable interest rate on the debentures and the distribution rate on the related trust preferred securities outstanding on and after February 16, 2001 will be reset on the third business day immediately preceding February 16, 2001 to the reset rate. The reset rate will be equal to the sum of the reset spread and the rate on the two-year benchmark treasury in effect on the third business day immediately preceding February 16, 2001. The reset rate will be determined by the reset agent as the rate the trust preferred securities should bear in order for a trust preferred security to have an approximate market value on the third business day immediately preceding February 16, 2001 of 100.5% of $50. However, we may limit the reset rate to be no higher than the rate on the two-year benchmark treasury on the third business day immediately preceding February 16, 2001 plus 200 basis points (2%). The market value of the trust preferred securities may be less than 100.5% if the reset spread is limited to a maximum of 2%.

        On the reset announcement date, the two-year benchmark treasury will be selected and the reset agent will establish the reset spread to be added to the rate on the two-year benchmark treasury in effect on the third business day immediately preceding February 16, 2001. On that date, we will announce the reset spread and the two-year benchmark treasury. We will cause a notice of the reset spread and the two-year benchmark treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. If debentures shall not continue to remain in book-entry only form, we shall have the right to select record dates, which shall be more than fifteen business days but less than 60 business days prior to the interest payment date.

        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay but if that business day is in the next succeeding calendar year, then that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date.

TAX EVENT REDEMPTION

        If a tax event shall occur and be continuing, we may, at our option, redeem debentures in whole but not in part at any time prior to February 16, 2001. The redemption price shall equal, for each debenture, the redemption amount plus accrued and unpaid interest, including compound interest and expenses and taxes of the trust, if any, to the date of redemption. If, following the occurrence of a tax event, we exercise our option to redeem the debentures, then the proceeds of that redemption will be applied to redeem trust securities having a liquidation amount equal to the principal amount of debentures to be paid, in accordance with their terms, at the redemption price. The redemption price will be payable in cash to the holders of the trust securities. If a tax event redemption occurs prior to February 16, 2001, the redemption price payable in liquidation of the Income PRIDES holders' interest in the trust will be distributed to the collateral agent. The collateral agent will apply an amount equal to the redemption amount of the redemption price to purchase the treasury portfolio on behalf of the holders of Income PRIDES and remit any remaining portion of the redemption price to the purchase contract agent for payment to the holders of those Income PRIDES. The treasury portfolio will be substituted for the trust preferred securities and will be pledged with the collateral agent to secure the Income PRIDES holders' obligation to purchase our common stock under the purchase contracts. However, if the tax event redemption occurs after February 16, 2001, the treasury portfolio will not be purchased.

        Tax event means the receipt by the trust of an opinion of a nationally recognized independent tax counsel experienced in such matters that, as a result of

        (a) any amendment to, or change, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority or which affects taxation,

        (b) any amendment to or change in an interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority or

        (c) any interpretation or pronouncement that provides for a position with respect to these laws or regulations that differs from the generally accepted position on the date the trust securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the trust securities under the declaration, there is more than an insubstantial risk that

        (a) interest payable by us on the debentures would not be deductible, in whole or in part, by us for United States federal income tax purposes or

        (b) the income of the trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        Treasury portfolio means, with respect to the applicable principal amount of debentures

        (a) if the tax event redemption date occurs prior to February 16, 2001, a portfolio of zero-coupon U.S. treasury securities consisting of

               o interest or principal strips of U.S. treasury securities which mature on or prior to February 15, 2001 in an aggregate amount equal to the applicable principal amount and

               o with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date, interest or principal strips of U.S. treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the debentures on that date, and

        (a) if the tax event redemption date occurs after February 16, 2001, a portfolio of zero-coupon U.S. treasury securities consisting of

               o principal or interest strips of U.S. treasury securities which mature on or prior to February 15, 2003 in an aggregate amount equal to the applicable principal amount and

              o with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date, interest or principal strips of the U.S. treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the debentures on that date.

        Applicable principal amount means either

        o if the tax event redemption date occurs prior to February 16, 2001, the aggregate principal amount of the debentures corresponding to the aggregate stated liquidation amount of the trust preferred securities which are components of Income PRIDES on that tax event redemption date or

        o if the tax event redemption occurs on or after February 16, 2001, the aggregate principal amount of the debentures corresponding to the aggregate stated liquidation amount of the trust preferred securities outstanding on that tax event redemption date.

        Redemption amount means for each debenture, the product of

        o      the principal amount of that debenture and

        o a fraction whose numerator is the treasury portfolio purchase price and whose denominator is the applicable principal amount.

        Treasury portfolio purchase price means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

        Quotation agent means

        o Merrill Lynch Government Securities, Inc. and its respective successors. However, if they shall cease to be a primary treasury dealer, we shall substitute another primary treasury dealer, and

        o      any other primary treasury dealer selected by us.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the redeemed debentures.

PUT OPTION

        If a failed remarketing has occurred, holders of debentures, including the institutional trustee and following the distribution of the debentures upon a dissolution of the trust those debenture holders, will have the right to put their debentures to us on March 2, 2001, upon at least three business days' prior notice at a price per debenture equal to $50, plus any accrued and unpaid interest. Upon our repurchase of those debentures, the proceeds from the repurchase shall simultaneously be applied to redeem, in the case of trust securities, any outstanding trust preferred securities of those holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the debentures so repurchased plus accrued and unpaid distributions, including any deferred distributions.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

        We shall have the right at any time, and from time to time, during the term of the debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the debentures, at the end of which extension period, we shall pay all interest then accrued and unpaid, including any expenses and taxes of the trust, together with interest compounded quarterly at the rate of 6.45% per year through and including February 15, 2001, and at the reset rate afterwards, to the extent permitted by applicable law ("compound interest"). However, during any extension period,

         (a) we shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, other than

               o purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or under any contract or security outstanding on the date of that event requiring us to purchase our capital stock,

               o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

               o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged,

               o dividends or distributions in our capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or

               o redemptions or repurchases of any rights outstanding under a shareholder rights plan,

         (b) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to those debentures, and

         (c) we shall not make any guarantee payments with respect to the above other than according to the guarantee or the common securities guarantee.


         Prior to the termination of any extension period, we may further defer payments of interest by extending the interest payment period. However, the extension period, including all previous and further extensions, may not extend beyond the February 16, 2003. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms specified in this section. No interest during an extension period, except at its end, shall be due and payable, but we, at our option, may prepay on any interest payment date all of the interest accrued during the then elapsed portion of an extension period. We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures.

         If the institutional trustee shall be the sole holder of the debentures, we shall give the regular trustees and the institutional trustee notice of its selection of that extension period one business day prior to the earlier of

         (1) the date distributions on the trust preferred securities are payable or

         (2) the date the regular trustees are required to give notice, if applicable, to the NYSE, other applicable self-regulatory organization or to holders of the trust preferred securities of the record or payment date of that distribution.

          The regular trustees shall give notice of our selection of that extension period to the holders of the trust preferred securities. If the institutional trustee shall not be the sole holder of the debentures, we shall give the holders of the debentures notice of our selection of that extension period ten business days prior to the earlier of

         (1)   the interest payment date or

         (2) the date upon which we are required to give notice, if applicable, to the NYSE, other applicable self-regulatory organization or to holders of the debentures of the record or payment date of that related interest payment.

EXPENSES AND TAXES OF THE TRUST

        In the indenture, we, as borrower, have agreed to pay all debts and other obligations, other than with respect to the trust securities, and all costs and expenses of the trust. These include the costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of the trust and any and all related taxes costs and expenses, other than United States withholding taxes, to which the trust might become subject. We also have agreed in the indenture to execute those additional agreements as may be necessary or desirable to give full effect to the above.

INDENTURE EVENTS OF DEFAULT

        If any indenture event of default shall occur and be continuing, the institutional trustee, as the holder of the debentures, will have the right to declare the principal of and the interest on the debentures, including any compound interest and expenses and taxes of the trust, if any, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor with respect to the debentures.

        The following are events of default under the indenture with respect to the debentures:

       o failure to pay interest on the debentures when due, continued for a period of 30 days. However, if we are permitted by the terms of the debentures to defer the payment in question, then the date on which that payment is due and payable shall be the date on which we are required to make payment following that deferral, if that deferral has been elected according to the terms of the debentures;

       o failure to pay the principal of or premium, if any, on the debentures when due and payable on February 16, 2003, upon redemption or otherwise. However, if we are permitted by the terms of the debentures to defer the payment in question, the date on which that payment is due and payable shall be the date on which we are required to make payment following the deferral, if the deferral has been elected according to the terms of the debentures;

        o failure to observe or perform in any material respect other covenants contained in the indenture, continued for a period of 90 days after written notice has been given to us by the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debentures; and

        o particular events of our bankruptcy, insolvency or reorganization.

        The indenture provides that the debt trustee shall, within 90 days after the occurrence of any default or event of default with respect to the debentures, give the holders of the debentures notice of all uncured defaults or events of default known to it. The term default includes any event which after notice or passage of time or both would be an event of default.

        However, in the case of a default in the payment of the principal of or premium, if any, on, or interest on any debt securities of that series, or in the payment of any sinking fund installment with respect to debt securities of that series, the trustee shall be protected in withholding that notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of that notice is in the interest of the holders of debt securities of that series and any related coupons. Except that in the case of an event of default or a default in a payment on the debentures, the debt trustee shall be protected in withholding the notice so long as the board of directors, the executive committee or directors or responsible officers of the debt trustee in good faith determine that the withholding of that notice is in the interest of the holders of the debentures.

        If an event of default with respect to the debentures occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debentures, by notice in writing to us and to the debt trustee if given by the holders of at least 25% in aggregate principal amount of the debentures, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debentures to be due and payable immediately and, upon that declaration, the debentures shall become immediately due and payable.

        In addition, in the case of the debentures held by the trust, if an event of default has occurred and is continuing, and that event is attributable to our failure to pay interest or principal, then a holder of trust preferred securities may directly institute a proceeding against us for payment.

        Any declaration with respect to the debentures may be annulled and past events of default and defaults, except, unless cured, an event of default or a default in payment of principal of or interest on the debentures, may be waived by the holders of a majority of the principal amount of the outstanding debentures, upon the conditions provided in the indenture.

        The indenture provides that we shall periodically file statements with the debt trustee regarding compliance by us with some of its respective covenants and shall specify any event of default or defaults with respect to the debentures, in performing those covenants, of which we as signers may have knowledge.

        An indenture event of default also constitutes a declaration event of default. The holders of trust preferred securities in some circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the debentures. Notwithstanding the above, if an event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, we acknowledge that a holder of trust preferred securities may directly institute a proceeding for enforcement of payment to that holder directly of the principal of and interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the trust preferred securities of that holder after the respective due date specified in the debentures. In connection with that action, we shall have the right under the indenture to set-off any payment made to that holder by us. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

BOOK-ENTRY AND SETTLEMENT

        If distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution of the trust, the debentures will be issued in the form of one or more global certificates (each a "global security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, debentures in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

        Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debentures in certificated form and will not be considered its holders for any purpose under the indenture. No global security representing debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the indenture.

THE DEPOSITARY

        If debentures are distributed to holders of trust preferred securities in liquidation of those holders' interests in the trust, the depositary will act as securities depositary for the debentures. As of the date of this prospectus, the description of the depositary's book-entry system and the depositary's practices as they relate to purchases, transfers, notices and payments with respect to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by the depositary. We may appoint a successor to the depositary or any successor depositary if the depositary or a successor depositary is unable or unwilling to continue as a depositary for the global securities.

        Neither us nor the trust, the institutional trustee, any paying agents, any of our other agents or the debt trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debentures or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        A global security shall be exchangeable for debentures registered in the names of persons other than the depositary or its nominee only if

         (1) the depositary notifies us that it is unwilling or unable to continue as a depositary for that global security and no successor depositary shall have been appointed,

         (2) the depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as a depositary and no successor depositary shall have been appointed,

         (3) we, in our sole discretion, determine that the global security shall be so exchangeable or

         (4) there shall have occurred an indenture event of default with respect to such debentures.

        Any global security that is exchangeable according to the preceding sentence shall be exchangeable for debentures registered in those names as the depositary shall direct. It is expected that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

GOVERNING LAW

        The indenture and the debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

        We will pay all fees and expenses related to

         (1)   the offering of the trust securities and the debentures,

         (2)   the organization, maintenance and dissolution of the trust,

         (3)   the retention of the trustees and

         (4) the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.


                      EFFECT OF OBLIGATIONS UNDER THE
                        DEBENTURES AND THE GUARANTEE

        As provided in the declaration, the sole purpose of the trust is to issue the trust securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from the issuance and sale in the debentures and engage in only other necessary or incidental activities.

        As long as payments of interest and other payments are made when due on the debentures, those payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

        o the aggregate principal amount of debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

        o the interest rate and the interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the trust securities;

        o we shall pay, and the trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the trust, other than with respect to the trust securities; and

        o the declaration further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions, to the extent funds are available, and other payments due on the trust preferred securities, to the extent funds therefor are available, are guaranteed by us as to the extent provided under "Description of the Guarantee." If we do not make interest payments on the debentures purchased by the trust, the trust will not have sufficient funds to pay distributions on the trust preferred securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions.

        If we fail to make interest or other payments on the debentures when due, taking account of any extension period, the declaration provides a mechanism enabling the holders of the trust preferred securities to direct the institutional trustee to enforce its rights under the indenture. If the institutional trustee fails to enforce its rights under the indenture in respect of an indenture event of default, a holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the institutional trustee's rights under the indenture without first instituting any legal proceeding against the institutional trustee or any other person or entity.

        Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the debentures on the date that interest or principal is otherwise payable, then a holder of trust preferred securities may directly institute a proceeding against us for payment. We, under the guarantee, acknowledge that the guarantee trustee shall enforce the guarantee on behalf of the holders of the trust preferred securities. If we fail to make payments under the guarantee, the guarantee provides a mechanism enabling the holders of the trust preferred securities to direct the guarantee trustee to enforce its rights under the guarantee. Notwithstanding the above, if we fail to make a payment under the guarantee, any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

        The guarantee, when taken together with our obligations under the debentures and the indenture and its obligations under the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust securities, has the effect of providing a full and unconditional guarantee of amounts due on the trust preferred securities.


                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain of the material United States federal income tax consequences of the acquisition, ownership and disposition of FELINE PRIDES, trust preferred securities and common stock acquired under a purchase contract. Unless otherwise stated, the summary deals only with FELINE PRIDES, trust preferred securities and common stock held as capital assets (generally, assets held for investment) by U.S. holders that purchase FELINE PRIDES from Cendant pursuant to this offering. The tax treatment of a U.S. holder may vary depending on its particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker dealers, tax-exempt organizations, or foreign taxpayers. In addition, this summary does not address the tax consequences to shareholders, partners or beneficiaries of a holder of FELINE PRIDES, trust preferred securities or common stock, nor does it address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax laws in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor should consult its tax advisor as to the particular tax consequences of acquiring, owning, and disposing of FELINE PRIDES or trust preferred securities, including the application and effect of United States federal, state, local, foreign and other tax laws.

        No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar of FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein.


        For purposes of this summary, the term "U.S. holder" means a holder of FELINE PRIDES or trust preferred securities that is, for United States federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (5) any person or entity otherwise subject to United States federal income taxation on a net basis in respect of its investment in FELINE PRIDES.


        The following summary does not address the tax consequences associated with the acquisition of rights. Holders that acquire rights as part of a litigation settlement or otherwise should consult their tax advisors concerning the tax consequences associated with such acquisition of the rights.

ACQUISITION, OWNERSHIP AND DISPOSITION OF FELINE PRIDES


        U.S. HOLDERS THAT ACQUIRE AND IMMEDIATELY EXCHANGE ADDITIONAL FELINE PRIDES AND RIGHTS FOR NEW FELINE PRIDES. The purchase of additional FELINE PRIDES pursuant to this offering by a U.S. holder of rights that is required to immediately exchange those additional FELINE PRIDES and rights for new FELINE PRIDES should be treated as a single integrated transaction for United States federal income tax purposes. Accordingly, (1) such a U.S. holder's acquisition of additional FELINE PRIDES should be disregarded and
(2) the U.S. holder should be treated as having purchased new FELINE PRIDES for an amount equal to the cash paid for the additional FELINE PRIDES plus the fair market value of the rights exchanged for the new FELINE PRIDES. In that event, the U.S. holder would recognize gain or loss on the transfer of the rights equal to the difference between the fair market value of the rights and the U.S. holder's tax basis in the rights. The gain or loss would be capital gain or loss, and would generally be long-term capital gain or loss if the U.S. holder held the rights for more than one year immediately prior to the exchange. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        U.S. HOLDERS THAT PURCHASE AND CONTINUE TO HOLD ADDITIONAL FELINE PRIDES. The treatment of the acquisition of additional FELINE PRIDES by U.S. holders that continue to hold the additional FELINE PRIDES, if any, is not clear, in part because the purchase contract related to the additional FELINE PRIDES currently has a negative value and there is no authority directly on point as to how such negative value should be characterized. It is possible that a U.S. holder that purchases additional FELINE PRIDES pursuant to this offering and continues to hold the additional FELINE PRIDES would be considered to have received consideration to assume the obligations under the related purchase contract in an amount equal to that negative value, and to have paid that amount, in addition to the purchase price, for the trust preferred securities or treasury securities related to additional FELINE PRIDES. Any U.S. holders that purchase additional FELINE PRIDES and that continue to hold the additional FELINE PRIDES should consult their tax advisors concerning the acquisition of additional FELINE PRIDES when the related purchase contracts have a negative value.

        U.S. HOLDERS THAT DELIVER RIGHTS AND CURRENT FELINE PRIDES (OR ADDITIONAL FELINE PRIDES OBTAINED IN THE SECONDARY MARKET) IN EXCHANGE FOR NEW FELINE PRIDES. A U.S. holder that delivers rights and current FELINE PRIDES (or additional FELINE PRIDES acquired in the secondary market) in exchange for new FELINE PRIDES should be treated as transferring the purchase contracts related to the current FELINE PRIDES or additional FELINE PRIDES, together with the rights, in exchange for the purchase contracts related to the new FELINE PRIDES.

        There is no authority addressing the treatment, under current law, of the transfer of the purchase contracts related to the current FELINE PRIDES (or additional FELINE PRIDES acquired in the secondary market) and the rights in exchange for the purchase contracts related to the new FELINE PRIDES. Although the matter is not free from doubt, a U.S. holder would likely (1) recognize capital gain or loss on the cancellation of the purchase contracts related to the current FELINE PRIDES (or additional FELINE PRIDES acquired in the secondary market) equal to the difference between the fair market value (which may be negative) of the cancelled purchase contracts and the U.S. holder's adjusted tax basis in the cancelled purchase contracts and (2) recognize capital gain or loss on the transfer of the rights equal to the difference between the fair market value of the rights and the U.S. holder's tax basis in the transferred rights. In each case, the capital gain or loss would be long-term or short-term capital gain or loss depending upon the U.S. holder's holding period for the surrendered purchase contracts and surrendered rights, respectively. If the purchase contracts related to the new FELINE PRIDES were to have a negative value at the time the exchange of purchase contracts described above took place, it is possible that the U.S. holder's loss on the cancellation of the purchase contracts related to the current FELINE PRIDES (or additional FELINE PRIDES acquired in the secondary market) would be limited to the fair market value of the rights surrendered. Alternatively, the U.S. holder could be treated as having received consideration to enter into the purchase contracts related to the new FELINE PRIDES in an amount equal to their negative value and to have paid that amount, in addition to the rights, to be released from its obligation under the purchase contracts surrendered in the exchange. The U.S. holder's tax basis in the purchase contracts related to the new FELINE PRIDES would likely equal their fair market value (but likely would not be less than zero, even if the new purchase contracts had negative value at the time they were transferred to the holder). U.S. holders should consult their tax advisors regarding the exchange of the purchase contracts related to the current FELINE PRIDES (or additional FELINE PRIDES acquired on the secondary market) and the rights for the purchase contracts related to the new FELINE PRIDES.


        ALLOCATION OF PURCHASE PRICE. In general, a U.S. holder that acquires new FELINE PRIDES through the purchase from and immediate surrender of additional FELINE PRIDES to Cendant or that acquires additional FELINE PRIDES which such holder is not required to surrender (if additional FELINE PRIDES are sold to any such persons) should be treated as acquiring a unit consisting of two components -- in the case of an Income PRIDES, a trust preferred security and a purchase contract constituting such Income PRIDES and, in the case of a Growth PRIDES, an interest in a treasury security and a purchase contract constituting such Growth PRIDES. The amount paid for each FELINE PRIDES generally will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax bases in the trust preferred security or interest in the treasury security, as the case may be, and the purchase contract.


        The proper allocation of the purchase price of an additional FELINE PRIDES is not clear, in part because the purchase contract related to an additional FELINE PRIDES currently has a negative value and there is no authority directly on point as to how such negative value should be allocated. It is possible that the purchase of additional FELINE PRIDES would be treated as if the U.S. holder received consideration to assume the obligations under the related purchase contract in an amount equal to that negative value, and to have paid that amount, in addition to the purchase price, for the related trust preferred security.



        Based upon the above, Cendant will report the fair market value of each trust preferred security and each interest in a treasury security so that (1) in the case of new FELINE PRIDES, the amount allocable to the trust preferred security and interest in the treasury security, as the case may be, will equal the cash paid for the additional FELINE PRIDES plus the fair market value of the rights exchanged for that new FELINE PRIDES, and
therefore will be $ and $    , respectively, and the amount allocable to the
purchase contract will be $ , and (2) in the case of additional FELINE PRIDES (other than any additional FELINE PRIDES that are immediately surrendered for new FELINE PRIDES), the amount allocable to the trust preferred security and interest in a treasury security, as the case may be, will equal the cash paid for that additional FELINE PRIDES plus an amount equal to the negative value of the related purchase contract, and therefore will be $ and $ , respectively, and no amount will be allocable to the purchase contract. These positions will be binding upon each U.S. holder (but not on the IRS) unless the U.S. holder explicitly discloses a contrary position on a statement attached to that U.S. holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for a FELINE PRIDES in accordance with the allocations set forth above. The remainder of this discussion assumes that these allocations of the purchase price of new FELINE PRIDES and additional
FELINE PRIDES will be respected for United States federal income tax purposes. A different allocation could affect the timing and character of income to a U.S. holder.


        OWNERSHIP OF TRUST PREFERRED SECURITIES OR TREASURY SECURITIES. A U.S. holder will be treated as owning the trust preferred securities or treasury securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. Cendant and, by acquiring FELINE PRIDES, each U.S. holder agree to treat that holder as the owner, for United States federal, state and local income and franchise tax purposes, of the trust preferred securities or treasury securities constituting a part of the FELINE PRIDES beneficially owned by that U.S. holder. Based upon this agreement, Cendant intends to take the position, and the remainder of this summary assumes, that U.S. holders of FELINE PRIDES will be treated as the owners of the trust preferred securities or treasury securities constituting a part of their FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the trust preferred securities or treasury securities are discussed below. See "-- Trust Preferred Securities", "-- Treasury Securities" and "-- Tax Event Redemption of Trust Preferred Securities."


        SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF FELINE PRIDES. Upon a sale, exchange or other taxable disposition (collectively, a "disposition") of FELINE PRIDES, a U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the trust preferred securities, treasury portfolio or, in the case of Growth PRIDES, the treasury securities, that constitute those FELINE PRIDES, and will generally have gain or loss equal to the difference between the portion of the proceeds to the U.S. holder allocable to the purchase contract and the trust preferred securities, treasury portfolio or treasury securities, as the case may be, and that U.S. holder's respective adjusted tax bases in the purchase contract and the trust preferred securities, treasury portfolio or treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent that the U.S. holder is treated as receiving an amount with respect to accrued but unpaid interest on the trust preferred securities or the treasury portfolio, which amount will be treated as ordinary interest income, or to the extent the U.S. holder is treated as receiving an amount with respect to accrued contract adjustment payments or deferred contract adjustment payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder held the FELINE PRIDES for more than one year immediately prior to their disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If a disposition of FELINE PRIDES were to occur when the purchase contract had negative value, although the matter is not free from doubt, the U.S. holder should be considered to have received additional consideration for the trust preferred securities, treasury portfolio or treasury securities, as the case may be, in an amount equal to such negative value and to have paid that amount to be released from its obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the purchase contract has negative value.


        In determining gain or loss, payments to a U.S. holder of contract adjustment payments or deferred contract adjustment payments properly excluded from income should either reduce that U.S. holder's adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments included in a U.S. holder's income but not paid should increase the U.S. holder's adjusted tax basis in the purchase contract. Payments in cash that have been made by a U.S. holder to create Growth PRIDES but not offset against payments of contract adjustment payments or deferred contract adjustment payments may increase the U.S. holder's adjusted tax basis in the purchase contract or result in a decrease in the amount realized on the disposition of the purchase contract. See "--Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash."

TRUST PREFERRED SECURITIES


        MERGER OF THE TRUSTS. There is no direct authority addressing the treatment, under current law, of the merger of the trust that was formed in connection with the issuance of the current Income PRIDES with the trust created pursuant to this offering. Cendant intends to take the position, and the remainder of this summary assumes, that the merger of these trusts will be treated as though each holder of current Income PRIDES exchanged a portion of such holder's debentures underlying the current Income PRIDES for a portion of the debentures issued by Cendant to the trust created pursuant to this offering. In that event, the exchange of a portion of the debentures related to the current Income PRIDES for a portion of the debentures issued pursuant to this offering will not constitute an exchange of property differing materially either in kind or in extent. As a result, there will be no immediate United States federal income tax consequences with respect to this exchange, and a U.S. holder of current Income PRIDES will have the same adjusted tax basis and holding period in the trust preferred securities as it had in the trust preferred securities immediately before the merger. No assurance can be given that the IRS will not disagree with this characterization of the merger of these trusts, and U.S. holders should consult their tax advisors concerning the treatment of the merger for United States federal income tax purposes.

        CLASSIFICATION OF THE TRUST. Cendant believes that the trust created pursuant to this offering will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Cendant, the trust and, by acquiring Income PRIDES or trust preferred securities, each U.S. holder agree to treat the trust created pursuant to this offering as a grantor trust for United States federal income tax purposes. Based upon this agreement, Cendant intends to take the position, and the remainder of this summary assumes, that each U.S. holder of trust preferred securities will be treated as owning an undivided beneficial ownership interest in the debentures and, as further discussed below, each U.S. holder of trust preferred securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the debentures. See "-- Interest Income and Original Issue Discount."


        CLASSIFICATION OF THE DEBENTURES. Cendant believes that the debentures will be classified as indebtedness for United States federal income tax purposes. Cendant, the trust and, by acquiring Income PRIDES or trust preferred securities, each U.S. holder agree to treat the debentures as indebtedness of Cendant for all United States tax purposes.


        INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Under the applicable Treasury regulations and subject to the discussion below regarding Cendant's right to defer payments of interest on the debentures, the debentures issued pursuant to this offering will be considered to have been issued with OID equal to the excess of 100.5% of their principal amount over the amount of the original purchase price for the additional Income PRIDES allocated to the debentures unless such excess is de minimis (less than one-quarter of one percent of 100.5% of the principal amount). If the debentures are treated as issued with OID, a U.S. holder will be required to include such OID in income on an economic accrual basis over the period between the issue date of the debentures and the date immediately preceding the purchase contract settlement date regardless of the U.S. holder's method of tax accounting. Consequently, each U.S. holder (including those using the cash method of tax accounting) will be required to include OID in income even though Cendant will not actually make current cash payments with respect to such OID. In addition, stated interest on the debentures (including the debentures issued by Cendant pursuant to the offering of the current FELINE PRIDES) will generally be included in income by a U.S. holder at the time such interest income is paid or accrued in accordance with that U.S. holder's regular method of tax accounting.

        If Cendant were to exercise its right to defer payments of interest on the debentures, all of a U.S. holder's taxable interest income with respect to the debentures would thereafter be accounted for on an economic accrual basis regardless of such U.S. holder's method of tax accounting, and actual distributions of stated interest on the debentures would not be reported separately as taxable income. Consequently, each U.S. holder (including those using a cash basis method of accounting) would be required to accrue the stated interest on the debentures (as OID) on a daily economic accrual basis even though Cendant would not make actual cash payments during the deferral period. Any amount of OID included in a U.S. holder's gross income would increase that U.S. holder's adjusted tax basis in its trust preferred securities, and the amount of a distribution received by a U.S. holder with respect to those trust preferred securities would reduce the adjusted tax basis of such trust preferred securities.

        The Treasury regulations governing the treatment of an issuer's right to defer payments of interest have not yet been addressed in any rulings or other interpretations by the IRS and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the debentures was OID regardless of whether or not Cendant exercised its right to defer payments of interest on such debentures, all U.S. holders would be required to include stated interest on the debentures in income on a daily economic accrual basis as described above.


        U.S. holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the trust preferred securities.


        DISTRIBUTION OF DEBENTURES TO U.S. HOLDERS OF TRUST PREFERRED SECURITIES. A distribution by the trust of the debentures as described under the caption "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution" would not be a taxable event to U.S. holders. In the event of such a distribution, a U.S. holder would have an aggregate adjusted tax basis in the debentures received in the liquidation equal to the aggregate adjusted tax basis that the U.S. holder had in its trust preferred securities surrendered in the liquidation of the trust and the holding period of those debentures would include the period during which the U.S. holder had held those trust preferred securities. In addition, a U.S. holder would continue to include interest (or OID) in respect of debentures received from the trust in the manner described under "-- Interest Income and Original Issue Discount."


        SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF TRUST PREFERRED SECURITIES. Gain or loss will be recognized by a U.S. holder on a disposition of a trust preferred security (including a redemption for cash or the remarketing of the trust preferred security) in an amount equal to the difference between the amount realized by the U.S. holder on the disposition of the trust preferred security (except to the extent that the amount realized is characterized as a payment in respect of accrued but unpaid interest on the U.S. holder's allocable share of the debentures that the U.S. holder has not previously included in gross income, which amount will be subject to tax as ordinary interest income) and the U.S. holder's adjusted tax basis in that trust preferred security. Selling expenses incurred by a U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by the U.S. holder upon a disposition of a trust preferred security. Gain or loss realized by a U.S. holder on a disposition of a trust preferred security generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder held that trust preferred security for more than one year immediately prior to its disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

TREASURY SECURITIES

        ORIGINAL ISSUE DISCOUNT. A U.S. holder of Growth PRIDES will be required to treat its ownership interest in the treasury securities comprising a Growth PRIDES as an interest in a bond that was originally issued on the date the Growth PRIDES is purchased and that has OID equal to the excess of the stated amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. holder will be required to include that OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the purchase contract settlement date, regardless of the U.S. holder's method of tax accounting and in advance of the receipt of cash attributable to that OID. Amounts of OID included in a U.S. holder's gross income will increase the U.S. holder's adjusted tax basis in its interest in the treasury securities.

        SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF TREASURY SECURITIES. In the event that a U.S. holder obtains the release of treasury securities by delivering trust preferred securities to the collateral agent, gain or loss will be recognized by the U.S. holder on a subsequent disposition of the treasury securities in an amount equal to the difference between the amount realized by the U.S. holder on the disposition and the U.S. holder's adjusted tax basis in the treasury securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder held those treasury securities for more than one year immediately prior to their disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS


        CONTRACT ADJUSTMENT PAYMENTS AND DEFERRED CONTRACT ADJUSTMENT PAYMENTS; DELIVERY OF CASH. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments and deferred contract adjustment payments, or the delivery of cash in respect of excess accrued contract adjustment payments by a U.S. holder of Income PRIDES upon the creation of Growth PRIDES and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable income to a U.S. holder of FELINE PRIDES when received or accrued, in accordance with the U.S. holder's regular method of tax accounting. To the extent that Cendant is required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, it intends to report those payments as taxable income to each U.S. holder. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments and the delivery of cash upon the creation of Growth PRIDES, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon the creation of Growth PRIDES may be treated as an offset to contract adjustment payments or deferred contract adjustment payments or as a purchase price adjustment. The treatment of contract adjustment payments, deferred contract adjustment payments and the delivery of cash upon the creation of Growth PRIDES could affect a U.S. holder's adjusted tax basis in a purchase contract or common stock received under a purchase contract or the amount realized by a U.S. holder upon the disposition of a FELINE PRIDES or the termination of a purchase contract. See "-- Acquisition of Common Stock Under a Purchase Contract," "-- Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES" and "-- Termination of Purchase Contract."

        ACQUISITION OF COMMON STOCK UNDER A PURCHASE CONTRACT. A U.S. holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of common stock under a purchase contract, except with respect to any cash received in lieu of a fractional share of common stock. Subject to the following discussion, a U.S. holder's aggregate initial tax basis in the common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus that U.S. holder's adjusted tax basis in the purchase contract, if any, less the portion of that purchase price and adjusted tax basis allocable to the fractional share. Payments of contract adjustment payments or deferred contract adjustment payments that have been received in cash by a U.S. holder but properly excluded from income by that U.S. holder should reduce the U.S. holder's adjusted tax basis in the purchase contract or the common stock to be received under that purchase contract; payments in cash that have been made by a U.S. holder to create Growth PRIDES but not offset against payments of contract adjustment payments or deferred contract adjustment payments may increase that U.S. holder's adjusted tax basis in the purchase contract or the common stock to be received under that purchase contract. See "-- Contract Adjustment Payments and Deferred Contract Adjustment Payments." The holding period for common stock received under a purchase contract will commence on the day following the acquisition of that common stock.


        OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT. Any distribution on common stock paid by Cendant out of its current or accumulated earnings and profits, as determined for United States federal income tax purposes, will constitute a dividend and will be includible in income by a U.S. holder when received. Any dividend on the common stock will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction.

        Upon a disposition of common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. holder's adjusted tax basis in the common stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held that common stock for more than one year immediately prior to its disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.


        EAR1Y SETTLEMENT OF PURCHASE CONTRACT. A U.S. holder of FELINE PRIDES will not recognize gain or loss on the receipt of its proportionate share of trust preferred securities, treasury securities or the treasury portfolio upon early settlement of a purchase contract and will have the same adjusted tax basis in those trust preferred securities, treasury securities or the treasury portfolio as before the early settlement. Any contract adjustment payments or deferred contract adjustment payments that have been included in a U.S. holder's income but forfeited and not paid upon early settlement of a purchase contract should increase that U.S. holder's adjusted tax basis in the common stock received under a purchase contract.

        TERMINATION OF PURCHASE CONTRACT. If a purchase contract terminates, a U.S. holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized, if any, upon the termination and the U.S. holder's adjusted tax basis, if any, in the purchase contract at the time of the termination. Payments of contract adjustment payments or deferred contract adjustment payments received by a U.S. holder but properly excluded from income by the U.S. holder should either reduce the U.S. holder's adjusted tax basis in the purchase contract or increase the amount realized on the termination of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments included in a U.S. holder's income but not paid should increase the U.S. holder's adjusted tax basis in the purchase contract; payments in cash that have been made by a U.S. holder to create Growth PRIDES but not offset against payments of contract adjustment payments or deferred contract adjustment payments may increase the U.S. holder's adjusted tax basis in the purchase contract or result in a deduction on the termination of the purchase contract. See "-- Contract Adjustment Payments and Deferred Contract Adjustment Payments." Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder held the purchase contract for more than one year immediately prior to its termination. Long- term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of its proportionate share of the trust preferred securities, treasury securities or treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in those trust preferred securities, treasury securities or treasury portfolio as before that termination.


        ADJUSTMENT TO SETTLEMENT RATE. U.S. holders of FELINE PRIDES might be treated as receiving a constructive dividend distribution from Cendant if (1) the settlement rate is adjusted and as a result of that adjustment, the proportionate interest of U.S. holders of FELINE PRIDES in the assets or earnings and profits of Cendant is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the Cendant's common stock.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES


        A U.S. holder of an Income PRIDES that delivers treasury securities to the collateral agent in substitution for trust preferred securities will generally not recognize gain or loss upon the delivery of those treasury securities or the release of the trust preferred securities to the U.S. holder. The U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by that U.S. holder with respect to those treasury securities and trust preferred securities, and the U.S. holder's adjusted tax bases in the treasury securities, the trust preferred securities and the purchase contract will not be affected by such delivery and release.


SUBSTITUTION OF TRUST PREFERRED SECURITIES TO CREATE OR RECREATE INCOME PRIDES

        A U.S. holder of a Growth PRIDES that delivers trust preferred securities to the collateral agent in substitution for treasury securities will generally not recognize gain or loss upon the delivery of those trust preferred securities or the release of the treasury securities to the U.S. holder. The U.S. holder will continue to take into account items of income or deduction otherwise includible or deducible, respectively, by that U.S. holder with respect to those treasury securities and trust preferred securities, and the U.S. holder's adjusted tax bases in the treasury securities, the trust preferred securities and the purchase contract will not be affected by such delivery and release.

TAX EVENT REDEMPTION OF TRUST PREFERRED SECURITIES


        A tax event redemption will be a taxable event for U.S. holders of trust preferred securities which will be subject to tax in the manner described under "Trust Preferred Securities - Sales, Exchanges or Other Taxable Dispositions of Trust Preferred Securities."


        OWNERSHIP OF TREASURY PORTFOLIO. Cendant, the trust and, by acquiring Income PRIDES, each U.S. holder agree to treat that U.S. holder as the owner, for United States federal, state and local income and franchise tax purposes, of its applicable ownership interest of the treasury portfolio constituting a part of the Income PRIDES beneficially owned by that U.S. holder in the event of a tax event redemption prior to the purchase contract settlement date. Based upon this agreement, each U.S. holder will include in income any amount earned on its pro rata portion of the treasury portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. holders of Income PRIDES will be treated as the owners of the applicable ownership interest of the treasury portfolio constituting a part of those Income PRIDES for United States federal, state and local income and franchise tax purposes.

        ORIGINAL ISSUE DISCOUNT. The treasury portfolio will consist of stripped U.S. treasury securities. Following a tax event redemption prior to the purchase contract settlement date, a U.S. holder of Income PRIDES will be required to treat its pro rata portion of each U.S. treasury security in the treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. treasury security and that has OID equal to the U.S. holder's pro rata portion of the excess of the amounts payable on that U.S. treasury security over the value of the U.S. treasury security at the time the collateral agent acquires them on behalf of holders of Income PRIDES. A U.S. holder will be required to include that OID in income on a daily economic basis over the life of the U.S. treasury security. The aggregate amount of this excess will constitute only a portion of the total amounts payable in respect of the treasury portfolio. Consequently, a portion of each scheduled interest payment to U.S. holders will be treated as a return of the U.S. holders' investment in the treasury portfolio and will not be considered current income for United States federal income tax purposes.


        A U.S. holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. treasury securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. See "Trust Preferred Securities-- Interest Income and Original Issue Discount." In the case of any U.S. treasury security with a maturity of one year or less from the date of its issue (as "short-term U.S. treasury security"), in general only accrual basis taxpayers will be required to include OID in income as it accrues. Unless an accrual basis U.S. holder elects to accrue the OID on a short-term U.S. treasury security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.


        TAX BASIS OF THE TREASURY PORTFOLIO. A U.S. holder's initial tax basis in its applicable ownership interest of the treasury portfolio will equal the U.S. holder's pro rata portion of the amount paid by the collateral agent for the treasury portfolio. A U.S. holder's adjusted tax basis in the treasury portfolio will be increased by the amount of OID included in income with respect to the treasury portfolio and decreased by the amount of cash received in respect of the treasury portfolio.


                            PLAN OF DISTRIBUTION

        We may sell the additional FELINE PRIDES offered in this prospectus in any of, or any combination of, the following ways:

        o        directly to purchasers;

        o        through agents;

        o        through underwriters; or

        o        through dealers.

        Offers to purchase may be solicited directly by us or by agents designated by us from time to time. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the additional FELINE PRIDES will be named, and any commissions payable by us to that agent will be described in prospectus supplement. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment, which is usually five business days or less.

        If an underwriter or underwriters are utilized in the offer or sale of the additional FELINE PRIDES, we will execute an underwriting agreement with the underwriters at the time of their sale to the underwriters and the names of the underwriters and the principal terms of our agreement with the underwriters will be described in prospectus supplement.

        If a dealer is utilized in the offer or sale of additional FELINE PRIDES, we will sell the additional FELINE PRIDES to that dealer, as principal. That dealer may then resell them to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the principal terms of our agreement with that dealer will be described in the prospectus supplement.

        Agents, underwriters, and dealers may be entitled under agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for us in the ordinary course of their business.

        Underwriters, agents or their controlling persons may engage in transactions with and perform services for us in the ordinary course of business.

        The place and time of delivery for the additional FELINE PRIDES will be described in the prospectus supplement.

                               LEGAL OPINIONS

        The validity of the purchase contracts, the common stock issuable upon their settlement and the debentures will be passed upon for us by Eric
J. Bock, Esq., our Vice President-Legal, and Skadden, Arps, Slate, Meagher & Flom LLP. Several matters of Delaware law with respect to the validity of the trust preferred securities offered here will be passed upon for us and for the trust by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Bock owns common stock and options to acquire shares of our common stock.

                                  EXPERTS


        The consolidated financial statements of Cendant and its consolidated subsidiaries, except PHH Corporation ("PHH"), as of December 31, 1996 and for the year ended December 31, 1996 incorporated in this prospectus by reference from our annual report on Form 10-K/A for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP as stated in their report, (which expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation as described in Note 18, and the change in the method of recognizing revenue and membership solicitation costs as described in Note 2) which is incorporated herein by reference. The consolidated financial statements of PHH have been audited by KPMG LLP, as stated in their report incorporated herein by reference. Such consolidated financial statements of Cendant and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

        The financial statements of PHH Corporation for the year ended December 31, 1996, are consolidated with those of Cendant. With respect to the financial statements of PHH Corporation for the year ended December 31, 1996, the Cendant financial statements which are incorporated by reference in this prospectus, have been incorporated by reference in reliance upon the report of KPMG LLP, independent auditors, incorporated herein by reference and upon the authority of such firm as experts in accounting and auditing.


                         FORWARD-LOOKING STATEMENTS

        We make statements about our future results in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements, include, but are not limited to:

o the resolution or outcome of the pending litigation and government investigations relating to the previously announced accounting irregularities;

o uncertainty as to our future profitability and our ability to integrate and operate successfully acquired businesses and the risks associated with such businesses, including the merger that created Cendant and the NPC acquisition;

o our ability to successfully divest non-strategic assets and implement our new Internet strategy;

o our ability to develop and implement operational and financial systems to manage rapidly growing operations;

o       competition in our existing and potential future lines of business;

o our ability to obtain financing on acceptable terms to finance our growth strategy and for us to operate within the limitations imposed by financing arrangements; and

o our ability and our vendors', franchisees' and customers' ability to complete the necessary actions to achieve a year 2000 conversion for computer systems and applications.

        We derived the forward-looking statements in this prospectus, including the documents incorporated by reference in this prospectus, from the above factors and from other factors and assumptions, and the failure of such assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. We assume no obligation to publicly correct or update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or if we later become aware that they are not likely to be achieved.

                    WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the commission are available to the public over the Internet at the commission's web site at http:www.sec.gov. You may also read and copy any document we file at the commission at the public reference rooms of the commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the commission at 1-800-SEC-0330 for further information on the public reference rooms.

        The commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange until we sell all of the securities.


o Annual Report on Form 10-K/A for the year ended December 31, 1998, filed on October 13, 1999 with the SEC

o Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999, filed on October 13, 1999 with the SEC

o Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999, filed on October 13, 1999 with the SEC

o       Current Report on Form 8-K dated April 22, 1999

o       Current Report on Form 8-K dated May 25, 1999

o       Current Report on Form 8-K dated June 2, 1999

o       Current Report on Form 8-K dated June 22, 1999

o       Current Report on Form 8-K dated July 9, 1999

o       Current Report on Form 8-K dated July 16, 1999

o       Current Report on Form 8-K dated July 23, 1999

o       Current Report on Form 8-K dated September 16, 1999

o       Current Report on Form 8-K dated October 5, 1999

o The description of our common stock contained in the registration statements on Form 8-A dated July 27, 1984 and August 15, 1989


        You may request a copy of these filings at no cost, by writing or telephoning us at the following:

                                    Investor Relations
                                    Cendant Corporation
                                    9 West 57th Street
                                    New York, NY 10019
                                    Telephone: (212) 413-1800
                                    -------------------------

        You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different information. Neither we nor any underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.




----------------------------------------------------------------------------


                            CENDANT CORPORATION
                             CENDANT CAPITAL II
                            CENDANT CAPITAL III
                             CENDANT CAPITAL IV
                             CENDANT CAPITAL V





                            NEW FELINE PRIDESSM

                                 4,000,000
                         ADDITIONAL FELINE PRIDESSM


                           6.45% TRUST ORIGINATED
                            PREFERRED SECURITIES
                                ("TOPRS"SM)





                                 PROSPECTUS






                                             ,1999

smService Mark of Merrill Lynch & Co., Inc.

---------------------------------------------------------------------------



PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Registration Fee$343,338
*Trustee's Expenses................................$10,000
*Accounting Fees and Expenses......................$100,000
*Legal Fees and Expenses...........................$100,000
*Miscellaneous.....................................$200,000

Total Expenses.....................................$753,338

---------------

* Estimated for purposes of completing the information required pursuant to this Item 14.

    The Company will pay all fees and expenses associated with filing the Registration Statement.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

        As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

        The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.


        Article IV of the Declaration of Trust for the Trusts limit the liability to the Trusts and certain other persons and provides for the indemnification by the Trusts or the Company of Trustees, the Officers, other employees and certain other persons.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) Exhibits



    EXHIBIT NO.                              DESCRIPTION                           PAGE NO.

        1.1          Form of Underwriting Agreement (Standard Provisions)
                     for Debt Securities. (Incorporated by reference to
                     Exhibit 1.1 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        1.2          Form of Underwriting Agreement (Standard Provisions)
                     for Common Stock. (Incorporated by reference to
                     Exhibit 1.2 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        1.3          Form of Underwriting Agreement (Standard Provisions)
                     for Preferred Stock. (Incorporated by reference to
                     Exhibit 1.3 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        3.1          Amended and Restated Certificate of Incorporation of
                     the Registrant (incorporated by reference to Exhibit 3.1
                     to the Registrant's Form 10-Q for the period ended April
                     30, 1996).
        3.2          Form of Amended and Restated Certificate of Incorporation
                     of the Registrant as proposed to be amended (incorporated
                     by reference to Appendix B to the Joint Proxy Statement/
                     Prospectus included as part of the Registration Statement
                     on Form S-4 of the Registrant, Registration No. 333-34517).
        3.3          Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                     Statement, No. 33-44453, on Form S-4 dated December 19, 1991).
        3.4          Form of Amended and Restated By-Laws of the Registrant
                     as proposed to be amended (incorporated by reference to
                     Appendix C of the Registrant's Proxy Statement/Prospectus
                     included as part of the Registration Statement of the
                     Registrant, Registration No. 333-34517).
        4.1          Form of Certificate for the Company's Common Stock,
                     par value $.01 per share. (Incorporated by reference
                     to Exhibit 4.1 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        4.2          Senior Indenture entered between the Company and
                     The Bank of Nova Scotia Trust Company of New York, as
                     Trustee. (Incorporated by reference to Exhibit 4.2 to
                     the Company's Form S-3 Registration Statement No.
                     333-45227)
        4.3          Form of Subordinated Indenture between the
                     Company and The Bank of Nova Scotia Trust Company of
                     New York, as Trustee. (Incorporated by reference to
                     Exhibit 4.3 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        4.4          Certificate of Trust of Cendant Capital II.
                     (Incorporated by reference to Exhibit 4.5 to the
                     Company's Form S-3 Registration Statement No.
                     333-45227)
        4.5          Declaration of Trust of Cendant Capital II.
                     (Incorporated by reference to Exhibit 4.8 to the
                     Company's Form S-3 Registration Statement No.
                     333-45227)
        4.6          Certificate of Trust of Cendant Capital III.
                     (Incorporated by reference to Exhibit 4.6 to the
                     Company's Form S-3 Registration Statement No. 333-45227)
        4.7          Declaration of Trust of Cendant Capital III.
                     (Incorporated by reference to Exhibit 4.9 to the
                     Company's Form S-3 Registration Statement No.
                     333-45227)
        4.8          Certificate of Trust of Cendant Capital IV.
        4.9          Declaration of Trust of Cendant Capital IV.
        4.10         Certificate of Trust of Cendant Capital V.
        4.11         Declaration of Trust of Cendant Capital V.
        4.12         Form of Amended and Restated Declaration of Trust of
                     Cendant Capital II, Cendant Capital III, Cendant
                     Capital IV, and Cendant Capital V.
        4.13         Form of Preferred Securities Guarantee Agreement by
                     Cendant Corporation with respect to Cendant Capital
                     II, Cendant Capital III, Cendant Capital IV, and
                     Cendant Capital V.
        4.14         Form of Purchase Contract Agreement between Cendant
                     Corporation and Bank One Trust Company, N.A., as
                     Purchase Contract Agent.
        4.15         Form of Pledge Agreement among Cendant Corporation,
                     The Chase Manhattan Bank, as Collateral Agent, and
                     Bank One Trust Company, N.A., as Purchase Contract
                     Agent.*
        4.16         Form of Supplemental Indenture among Cendant
                     Corporation and the Bank of Nova Scotia Trust Company
                     of New York as Indenture Trustee.*
        4.17         Form of Senior Debenture (included as part of Exhibit
                     4.16).*
        4.18         Form of Preferred Security Certificate (included as
                     part of Exhibit 4.12).
        4.19         Form of Income PRIDES certificate (included as part of
                     Exhibit 4.14).
        4.20         Form of Growth PRIDES certificate (included as part of
                     Exhibit 4.14).
        5.1          Opinion of Eric J. Bock, Esq. regarding the legality
                     of the Securities being registered by the Company
                     hereby.
        5.2          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                     regarding the legality of the Securities being
                     registered by the Cendant Trusts hereby.
        8.1          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                     regarding tax matters.
        12.1         Statement re:  Computation of Earnings to Fixed Charges.
        23.1         Consent of Deloitte & Touche LLP related to the
                     financial statements of Cendant Corporation.
        23.2         Consent of KPMG LLP related to the financial
                     statements of PHH Corporation.
        24.1         Power of Attorney.*
        25.1         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of The Bank of Nova Scotia Trust
                     Company of New York, as Trustee for the Debentures.
        25.2         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities of Cendant
                     Capital II.
        25.3         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities Guarantee of
                     Cendant Capital II.
        25.4         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities of Cendant
                     Capital III.
        25.5         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities Guarantee of
                     Cendant Capital III.
        25.6         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities of Cendant
                     Capital IV.
        25.7         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities Guarantee of
                     Cendant Capital IV.
        25.8         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities of Cendant
                     Capital V.
        25.9         Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of Wilmington Trust Company, as
                     Trustee under the Preferred Securities Guarantee of
                     Cendant Capital V.
        99.1         Form of Rights Agreement among Cendant Corporation and
                     Bank One Trust Company, N.A.

*     Previously filed.




ITEM 17. UNDERTAKINGS.

        (a)  The Undersigned Registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i) The undersigned Registrants hereby undertake that:

               (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 13, 1999.


                            CENDANT CORPORATION




                                            By:/s/James E. Buckman
                                               -----------------------------
                                                   James E. Buckman
                                                   Vice Chairman
                                                   General Counsel and
                                                   Director






        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                                  TITLE                         DATE
         ---------                                  -----                         ----


            *                           Chairman of the Board, President,    October 13, 1999
_____________________________             Chief Executive Officer and
Henry R. Silverman)                       Director


            *
_____________________________           Vice Chairman, General Counsel and   October 13, 1999
(James E. Buckman)                        Director


            *
_____________________________           Vice Chairman and Director           October 13, 1999
(Stephen P. Holmes)


            *
_____________________________           Vice Chairman and Director           October 13, 1999
(Michael P. Monaco)


            *                           Senior Executive Vice President
_____________________________             and Chief Financial Officer        October 13, 1999
(David M. Johnson)                        (Principal Financial
                                          Officer)


/s/ Jon F. Danski
_____________________________
   (Jon F. Danski)                      Executive Vice President and
                                          Chief Accounting Officer           October 13, 1999
                                          (Principal Accounting Officer)


            *
_____________________________           Director                             October 13, 1999

  (Robert D. Kunisch)


            *                           Director                             October 13, 1999
_____________________________
      (John D. Snodgrass)


            *                           Director                             October 13, 1999
_____________________________
      (Leonard S. Coleman)


            *
_____________________________           Director                             October 13, 1999
      (Martin L. Edelman)


            *
_____________________________           Director                             October 13, 1999
      (Dr. Carole G. Hankin)


            *
_____________________________           Director                             October 13, 1999
 (The Rt. Hon. Brian Mulroney,
  P.C., LL.D.)


            *
_____________________________           Director                             October 13, 1999
      (Robert W. Pittman)


            *
_____________________________           Director                             October 13, 1999
      (Leonard Schutzman)


            *
_____________________________           Director                             October 13, 1999
      (Robert F. Smith)


            *
_____________________________           Director                             October 13, 1999
      (Robert E. Nederlander)



*By:/s/ Eric J. Bock
    _________________________
    (Eric J. Bock)
    attorney-in-fact





                                SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Cendant Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 13, 1999.


                                            CENDANT CAPITAL II



                                            By:/s/Michael P. Monaco
                                               ______________________________
                                                  Michael P. Monaco,
                                                  Trustee


                                            By:/s/James E. Buckman
                                               ______________________________
                                                  James E. Buckman,
                                                  Trustee







                                SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Cendant Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 13, 1999.

                                            CENDANT CAPITAL III


                                            By:/s/Michael P. Monaco
                                               _____________________________
                                                 Michael P. Monaco,
                                                 Trustee


                                            By:/s/James E. Buckman
                                               _____________________________
                                                  James E. Buckman,
                                                  Trustee








                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cendant Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 13, 1999.

                                            CENDANT CAPITAL IV


                                            By:/s/Michael P. Monaco
                                               _____________________________
                                                  Michael P. Monaco,
                                                  Trustee


                                            By:/s/James E. Buckman
                                               _____________________________
                                                  James E. Buckman,
                                                  Trustee







                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cendant Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 13, 1999.

                                            CENDANT CAPITAL V


                                            By:/s/Michael P. Monaco
                                               _____________________________
                                                  Michael P. Monaco,
                                                  Trustee


                                            By:/s/James E. Buckman
                                               _____________________________
                                                  James E. Buckman,
                                                  Trustee







                               EXHIBIT INDEX



  EXHIBIT NO.                    DESCRIPTION                       PAGE NO.
  -----------                    -----------                       --------


      1.1 Form of Underwriting Agreement (Standard Provisions) for Debt Securities.
                   (Incorporated by reference to
                   Exhibit 1.1 to the Company's Form
                   S-3 Registration Statement No.
                   333-45227)
      1.2          Form of Underwriting Agreement (Standard
                   Provisions) for Common Stock.
                   (Incorporated by reference to
                   Exhibit 1.2 to the Company's Form
                   S-3 Registration Statement No.
                   333-45227)
      1.3 Form of Underwriting Agreement (Standard Provisions) for Preferred Stock.
                   (Incorporated by reference to
                   Exhibit 1.3 to the Company's Form
                   S-3 Registration Statement No.
                   333-45227)
      3.1          Amended and Restated Certificate of
                   Incorporation of the Registrant
                   (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the period ended April 30, 1996).
      3.2 Form of Amended and Restated Certificate of Incorporation of the Registrant as proposed to be amended (incorporated by reference to Appendix B to the Joint
                   Proxy Statement/Prospectus included as
                   part of the Registration Statement
                   on Form S-4 of the Registrant,
                   Registration No. 333-34517).
      3.3          Amended and Restated By-Laws of the
                   Registrant (incorporated by reference to
                   Exhibit 3.2 to the Registrant's Registration
                   Statement, No. 33-44453, on Form S-4 dated
                   December 19, 1991).
      3.4 Form of Amended and Restated By-Laws of the Registrant as proposed to be amended (incorporated by reference to Appendix C of the Registrant's Proxy Statement/Prospectus included as part of the Registration
                   Statement of the Registrant, Registration No.
                   333-34517).
      4.1          Form of Certificate for the Company's
                   Common Stock, par value $.01 per
                   share. (Incorporated by reference to
                   Exhibit 4.1 to the Company's Form
                   S-3 Registration Statement No.
                   333-45227)
      4.2          Senior Indenture entered between
                   the Company and The Bank of Nova
                   Scotia Trust Company of New York, as
                   Trustee. (Incorporated by reference
                   to Exhibit 4.2 to the Company's Form
                   S-3 Registration Statement No.
                   333-45227)
      4.3          Form of Subordinated Indenture between
                   the Company and The Bank of
                   Nova Scotia Trust Company of New
                   York, as Trustee. (Incorporated by
                   reference to Exhibit 4.3 to the
                   Company's Form S-3 Registration
                   Statement No. 333-45227)
      4.4          Certificate of Trust of Cendant
                   Capital II. (Incorporated by
                   reference to Exhibit 4.5 to the
                   Company's Form S-3 Registration
                   Statement No. 333-45227)
      4.5          Declaration of Trust of Cendant
                   Capital II. (Incorporated by
                   reference to Exhibit 4.8 to the
                   Company's Form S-3 Registration
                   Statement No. 333-45227)
      4.6          Certificate of Trust of Cendant
                   Capital III. (Incorporated by
                   reference to Exhibit 4.6 to the
                   Company's Form S-3 Registration
                   Statement No. 333-45227)
      4.7          Declaration of Trust of Cendant
                   Capital III. (Incorporated by
                   reference to Exhibit 4.9 to the
                   Company's Form S-3 Registration
                   Statement No. 333-45227)
      4.8          Certificate of Trust of Cendant Capital IV.
      4.9          Declaration of Trust of Cendant Capital IV.
      4.10         Certificate of Trust of Cendant Capital V.
      4.11         Declaration of Trust of Cendant Capital V.
      4.12 Form of Amended and Restated Declaration of Trust of Cendant Capital II,
                   Cendant Capital III, Cendant Capital
                   IV, and Cendant Capital V.
      4.13 Form of Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital II, Cendant Capital III, Cendant Capital
                   IV, and Cendant Capital V.
      4.14         Form of Purchase Contract Agreement
                   between Cendant Corporation and Bank
                   One Trust Company, N.A., as Purchase
                   Contract Agent.
      4.15         Form of Pledge Agreement among Cendant
                   Corporation, The Chase Manhattan
                   Bank, as Collateral Agent, and Bank
                   One Trust Company, N.A., as Purchase
                   Contract Agent.*
      4.16         Form of Supplemental Indenture among
                   Cendant Corporation and the Bank of
                   Nova Scotia Trust Company of New
                   York as Indenture Trustee.*
      4.17         Form of Senior Debenture (included as
                   part of Exhibit 4.16).*
      4.18         Form of Preferred Security Certificate
                    (included as part of Exhibit 4.12).
      4.19         Form of Income PRIDES certificate
                   (included as part of Exhibit 4.14).
      4.20         Form of Growth PRIDES certificate
                   (included as part of Exhibit 4.14).
      5.1          Opinion of Eric J. Bock, Esq. regarding
                   the legality of the Securities being
                   registered by the Company hereby.
      5.2          Opinion of Skadden, Arps, Slate,
                   Meagher & Flom LLP regarding the
                   legality of the Securities being
                   registered by the Cendant Trusts
                   hereby.
      8.1          Opinion of Skadden, Arps, Slate,
                   Meagher & Flom LLP regarding tax
                   matters.
      12.1         Statement re:  Computation of Earnings
                   to Fixed Charges.
      23.1         Consent of Deloitte & Touche LLP
                   related to the financial statements
                   of Cendant Corporation.
      23.2         Consent of KPMG LLP related to the
                   financial statements of PHH
                   Corporation.
      24.1         Power of Attorney.*
      25.1         Form T-1 Statement of Eligibility under
                   the Trust Indenture Act of 1939 of
                   The Bank of Nova Scotia Trust
                   Company of New York, as Trustee for
                   the Debentures.
      25.2         Form T-1 Statement of Eligibility under
                   the Trust Indenture Act of 1939 of
                   Wilmington Trust Company, as Trustee
                   under the Preferred Securities of
                   Cendant Capital II.
      25.3         Form T-1 Statement of Eligibility under
                   the Trust Indenture Act of 1939 of
                   Wilmington Trust Company, as Trustee
                   under the Preferred Securities
                   Guarantee of Cendant Capital II.
      25.4         Form T-1 Statement of Eligibility under
                   the Trust Indenture Act of 1939 of
                   Wilmington Trust Company, as Trustee
                   under the Preferred Securities of
                   Cendant Capital III.
      25.5         Form T-1 Statement of Eligibility under
                   the Trust Indenture Act of 1939 of
                   Wilmington Trust Company, as Trustee
                   under the Preferred Securities
                   Guarantee of Cendant Capital III.
      25.6         Form T-1 Statement of Eligibility under
                   the Trust Indenture Act of 1939 of
                   Wilmington Trust Company, as Trustee
                   under the Preferred Securities of
                   Cendant Capital IV.
      25.7         Form T-1 Statement of Eligibility
                   under the Trust Indenture Act of
                   1939 of Wilmington Trust Company, as
                   Trustee under the Preferred
                   Securities Guarantee of Cendant
                   Capital IV.
      25.8         Form T-1 Statement of Eligibility
                   under the Trust Indenture Act of
                   1939 of Wilmington Trust Company, as
                   Trustee under the Preferred
                   Securities of Cendant Capital V.
      25.9         Form T-1 Statement of Eligibility
                   under the Trust Indenture Act of
                   1939 of Wilmington Trust Company, as
                   Trustee under the Preferred
                   Securities Guarantee of Cendant
                   Capital V.
      99.1         Form of Rights Agreement among Cendant
                   Corporation and Bank One Trust
                   Company, N.A.



*     Previously filed.